Exhibit 10.14

PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and entered into as of the 22nd day of November, 2004, by and among CATELLUS LAND AND DEVELOPMENT CORPORATION, a Delaware corporation (“CLDC”), CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (“COLP”), CATELLUS RESIDENTIAL GROUP, INC., a California corporation (“CRG”), CATELLUS FINANCE COMPANY, LLC, a Delaware limited liability company (“CFC”), and MISSION BAY S26(a), LLC, a Delaware limited liability company (“MB-S26(a)”), as parties of the first part (individually, a “Seller”, and collectively, the “Sellers”), and FOCIL HOLDINGS, LLC, a Delaware limited liability company (“FOCIL Holdings” and together with any permitted designee pursuant to Section 10.13, “Buyer”). Reference to the “Applicable Seller” or “Applicable Sellers” with respect to a particular Project Asset shall mean the Seller or Sellers that own such Project Asset.

RECITALS

A. Sellers are the owners, directly and indirectly, of each of the “Project Assets” (which, as used herein, means the “Mission Bay Assets”, “West Bluffs Assets”, “Santa Fe Depot Assets”, and “Seller Alameda (Bayport) Assets”, each as described below).

(i)

Mission Bay. “Mission Bay Assets” means collectively, (a) that certain land, located in San Francisco, California depicted and described in Schedule 1-A, together with all easements, rights-of-way, and appurtenances benefiting such land (the “Mission Bay Land”), (b) all of the Applicable Sellers’ right, title and interest in any and all improvements, structures and fixtures now or on the “Closing Date” (as hereinafter defined) located upon the Mission Bay Land (the “Mission Bay Improvements”), (c) all of the Applicable Sellers’ right, title and interest in any and all tangible personal property now or on the Closing Date located on or used with respect to the Mission Bay Land and Mission Bay Improvements, excluding (I) all “FF&E” (as hereinafter defined) located at the “Mission Bay Office” (as hereinafter defined) or at any other office of the Applicable Sellers or their Affiliates for the Mission Bay Land, and (II) all tangible personal property located at the Mission Bay Marketing Office located within the building commonly known as the Glassworks Building (the “Mission Bay Personal Property”), (d) all of the Applicable Sellers’ right, title and interest in (I) any “Reimbursement and Payment Rights” (as hereinafter defined) and any “Entitlements” (as hereinafter defined) which in either case pertain to the Mission Bay Development Area, (II) the “Continuing Contracts” (as hereinafter defined) relating to the Mission Bay Land, the Mission Bay Improvements, the Mission Bay Personal Property and the other “Mission Bay Intangible Property” (as hereinafter defined), and (III) any governmental permits, licenses, and other approvals, indemnification agreements, warranties and guarantees that the Applicable Sellers have received in connection with any work or services performed with respect to the Mission Bay Land or the Mission Bay Improvements, or any maps, studies and reports (excluding any analyses conducted solely for the internal purposes of the Applicable Sellers which are confidential), plans and specifications, “SB 800 Documents” (as hereinafter defined), trade names (excluding the name “Catellus”), advertising and marketing materials, telephone exchange numbers and other intangible personal property related to the Mission Bay Land, the Mission Bay Improvements or Mission Bay Personal Property, excluding the items specified on Schedule A-1 and including the items specified on Schedule B-1, and (e) any and all rights, claims and causes of action the Applicable Sellers may have against governmental entities, present and former owners of real property adjacent to any Mission Bay Land, and other third parties in connection with those Mission Bay Assets described in the foregoing subsections (a) through (d) (collectively, the items in (d) and (e), the “Mission Bay Intangible Property”). The Applicable Sellers of the Mission Bay Assets are CLDC, COLP, and MB-S26(a). The depiction in Schedule 1-A shall identify all of the real property located within the Mission Bay Development Area which constitutes “Mission Bay Retained Property” (as hereinafter defined) or property previously sold by Sellers to unrelated third parties. The Mission Bay Land constitutes all of the real property located within the Mission Bay Development Area other than (x) Mission Bay Retained Property, (y) property previously sold by Sellers to unrelated third parties, and (z) all dedicated public areas and rights-of-way.

(ii)

West Bluffs. “West Bluffs Assets” means collectively, (a) that certain land, located in Playa Del Rey, California and described in Schedule 2-A, together with all easements, rights-of-way, and appurtenances benefiting such land (the “West Bluffs Land”), (b) all of the Applicable Seller’s right, title and interest in any and all improvements, structures and fixtures now or on the Closing Date located upon the West Bluffs Land (the “West Bluffs Improvements”), (c) all of the Applicable Seller’s right, title and interest in any and all tangible personal property now or on the Closing Date located on or used with respect to the West Bluffs Land and West Bluffs Improvements, excluding all FF&E located in the offices of the Applicable Seller or any of its Affiliates for the West Bluffs Land (the “West Bluffs Personal Property”), (d) all of the Applicable Seller’s right, title and interest in (I) any Reimbursement and Payment Rights and any Entitlements which in either case pertain to the West Bluffs Land and the West Bluffs Improvements, (II) the Continuing Contracts relating to the West Bluffs Land, the West Bluffs Improvements, the West Bluffs Personal Property, and the other “West Bluffs Intangible Property” (as hereinafter defined), and (III) any governmental permits, licenses, and other approvals, indemnification agreements, warranties and guarantees that the Applicable Seller has received in connection with any work or services performed with respect to the West Bluffs Land or the West Bluffs Improvements, or any maps, studies and reports (excluding any analyses conducted solely for the internal purposes of the Applicable Seller which are confidential), plans and specifications, SB 800 Documents, trade names (excluding the name “Catellus”), advertising and marketing materials, telephone exchange numbers and other intangible personal property related to the West Bluffs Land, the West Bluffs Improvements or West Bluffs Personal Property, excluding the items specified on Schedule A-1 and including the items specified on Schedule B-1 and (e) any and all rights, claims and causes of action the Applicable Seller may have against governmental entities, present and former owners of real property adjacent to any West Bluffs Land, and other third parties in connection with those West Bluffs Assets described in the foregoing subsections (a) through (d) (collectively, the items in (d) and (e), the “West Bluffs Intangible Property”). The Applicable Seller of the West Bluffs Assets is CRG.

(iii)

Santa Fe Depot. “Santa Fe Depot Assets” means collectively, (a) that certain land, located in San Diego, California and described in Schedule 3-A, together with all easements, rights-of-way, and appurtenances benefiting such land (the “Santa Fe Depot Land”), (b) all the Applicable Seller’s right, title and interest in any and all improvements, structures and fixtures now or on the Closing Date located upon the Santa Fe Depot Land (the “Santa Fe Depot Improvements”), (c) all of the Applicable Seller’s right, title and interest in any and all tangible personal property now or on the Closing Date located on or used with respect to the Santa Fe Depot Land and Santa Fe Depot Improvements, excluding all FF&E located in the offices of the Applicable Seller or any of its Affiliates for the Santa Fe Depot Land (the “Santa Fe Depot Personal Property”), (d) all of the Applicable Seller’s right, title and interest in (I) any Reimbursement and Payment Rights and any Entitlements which in either case pertain to the Santa Fe Depot Land and the Santa Fe Depot Improvements, (II) the Continuing Contracts, relating to the Santa Fe Depot, the Santa Fe Depot Improvements, the Santa Fe Depot Personal Property, and the other “Santa Fe Depot Intangible Property” (as hereinafter defined), and (III) any governmental permits, licenses, and other approvals, indemnification agreements, warranties and guarantees the Applicable Seller has received in connection with any work or services performed with respect to the Santa Fe Depot Land or the Santa Fe Depot Improvements, or any maps, studies and reports (excluding any analyses conducted solely for the internal purposes of the Applicable Seller which are confidential), plans and specifications, SB 800 Documents, trade names (excluding the name “Catellus”), advertising and marketing materials, telephone exchange numbers and other intangible personal property related to the Santa Fe Depot Land, the Santa Fe Depot Improvements or Santa Fe Depot Personal Property, excluding the items specified on Schedule A-1 and including the items specified on Schedule B-1, and (e) any and all rights, claims and causes of action the Applicable Seller may have against governmental entities, present and former owners of real property adjacent to any Santa Fe Depot Land, and other third parties in connection with those Santa Fe Depot Assets described in the foregoing subsections (a) through (d) (collectively, the items in (d) and (e), the “Santa Fe Depot Intangible Property”). The Applicable Seller of the Santa Fe Depot Assets is COLP.

(iv)	Alameda (Bayport). “Seller Alameda (Bayport) Assets” means collectively, (a) the interest (the “Alameda (Bayport) Venture Interest”) identified in the “Alameda (Bayport) Venture Agreement” (as hereinafter defined) as the interest of “Catellus”, including all of the Applicable Seller’s right, title and interest in, and claims against, the “Alameda (Bayport) Venture” (as hereinafter defined) and, without limitation, all of the Applicable Seller’s rights under the Alameda (Bayport) Venture Agreement (whether to distributions, capital, profits, voting, information, control or otherwise), and (b) the “Alameda (Bayport) Wholly-Owned Assets” (as hereinafter defined). The Applicable Seller of the Alameda (Bayport) Venture Interest is CRG.

B. Sellers desire to sell, and Buyer desires to purchase, the Project Assets on the terms and conditions hereinafter documented. Capitalized terms not otherwise defined in the body of the Agreement shall have the meanings set forth for such terms in Section 11.

NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

1. Purchase and Sale. Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Project Assets, other than the “Excluded Assets” (as hereinafter defined), on the terms and conditions set forth herein, and Buyer shall have a right of first offer to acquire the *** (as hereinafter defined), the *** (as hereinafter defined) and a potential right of first offer to acquire the “UCSF Parcels” (as hereinafter defined), on the terms and conditions set forth herein.

1.1 Excluded Assets. An “Excluded Asset” shall mean each of the “Sold Assets” and the “Other Excluded Assets” (each as hereinafter defined).

1.1.1 Assets Sold Prior to Closing Date. A “Sold Asset” shall mean any Project Asset (or portion thereof) sold by a Seller to an unrelated third party on or before the Closing Date. As used herein, “sold” means recordation of a grant deed in the case of a Wholly-Owned Asset and delivery of an assignment of a membership interest in the case of the Alameda (Bayport) Venture Interest.

1.1.2 Other Excluded Assets. The “Other Excluded Assets” shall mean all other Project Assets (or portion thereof) excluded on or before the Closing Date pursuant to any other provision of this Agreement.

1.2 ***.

1.2.1 At any time during the term (the “First Offer Period”) of the “Development Agreement” (as hereinafter defined), Buyer shall have a right of first offer, in

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

accordance with the terms set forth herein, if the Applicable Seller desires to (i) obtain third-party equity capital for the acquisition or development of the ***, (ii) dispose, prior to vertical construction, of its right, title, and interest in all or substantially all of the *** acquired by the Applicable Seller or any of its Affiliates during the First Offer Period, or (iii) dispose, prior to vertical construction, of its right, or its Affiliates right, to acquire all or substantially all of the *** (collectively, the ***).

1.2.2 If during the First Offer Period, the Applicable Seller desires to proceed with any of the ***, then the Applicable Seller shall give written notice of such intention to Buyer (“Proposed Investment Notice”), which Proposed Investment Notice shall set forth the “Basic Terms” (as hereinafter defined) of the proposed *** and a transaction summary. Once a Proposed Investment Notice has been delivered to Buyer, the Applicable Seller may not proceed with any *** other than with Buyer until the first offer process set forth in this Section 1.2 has been concluded. As used herein, “Basic Terms” means (i) if the proposed *** is to dispose of the ***, or to dispose of the right to acquire the ***, the proposed purchase price, the amount of cash payable by the purchaser at the closing, the amount and terms of the purchase money financing, if any, evidencing a portion of the purchase price and security for such promissory note, any other material economic terms of the proposed acquisition, and the estimated closing date of the transaction, or (ii) if the proposed *** is to obtain third-party equity capital for the acquisition or development of the ***, the material economic and management terms of any joint venture arrangement with the Applicable Seller, including, the amount of equity capital to be provided by the investor at closing and in the future, the rights of the equity investor with respect to the development and sale of the ***, and the distributions to the members of such joint venture.

1.2.3 Buyer shall then have *** days (the “Preliminary Election Period”) after the giving of the Proposed Investment Notice to indicate its interest in participating in the transaction described in the Proposed Investment Notice. Such election shall be made, if at all, by giving written notice (the “Preliminary Interest Notice”) thereof to the Applicable Seller within the Preliminary Election Period. If Buyer timely gives a Preliminary Interest Notice, then Buyer shall have until 5:00 p.m. on the *** day after the Preliminary Election Period (such ***-day period being herein called the “Final Election Period”) to perform due diligence in connection with such proposed investment opportunity and to elect by written notice (the “Election Notice”) to undertake the proposed investment opportunity described in the Proposed Investment Notice, and, within *** business days after the expiration of the Final Election Period, to close the transactions set forth in the Basic Terms pursuant to a purchase agreement (which the parties shall use good faith efforts to negotiate and execute within *** days after the Preliminary Election Period), in the case of clause (i) above, or a limited liability company agreement, in the case of clause (ii) above, to be reasonably agreed upon by the Applicable Seller and Buyer (the “New Acquisition/JV Terms”), provided that the failure of the parties to execute such agreement within *** days after the Preliminary Election Period shall not waive any of the rights, or release any of the obligations, of the parties set forth herein.

1.2.4 If Buyer fails to give the Preliminary Interest Notice during the Preliminary Election Period or the Election Notice during the Final Election Period (or if Buyer affirmatively declines in writing the opportunity to participate), then Buyer shall be deemed to

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

have given notice (a “Rejection Notice”) of its rejection of the proposed investment opportunity as of the “Rejection Date” (which, as used herein, means the following date, as applicable: (a) the date, if any, Buyer affirmatively declines in writing the opportunity to participate, (b) the last day of the Preliminary Election Period if Buyer fails to timely provide a Preliminary Interest Notice or to give the notice described in clause (a), or (c) the last day of the Final Election Period if Buyer timely provides the Preliminary Interest Notice, but fails to timely provide the Election Notice or to give the notice described in clause (a)).

1.2.5 If Buyer is deemed to have given a Rejection Notice, then the Applicable Seller may consummate the proposed *** at any time or times during the period (the “Closing Period”) that commences on the first day after the Rejection Date and ends on the date that is *** after the Rejection Date, upon sale or joint venture terms, as applicable, which are not materially more favorable, when considered as a whole, to the third party as the Basic Terms contained in the Proposed Investment Notice (it being understood that a sale for a price no less than *** of the price set forth in the Basic Terms shall not be considered materially more favorable for this purpose), but if the proposed *** on such terms is not consummated within such period, then the rights of Buyer to notice and to participate as provided above will continue as to any other *** during the First Offer Period; provided, however, that the Preliminary Election Period shall be reduced to five business days if the Applicable Seller changes the Basic Terms during the Closing Period.

1.3 Parcel 40.

1.3.1 Parcel 40 Transfer Timing. “Parcel 40” means that portion of the Mission Bay Land set forth on Schedule 1.3.1 (the “Parcel 40 Schedule”). The transfer of Parcel 40 is being deferred to provide the Applicable Seller additional time to undertake the lot line adjustment described on the Parcel 40 Schedule (the “Parcel 40 Lot Line Adjustment”) with respect to Parcel 40 and to satisfy the other conditions in Section 1.3.3, which the Applicable Seller shall use commercially reasonable efforts to do prior to March 31, 2005. The transfer of Parcel 40 shall occur on the date (the “Parcel 40 Transfer Date”) that such conditions are satisfied (or waived in writing by Buyer), but in no event shall the Parcel 40 Transfer Date be later than December 31, 2005, as such date may be extended, from time to time, in the sole and absolute discretion of Buyer (the “Parcel 40 Outside Date”). Although the fee owner of Parcel 40 is COLP, the beneficial owner of Parcel 40 is CLDC and, for purposes of this Agreement, the Applicable Seller of Parcel 40 shall be deemed to be CLDC.

1.3.2 Management of Parcel 40. During the period between the Closing Date and the Parcel 40 Transfer Date, the Applicable Seller shall take such action with respect to Parcel 40 as is reasonably requested by Buyer to give Buyer, to the maximum extent possible, the rights Buyer would have had if Buyer owned Parcel 40 in fee, including (i) causing the “Development Manager” (as hereinafter defined) to manage and operate Parcel 40 in accordance with the Development Agreement, (ii) refraining from taking any action with respect to Parcel 40 which would change the amounts set forth in the “Updated Pro Forma” (as hereinafter defined), except as may otherwise be agreed-upon in writing by Buyer, and (iii) not selling, leasing, encumbering or otherwise transferring (or entering into any agreement to do so) Parcel 40, without Buyer’s approval (which approval shall not be unreasonably withheld as to easements which are required in the ordinary course of the development of the adjacent property and do not

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

have an adverse effect on the development, operation or value of Parcel 40). Buyer shall assume responsibility for the payment of real property taxes and assessments for Parcel 40 in the same manner as the other Mission Bay Land and the prorations conducted under Section 5.4 shall be made in the same manner for Parcel 40 as they are made for the other Mission Bay Land.

1.3.3 Funding; Parcel 40 Transfer Conditions and Remedies. The portion of the Purchase Price attributable to Parcel 40 shall be fully funded at Closing, provided that if on or before the Parcel 40 Outside Date, the Applicable Seller has failed to satisfy the “Parcel 40 Transfer Conditions” (as hereinafter defined), then the Applicable Seller shall retain title to Parcel 40 and pay to Buyer within three (3) business days of the Parcel 40 Outside Date the “Parcel 40 Repurchase Amount” (as hereinafter defined); and concurrently with such payment (but not sooner than two business days after Sellers’ written request), to the extent transferred to Buyer by the Applicable Seller on the Closing Date, Buyer will transfer to the Applicable Seller the Commercial Industrial Uses (which equals *** net leasable square feet), and the parking associated with such uses (subject to Section 1.8.2), allocated to Parcel 40. The “Parcel 40 Transfer Conditions” are to (i) complete the Parcel 40 Lot Line Adjustment and record the same as a legal lot and create a separate APN for Parcel 40, (ii) deliver to Buyer (x) a Deed to Parcel 40 in accordance with Sections 4.1 and 5.1 (and cause the same to be recorded), (y) all documents under Section 5 insofar as the same relate to Parcel 40, and (z) an owner’s policy and “Binder” (as defined in the Escrow Instructions) for Parcel 40 in accordance with the Escrow Instructions with coverage in the amount of the Purchase Price attributable to Parcel 40 and with no exceptions to title other than the exceptions as shown in the Marked-Up PTR for Parcel 40 and such other exceptions as may be permitted under Section 1.3.2, (iii) satisfy the conditions of Sections 4 and 6 as of the Parcel 40 Transfer Date insofar as the same relate to Parcel 40, and (iv) cause COLP to enter into (and COLP hereby agrees to enter into) a lease or easement on terms reasonably satisfactory to Buyer (which does not increase Buyer’s costs or liabilities under this Agreement) pursuant to which (x) Buyer will lease or grant an easement to COLP with respect to that portion of Parcel 40 that is encroached upon by the existing building located on Parcel 38 sufficient to satisfy the requirements set forth in the Notice of Special Restrictions dated June 30, 1999 (“Notice of Special Restrictions”), executed by Catellus Development Corporation, a Delaware corporation, and subsequently merged into COLP (“CDC”) in favor of the City and County of San Francisco, and (y) COLP agrees to obtain a release of Parcel 40 from the Notice of Special Restrictions from the City and County of San Francisco within a time frame that is reasonably acceptable to Buyer, provided that each of Buyer and COLP shall pay its allocable portion (as reasonably determined by the parties) of any costs incurred in demolishing the encroaching building. If the Parcel 40 Lot Line Adjustment is completed prior to the Parcel 40 Outside Date, then the Applicable Seller shall cause the Parcel 40 Transfer Conditions to be satisfied promptly and prior to the Parcel 40 Outside Date. In addition to any other right or remedy set forth in this Agreement or otherwise available at law, by statute or in equity, including enforcing payment of the Parcel 40 Repurchase Amount to Buyer, Buyer shall have the right to specifically enforce this Section 1.3 and, in addition, the Development Manager shall be liable for any breach by the Applicable Seller up to the amount of any fees theretofore paid or thereafter payable to the Development Manager under the Development Agreement (and the Development Manager hereby waives any suretyship or guarantor defenses that may otherwise apply).

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1.3.4 Parcel 40 Repurchase Amount. As used herein, the “Parcel 40 Repurchase Amount” means the sum of (1) the total amount of out-of-pocket expenses incurred by Buyer in connection with Parcel 40 (including (a) *** [i.e., the portion of the Purchase Price allocable to Parcel 40 that is not funded by the loan being made concurrently herewith by “CF Capital” (as hereinafter defined)]), (b) interest accrued on the portion of the loan used to fund such portion of the Purchase Price, and (c) the real estate taxes and assessments for Parcel 40, but not including legal fees in connection with the Closing of this Agreement), together with a return thereon equal to *** per annum, compounded quarterly, from November 1, 2004 to the date the Parcel 40 Repurchase Amount is paid, and (2) *** (i.e., the portion of the Purchase Price allocable to Parcel 40 that is funded by the loan being made concurrently herewith by CF Capital).

1.4 UCSF Lease Option.

1.4.1 Regents Ground Lease LOI. The “UCSF Parcels” shall mean those parcels located within the Mission Bay Development Area as set forth on Schedule 1.4.1 (the “UCSF Parcel Schedule”). COLP is negotiating a letter of intent between COLP, as potential landlord, and the Regents of the University of California (“Regents”), as potential tenant, with respect to a ground lease of the UCSF Parcels. A draft of such letter of intent (the “Draft UCSF LOI”) is attached as part of the UCSF Parcel Schedule, and has been approved by Buyer, except that either such letter of intent shall be modified, or the ground lease and other documents executed pursuant to such letter of intent shall be drafted, to reflect the following (and for purposes of this Agreement, the “Draft UCSF LOI” shall be deemed to be modified as follows): (1) Buyer shall have the right and obligation to construct the Required Infrastructure, and (2) the obligation to construct Infrastructure (including the commencement thereof) shall be subject to force majeure and other matters beyond the reasonable control of Buyer (“Unavoidable Delays”). COLP shall have the right to modify, alter or supplement the terms of the Draft UCSF LOI in entering into a final ground lease with Regents (such ground lease, the “Binding UCSF Ground Lease”) and any other document (including any agreement between Regents and the Redevelopment Agency of the City and County of San Francisco [the “RDA”] over which COLP has approval), provided that (i) such modification, alteration or supplement does not create any liability or adverse impact on Buyer not contemplated by the Draft UCSF LOI, unless approved by Buyer in writing, and (ii) COLP shall promptly make Buyer whole (so that Buyer receives no less and pays no more than Buyer would have received and paid under the Draft UCSF LOI) in the event of any economic change to what was contemplated by the Draft UCSF LOI. COLP shall not sell, lease or otherwise transfer any interest in the UCSF Parcels except for a ground lease to Regents in substantial accordance with the Draft UCSF LOI (as the same may be modified or supplemented in accordance with this Section 1.4.1) or pursuant to Sections 1.4.2 through 1.4.4. In addition, the Binding UCSF Ground Lease and any ancillary documents executed in connection with the Binding UCSF Ground Lease (or any other ground lease entered into with respect to the UCSF Parcels) shall provide that (A) any payments in lieu of taxes (other than the *** payment to the “Acquisition District” thereunder, with respect to which Buyer shall have all rights to reimbursement), including the interest payments included therein and any marginal cost for infrastructure work which Regents are obligated to pay (collectively, the “Infrastructure Payments”) shall be made directly to Buyer, and (B) Buyer shall be a third party beneficiary of such Infrastructure Payments. Subject to this Section 1.4.1, Buyer is assuming the “Infrastructure” (as defined in the Mission Bay South OPA) obligations

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

associated with the UCSF Parcels set forth in the infrastructure plan attached to the Mission Bay South OPA. Buyer shall comply with the obligations to construct Infrastructure and related timelines in the Draft UCSF LOI and, in particular, shall commence construction of the “Required Infrastructure” (as defined in the Draft UCSF LOI) promptly following its receipt of the “Development Notice” (as described in the Draft UCSF LOI) and in no event later than two years prior to the “Initial Purchase Option Date” (as defined in the Draft UCSF LOI), subject to Unavoidable Delays; provided, however, that Buyer shall not be required to commence construction if it provides acceptable security to UCSF or UCSF otherwise agrees in writing. In no event is Buyer assuming responsibility for providing the security required to be supplied by CDX under the paragraph of the Draft UCSF LOI captioned “TENANT’S SELF HELP-INFRASTRUCTURE CONSTRUCTION”. Buyer hereby agrees that if Buyer fails to commence construction or is otherwise unable to obtain UCSF’s agreement to delay construction, then, without limitation on any other rights or remedies provided to Sellers hereunder, (i) COLP shall have the right to construct the Required Infrastructure, (ii) Buyer shall execute such documents (in form reasonably satisfactory to Buyer) with the RDA as may be required by the RDA to allow COLP or its affiliate to build the Required Infrastructure and the right to receive directly from the RDA on a first priority basis all public infrastructure reimbursement under those certain Acquisition Agreements, as amended from time to time (the “Acquisition Agreements”) dated as of June 1, 2001, by and between the RDA and CDC, until such time as COLP shall have been paid in full for all of the costs incurred as a result of the exercise of such self-help remedies (including any personnel or G&A costs, and any penalties, payments made to UCSF or costs incurred by COLP in connection with UCSF’s exercise of its remedies under the Lease for the failure to construct or complete the infrastructure [e.g., cost of the Letter of Credit that COLP is required to furnish to secure the construction of the Required Infrastructure]), and (iii) Buyer shall cooperate to obtain the necessary approval from the RDA to effectuate the foregoing. In the event Buyer fails to obtain the necessary RDA approval to allow COLP or its Affiliates to receive reimbursements directly, then Buyer shall be obligated to turn over to COLP or its Affiliates all public infrastructure reimbursement Buyer receives from the RDA under the Acquisition Agreements on a first priority basis until COLP (or its Affiliate who does the work) has recouped all of its costs incurred as a result of the exercise of such self-help remedies. Promptly after Closing, the parties shall execute documents reasonably satisfactory to COLP and Buyer to effectuate the agreements set forth above.

1.4.2 Future Agreement to Ground Lease; Put/Call. If there is no Binding UCSF Ground Lease or the same has been terminated, then (i) COLP shall have the right (the “Seller UCSF Put Right”), but not the obligation, by written notice to Buyer during the period between the Closing Date and ***, inclusive, to cause Buyer (or an Affiliate of Buyer, at Buyer’s sole discretion) to enter into a ground lease of the UCSF Parcels, as tenant, and COLP, as landlord, on the terms and conditions set forth in the UCSF Parcel Schedule, and (ii) Buyer shall have the right (the “Buyer UCSF Call Right”), but not the obligation, by written notice to COLP during the period between *** and ***, inclusive, to cause COLP to enter into a ground lease of the UCSF Parcels, as landlord, and Buyer, as tenant, ***.

1.4.3 Closing of Put/Call; Conditions to Entering Ground Lease. If (i) COLP has exercised the Seller UCSF Put Right, or (ii) Buyer has exercised the Buyer UCSF Call Right, then Buyer shall have *** days from the date of such action in which to complete due diligence, undertake title and survey review of the UCSF Parcels, and enter into an agreement

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

reflecting the terms set forth on the UCSF Parcel Schedule, and during such period Buyer shall have the right to terminate its obligation to proceed with such transaction if it determines in good faith that there is an unacceptable condition which is material (as determined by Buyer in its good faith discretion) with respect to the UCSF Parcels (as opposed to unfavorable or unacceptable market or economic conditions generally), including any adverse environmental or title condition (except for such title conditions that COLP agrees to remove prior to the closing of such transaction). The parties shall negotiate such agreement in good faith and the form of the same shall be reasonably satisfactory to Buyer and COLP. COLP shall provide leasehold and option title insurance policies to Buyer for the UCSF Parcels, in such form as Buyer shall request, subject to customary and reasonable non-monetary encumbrances that will not adversely impact the development, operation or value of the UCSF Parcels, provided, however, that COLP shall not be obligated to remove title exceptions other than voluntary encumbrances placed on the UCSF Parcels by COLP or its Affiliates and monetary liens, and Buyer shall have no obligation to enter into such agreement if COLP elects not to remove title exceptions to which Buyer reasonably objects. In the event that Regents does not enter into a Binding UCSF Ground Lease, the owner of the UCSF Parcels shall be entitled to build up to but no more than *** net leasable square feet of “Commercial Industrial Uses” (as defined in the Mission Bay Redevelopment Plan). If Buyer has not acquired an interest in the UCSF Parcels, Buyer shall not process projects in the Mission Bay Development Area that would result in less than *** of net leasable square feet of Commercial Industrial Uses being available to the owner of the UCSF Parcels, and the owner of the UCSF Parcels shall retain its right to the parking allocated to the UCSF Parcels in Section 1.8.2.

1.4.4 Right of First Offer. If (i) the Applicable Seller has not exercised the Seller UCSF Put Right, (ii) Buyer has not exercised the Buyer UCSF Call Right, and (iii) the Binding UCSF Ground Lease (if it was entered into) has been terminated, then at any time during the period (the “UCSF First Offer Period”) on or after ***, Buyer shall have a right of first offer with respect to any sale, lease or other transfer of the UCSF Parcels, in accordance with the right of first offer provisions of Section 1.2, mutatis mutandis (and, without limitation, for this purpose, the First Offer Period therein shall mean the UCSF First Offer Period).

1.4.5 ***.

1.5 Santa Fe Depot Assets.

1.5.1 Santa Fe Depot Timing. To the extent the Applicable Seller has not obtained on the applicable Closing Date the consent of the Redevelopment Agency of the City of San Diego (the “Missing Santa Fe Depot Consent”) with respect to those agreements set forth on Schedule 1.5, the transfer of the Santa Fe Depot Assets shall be deferred to provide the Applicable Seller additional time to obtain the Missing Santa Fe Depot Consent and to satisfy the other conditions in Section 1.5.3, which the Applicable Seller shall use commercially reasonable efforts to do prior to the “Santa Fe Depot Outside Date” (which, as used herein, means the date that is 120 days after the Closing Date, as such date may be extended in the sole and absolute discretion of Buyer). The transfer of the Santa Fe Depot Assets shall occur on the date (the “Santa Fe Depot Transfer Date”) that such conditions are satisfied (or waived in writing by Buyer), but in no event shall the Santa Fe Depot Transfer Date be later than the Santa Fe Depot Outside Date.

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1.5.2 Management of Santa Fe Depot Assets. During the period between the Closing Date and the Santa Fe Depot Outside Date, the Applicable Seller shall take such action with respect the Santa Fe Depot Assets as is reasonably requested by Buyer to give Buyer, to the maximum extent possible, the rights Buyer would have had if Buyer owned the Santa Fe Depot Assets in fee, including (i) causing the Development Manager to manage and operate the Santa Fe Depot Assets in accordance with the Development Agreement, (ii) refraining from taking any action with respect to the Santa Fe Depot Assets which would change the amounts set forth in the Updated Pro Forma, except as may otherwise be agreed-upon in writing by Buyer, or unless the same is adjusted pursuant to Section 5.4.7, (iii) not selling, leasing, encumbering or otherwise transferring (or entering into any agreement to do so) the Santa Fe Depot Assets, without Buyer’s approval, and (iv) obtaining Buyer’s approval over any changes to the forms of any Consents or assignment documents (as the same have been agreed upon by Buyer and the Applicable Seller as of the date hereof) required in connection with the transfer of the Santa Fe Depot Assets to Buyer. Buyer shall assume responsibility for the payment of real property taxes and assessments for the Santa Fe Depot Assets in the same manner as the other Project Assets and the prorations conducted under Section 5.4 shall be made in the same manner for the Santa Fe Depot Assets as they are made for the other Project Assets.

1.5.3 Funding; Santa Fe Depot Transfer Conditions and Remedies. The portion of the Purchase Price attributable to the Santa Fe Depot Assets shall be fully funded at Closing, provided that if on or before the Santa Fe Depot Outside Date the Applicable Seller has failed to satisfy the “Santa Fe Depot Transfer Conditions” (as hereinafter defined), then the Applicable Seller shall retain title to the Santa Fe Depot Assets and pay to Buyer within three business days of the Santa Fe Depot Outside Date the “Santa Fe Depot Repurchase Amount” (as hereinafter defined). The “Santa Fe Depot Transfer Conditions” are to (i) obtain the Missing Santa Fe Depot Consent, (ii) deliver to Buyer (x) a Deed to the Santa Fe Depot Land in accordance with Sections 4.1 and 5.1 (and cause the same to be recorded), (y) all documents under Section 5 insofar as the same relate to the Santa Fe Depot Assets, and (z) an owner’s policy and “Binder” (as defined in the Escrow Instructions) for the Santa Fe Depot Land in accordance with the Escrow Instructions with coverage in the amount of the Purchase Price attributable to the Santa Fe Depot Land and with no exceptions to title other than the exceptions as shown in the Marked-Up PTR for the Santa Fe Depot Land and such other exceptions as may be permitted under Section 1.5.2, and (iii) satisfy the conditions of Sections 4 and 6 as of the Santa Fe Depot Transfer Date insofar as the same relate to the Santa Fe Depot Assets. If the Missing Santa Fe Depot Consent is obtained prior to the Santa Fe Depot Outside Date, then the Applicable Seller shall cause the Santa Fe Depot Transfer Conditions to be satisfied promptly and prior to the Santa Fe Depot Outside Date. In addition to any other right or remedy set forth in this Agreement or otherwise available at law, by statute or in equity, including enforcing payment of the Santa Fe Depot Repurchase Amount to Buyer, Buyer shall have the right to specifically enforce this Section 1.5 and, in addition, the Development Manager shall be liable for any breach by the Applicable Seller up to the amount of any fees theretofore paid or thereafter payable to the Development Manager under the Development Agreement (and the Development Manager hereby waives any suretyship or guarantor defenses that may otherwise apply).

1.5.4 Santa Fe Depot Land Repurchase Amount. As used herein, the “Santa Fe Depot Repurchase Amount” means the sum of (1) the total amount of out-of-pocket expenses incurred by Buyer in connection with Santa Fe Depot Assets (including (a) *** [i.e., the portion of the Purchase Price allocable to Santa Fe Depot Assets that is not funded by the loan being made concurrently herewith by CF Capital], (b) interest accrued on the portion of the loan used to fund such portion of the Purchase Price, and (c) the real estate taxes and assessments for the Santa Fe Depot Land, but not including legal fees in connection with the Closing of this Agreement), together with a return thereon equal to *** per annum, compounded quarterly, from November 1, 2004 to the date the Santa Fe Depot Repurchase Amount is paid, and (2) *** (i.e., the portion of the Purchase Price allocable to Santa Fe Depot Assets that is funded by the loan being made concurrently herewith by CF Capital).

1.5.5 Santa Fe Depot Covenants Creating Design Restrictions. Upon written request (and at the sole cost) of COLP, Buyer shall assign to COLP all of its right, title and interest in the “Santa Fe Depot Design Covenants” (as hereinafter defined) if each of the following conditions is satisfied: (a) before such request is made, Buyer has (i) acquired the Santa Fe Depot Assets pursuant to Section 1.5.1, including COLP’s rights under the Santa Fe Depot Design Covenants, (ii) transferred ownership of the Santa Fe Depot Assets to a third party (with no right of re-purchase), and (iii) fully satisfied any and all obligations under the Seller Continuing Contracts, or otherwise relating to the Santa Fe Depot Assets, and (b) at the times of such request and transfer (i) COLP remains the owner of the Santa Fe Depot Station, and (ii) any and all consents required for such assignment to COLP have been obtained by COLP. As used herein, the “Santa Fe Depot Design Covenants” means the rights of COLP under those certain Covenants Creating Design Restrictions listed on Schedule 1.5 (including any such right recorded against the Santa Fe Depot Land as contemplated in the Existing Sale Agreement with Bosa Development California I, Inc. relating to the Santa Fe Depot Land).

1.6 ***. At any time during the First Offer Period, Buyer shall have a right of first offer, subject to any rights granted to third parties prior to the date hereof (and Sellers hereby represent and warrant to Buyer that Sellers have no actual knowledge that any such rights exist other than as expressly set forth in this Section 1.6), if the Applicable Seller desires to (i) obtain third-party equity capital for the development of the *** (as hereinafter defined), or (ii) dispose of any portion of the ***, including any air rights and development rights associated therewith, in accordance with the right of first offer provisions set forth in Section 1.2, mutatis mutandis, ***.

1.7 Retained Claims. Notwithstanding the provisions of clause (e) of subsections (i) through (iii) of Recital A and clause (e) of Sections 11.3 and 11.12, each Applicable Seller hereby reserves the right, on a non-exclusive basis with Buyer, to pursue claims against third parties (including insurance companies) for torts and breaches of contract prior to Closing with respect to infrastructure or other work for the applicable Project Asset by such third parties in order to reimburse the Applicable Seller for amounts for which the Applicable Seller is responsible under Section 10.19.1(iii) with respect to the same (excluding any Reimbursement and Payment Rights).

1.8 ARE III.

1.8.1 Sale to Alexandria. CLDC is in the process of negotiating a sale of that certain real property located within the Mission Bay Development Area and as more fully

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

described on Schedule 1.8 (the “Alexandria III Lots”) to Alexandria Real Estate Equities, Inc., a Delaware REIT or one of its Affiliates (“Alexandria”) on the terms (the “Alexandria III Basic Terms”) set forth on Schedule 1.8. At CLDC’s request and upon execution by Alexandria, Buyer shall enter into, and assume the obligations of CLDC under, an agreement (the “ARE III Agreement”) to sell the Alexandria III Lots to Alexandria, provided such agreement is on the Alexandria III Basic Terms and such other terms as may be determined by CLDC, provided that (i) such other terms do not create any liability or adverse impact on Buyer not contemplated by the ARE III Basic Terms, unless approved by Buyer in writing, (ii) the closing thereunder is scheduled to occur no later than (and is not permitted to be extended beyond) June 30, 2005 (the “Alexandria Outside Date”), (iii) no more than *** of net leasable square feet of Commercial Industrial Uses are allocated to Alexandria thereunder, (iv) no more than the parking allocated to Alexandria set forth in Section 1.8.2, ***, and (v) the Alexandria III Agreement shall be substantially consistent with this Section 1.8 and Section 5.5.6 (it being understood that an obligation in the Alexandria III Agreement to share the costs of building the private road between the Alexandria III Lots, Lot 26a and Lot 28 shall be deemed substantially consistent with this Section 1.8 provided that Alexandria is obligated to pay 50% of such costs and each of the Lot 26a Owner and the Lot 28 Owner are obligated to pay 25% of such costs). If the ARE III Agreement modifies, supplements or alters the Alexandria III Basic Terms, CLDC shall promptly make Buyer whole (so that Buyer receives no less and pays no more than Buyer would have paid and received under the Alexandria III Basic Terms). CLDC shall cause CF Capital to cause any financing set forth in the ARE III Basic Terms to be provided to Alexandria under such agreement at no cost to Buyer and such financing shall be the sole and exclusive obligation of the Applicable Seller and its Affiliates. Prior to the Alexandria Outside Date, Buyer shall not make any offer to sell to Alexandria or negotiate for the sale to Alexandria of any portion of the Mission Bay Assets, other than pursuant to this Section 1.8.1. Buyer shall have no further obligation under this Section 1.8.1 after the Alexandria Outside Date.

1.8.2 Additional Life Science Spaces. The Alexandria III Basic Terms include the following allocation of “Additional Life Science Spaces” (as hereinafter defined):

(a) The total amount of Additional Life Sciences Spaces available for allocation hereunder equals 1734. Pursuant to the “ARE Purchase Agreements” (as hereinafter defined), Alexandria has already been allocated 433 parking spaces (the “Initial Alexandria Spaces”) of such Additional Life Science Spaces. Subject to adjustment under subsection (c) below, (i) Alexandria will be allocated up to 1000 parking spaces (the “Total Alexandria Spaces”) out of the Additional Life Science Spaces, including the Initial Alexandria Spaces, and (ii) the total Additional Life Science Spaces less the Total Alexandria Spaces leaves a remainder of up to 734 parking spaces (“Remainder Spaces”) for use on the Mission Bay Development Area which may be further allocated on a parcel-by-parcel basis as follows: (A) ***, (B) Parcel 40 will be entitled to up to *** parking spaces, (C) Parcels 33 and 34 will be entitled to an aggregate total of up to *** parking spaces, and (D) Lot 26a will be entitled to up to *** parking spaces. The foregoing allocation in subsection (a)(ii) of the Remainder Spaces shall be sometimes referred to herein as the “Base Remainder Space Allocation”.

(b) The Additional Life Science Spaces allocation under subsection (a) above is a maximum per parcel allocation. In the event the owners of such parcels

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

either (A) build improvements which do not fully utilize the Base Remainder Space Allocation (for example, if the total improvements constructed on Parcel 40 are *** gross leasable square feet of Life Science Uses, then *** of the Additional Life Science Spaces allocated to such parcel would be deemed unused [*** – 50 = ***]), or (B) develop on such parcels only for non-”Life Science Uses” [as hereinafter defined] (for example, if the improvements on Parcel 40 are developed only as medical office, the *** Additional Life Science Spaces allocated to such parcel cannot be used by the owner of Parcel 40 since such spaces can be used only for Life Science Uses), the unused or remaining parking spaces, to the extent actually available, shall be referred to as “Unused Spaces”. Subject to adjustment under subsection (c) below, the Unused Spaces shall be allocated (on the “Trigger Date” [as hereinafter defined]) as follows: (i) Alexandria gets 50% of the Unused Spaces and (ii) Buyer gets 50% of the Unused Spaces. As provided in subsection (d) below, if after Buyer and the owners of the parcels listed in subsection (a) above have fully developed such parcels there are remaining Unused Spaces, Buyer shall cause its interest in such spaces to be assigned, conveyed or transferred, as applicable, to Alexandria, or, as appropriate, shall agree to restrict the processing of new projects that would utilize Buyer’s interest in such remaining Unused Spaces.

(c) Notwithstanding the anticipated allocation of the Additional Life Science Spaces under subsections (a) and (b) above, it is understood that the owners of *** are entitled to obtain from the RDA a portion of the Additional Life Science Spaces. In the event the owners of *** obtain a portion of the Additional Life Science Spaces (such spaces shall be referred to as ***), the total Additional Life Science Spaces available to allocate under subsections (a)(i), (a)(ii) and (b) above shall be reduced on a pro rata basis. The *** Spaces shall be subtracted from the Additional Life Science Spaces and Alexandria’s share of the total spaces remaining (“New Total Additional Parking”) will be as follows: Alexandria will be allocated (*** of the New Total Additional Parking, but only to the extent such amount is still available (it being understood that the owners of the parcels described above are not entitled to have obtained more than the allocated parking spaces under subsection (a)(ii) above and that the amount allocated to Alexandria above includes the Initial Alexandria Spaces plus any additional spaces Alexandria has obtained); provided in no event shall the Total Alexandria Spaces allocation ever be less than the Initial Alexandria Spaces. For example purposes only, if the owners of *** are allocated *** Additional Life Science Spaces and no other Additional Life Science Spaces have been obtained by other parties, then the total amount of Additional Life Science Spaces would equal ***, of which Alexandria would be allocated *** parking spaces (or *** parking spaces in addition to the Initial Alexandria Spaces) and Buyer would be allocated *** parking spaces. The parties acknowledge that this subsection (c) does not adequately reflect all contingencies in the event the owners of the parcels described above obtain Additional Life Science Spaces prior to the owners of *** obtaining Additional Life Science Spaces, and the parties agree to work in good faith after Closing to revise this subsection (c) to correct the same.

(d) Solely for the purpose of illustrating the application of the formula for allocating the Unused Spaces under subsections (a), (b) and (c) above, the following examples are provided (assuming none of the Remainder Spaces have been claimed):

(i) In the event Parcels 36, 37, 38 and 39 are fully developed as medical office only, upon the issuance of certificates of occupancy for such improvements (the “Trigger Date”), Alexandria would be entitled to an allocation of *** of the

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

*** Unused Spaces and Buyer would be entitled to an allocation of *** of the *** Unused Spaces for Parcels 36, 37, 38 and 39. Buyer would be permitted, in its discretion, to allocate to the owners of Parcel 40, Parcel 33, Parcel 34 or Lot 26a any portion of the *** Unused Spaces allocated to Buyer, as and when Buyer (or its assignee) desires.

(ii) If following the event in (d)(i) above, Parcel 40 is fully developed as commercial office only, on the Trigger Date for Parcel 40, Alexandria would be entitled to an allocation of *** of the *** Unused Spaces and Buyer would be entitled to an allocation of *** of the *** Unused Spaces for Parcel 40. Buyer would be permitted, in its discretion, to allocate to the owners of Parcels 33, 34 or 26a any portion of the *** Unused Spaces allocated to Buyer as and when Buyer (or its assignee) desires.

(iii) If following the events in (d)(i) and (d)(ii) above, Lot 26a is fully developed as commercial office only, on the Trigger Date for Lot 26a, Alexandria would be entitled to an allocation of *** of the *** Unused Spaces and Buyer would be entitled to an allocation of *** of the *** Unused Spaces for Lot 26a. Buyer would be permitted, in its discretion, to allocate to the owners of Parcels 33 and 34 any portion of the *** Unused Spaces allocated to Buyer as and when Buyer (or its assignee) desires.

(iv) Finally, if following the events in (d)(i), (ii) and (iii) above, Parcels 33 and 34 are developed as medical office or commercial office only, on the Trigger Date for Parcels 33 and 34, Alexandria would be allocated all of the *** Unused Spaces for Parcels 33 and 34. Additionally, Buyer (or its assignee) would be obligated to assign, transfer and convey, as applicable, to Alexandria its interest in all Unused Spaces that Buyer (or its assignee) had retained under (d)(i), (ii) and (iii) above but not been able to utilize as a result of having constructed improvements only for non-Life Science Uses on all of such parcels, or, as appropriate, shall agree to restrict the processing of new projects that would utilize Buyer’s interest in such remaining Unused Spaces. Similarly, if (using the above example in this subsection (d)) Parcel 33 and Parcel 34 are developed as *** square feet of gross floor area of Life Science Uses and the balance of such parcels are developed as commercial office, then Buyer will be entitled to use *** Remainder Spaces allocated to such parcels, plus *** of the retained Unused Spaces up to a maximum parking ratio of 2.0 per 1,000 square feet of gross floor area actually constructed on such parcel. Within a reasonable period of time after the Trigger Date for the last building to be developed on Parcels 36, 37, 38, 39, 40, 33, 34 and 26a, any remaining Unused Spaces Buyer was unable to utilize would be allocated from Buyer (or its assignee) to Alexandria.

(e) It is acknowledged that the Additional Life Science Spaces can be accommodated, at the parties’ choice, by utilizing surface lots or by the construction of parking garages. It is also acknowledged that the development of the respective parcels will occur at different times and the need for parking will differ for each owner. Alexandria (as owner of the Alexandria III Lots) will have the right, but not the obligation, to construct one or more parking garages, subject to the provisions of Section 5.5.6, to accommodate the allocated Additional Life Science Spaces as set forth herein. Alexandria shall provide permanent parking for the Remainder Spaces applicable to each owner within 12 months after written request from such owner. If Alexandria has constructed a parking garage or parking garages for all of the Additional Life Science Parking spaces (less any *** spaces), then such parking shall be

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

provided as set forth below in this subsection (e); otherwise, Alexandria shall provide such parking on surface lots, parking facilities or other parking areas of Alexandria in as close proximity to each electing owner’s parcel as possible for market rent pursuant to a lease or easement in form and substance reasonably acceptable to each such owner. In the event Alexandria elects to construct parking garages for all of the Additional Life Science Spaces (less any *** spaces), Alexandria shall enter into a separate agreement in form acceptable to Buyer in its good faith judgment in which Buyer shall have the right, but not the obligation, to lease spaces on terms acceptable to Buyer in its good faith judgment in such garages constructed by Alexandria on a permanent basis at “Prevailing Market Rates” (as hereinafter defined), at a ratio of the number of spaces allocated to Buyer under this Section 1.8. The right to lease spaces (or obtain an easement) in the parking garages constructed by Alexandria shall include the right of Buyer and the owners of the parcels described in this Section 1.8 to lease space in a garage in as close proximity to each such owner’s parcel as possible. Alexandria shall be required to provide Buyer with at least 90 days’ written notice of its intention to lease such spaces in the garage or garages constructed by it. If Buyer elects not to lease spaces in such garage or garages and later decides to exercise its right to lease spaces in such garage or garages, or if Buyer enters into such lease at such time and later desires to change the number of parking spaces it desires to lease from Alexandria, Buyer shall provide 12 months prior notice before Alexandria is obligated to enter into such lease or change the number of spaces allocated to Buyer under the existing lease. For purposes of this Agreement, the “Prevailing Market Rent” shall mean the then current rate applicable to garage facilities in the South of Market Street Area of San Francisco (to be determined at the time of lease commencement), which garages were constructed with similar laws, rules and regulations that govern the conditions under which the garage(s) are constructed by Alexandria. The Prevailing Market Rent shall be adjusted every 2 years during the lease term (easement term) to the then current Prevailing Market Rent.

(f) CLDC shall confirm that either no consent is required to be obtained, or if required, shall obtain such consent, from Alexandria, GAP or Regents in connection with the implementation of this Section 1.8.

(g) This Section 1.8.2 shall not apply if a sale of the Alexandria III Lots to Alexandria does not occur prior to the Alexandria Outside Date.

1.9 Parcel N4a.

1.9.1 Parcel N4a Transfer Timing. “Parcel N4a” means that portion of the Mission Bay Land set forth on Schedule 1.9.1. The transfer of Parcel N4a is being deferred in order to complete the final map for Parcel N4a, and upon such completion, the Applicable Seller shall immediately thereafter cause the Deed to Buyer for Parcel N4a to be recorded and to satisfy the other conditions in Section 1.9.3, which the Applicable Seller shall do as soon as feasible after Closing and no later than December 15, 2004, as such date may be extended, from time to time, in the sole and absolute discretion of Buyer (the “Parcel N4a Outside Date”). The transfer of Parcel N4a shall occur on the date (the “Parcel N4a Transfer Date”) that such conditions are satisfied (or waived in writing by Buyer), but in no event shall the Parcel N4a Transfer Date be later than the Parcel N4a Outside Date. The Applicable Seller of Parcel N4a is CLDC.

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

1.9.2 Management of Parcel N4a. During the period between the Closing Date and the Parcel N4a Transfer Date, the Applicable Seller shall take such action with respect to Parcel N4a as is reasonably requested by Buyer to give Buyer, to the maximum extent possible, the rights Buyer would have had if Buyer owned Parcel N4a in fee, including (i) causing the Development Manager to manage and operate Parcel N4a in accordance with the Development Agreement, (ii) refraining from taking any action with respect to Parcel N4a which would change the amounts set forth in the Updated Pro Forma, except as may otherwise be agreed-upon in writing by Buyer, and (iii) not selling, leasing, encumbering or otherwise transferring (or entering into any agreement to do so) Parcel N4a, without Buyer’s approval (which approval shall not be unreasonably withheld as to easements which are required in the ordinary course of the development of the adjacent property and do not have an adverse effect on the development, operation or value of Parcel N4a). Buyer shall assume responsibility for the payment of real property taxes and assessments for Parcel N4a in the same manner as the other Mission Bay Land and the prorations conducted under Section 5.4 shall be made in the same manner for Parcel N4a as they are made for the other Mission Bay Land.

1.9.3 Funding; Parcel N4a Transfer Conditions and Remedies. The portion of the Purchase Price attributable to Parcel N4a shall be fully funded at Closing, provided that if on or before the Parcel N4a Outside Date, the Applicable Seller has failed to satisfy the “Parcel N4a Transfer Conditions” (as hereinafter defined), then the Applicable Seller shall retain title to Parcel N4a and pay to Buyer within three (3) business days of the Parcel N4a Outside Date the “Parcel N4a Repurchase Amount” (as hereinafter defined); and concurrently with such payment (but not sooner than two business days after Sellers’ written request), to the extent transferred to Buyer by the Applicable Seller on the Closing Date, Buyer will transfer to the Applicable Seller the residential unit entitlements associated with Parcel N4a. The “Parcel N4a Transfer Conditions” are to (i) complete the final map for Parcel N4a, (ii) deliver to Buyer (x) a Deed to Parcel N4a in accordance with Sections 4.1 and 5.1 (and cause the same to be recorded), (y) all documents under Section 5 insofar as the same relate to Parcel N4a, and (z) an owner’s policy and Binder for Parcel N4a in accordance with the Escrow Instructions with coverage in the amount of the Purchase Price attributable to Parcel N4a and with no exceptions to title other than the exceptions as shown in the Marked-Up PTR for Parcel N4a and such other exceptions as may be permitted under Section 1.9.2, (iii) satisfy the conditions of Sections 4 and 6 as of the Parcel N4a Transfer Date insofar as the same relate to Parcel N4a, and (iv) cause the public improvement agreement associated with such parcel to be assigned, in form reasonably acceptable to Buyer, to FOCIL-MB, simultaneously with such transfer. If the final map for Parcel N4a is completed prior to the Parcel N4a Outside Date, then the Applicable Seller shall cause the Parcel N4a Transfer Conditions to be satisfied promptly and prior to the Parcel N4a Outside Date. In addition to any other right or remedy set forth in this Agreement or otherwise available at law, by statute or in equity, including enforcing payment of the Parcel N4a Repurchase Amount to Buyer, Buyer shall have the right to specifically enforce this Section 1.9 and, in addition, the Development Manager shall be liable for any breach by the Applicable Seller up to the amount of any fees theretofore paid or thereafter payable to the Development Manager under the Development Agreement (and the Development Manager hereby waives any suretyship or guarantor defenses that may otherwise apply).

1.9.4 Parcel N4a Repurchase Amount. As used herein, the “Parcel N4a Repurchase Amount” means the sum of (1) the total amount of out-of-pocket expenses incurred by Buyer in connection with Parcel N4a (including (a) *** [i.e., the portion of the Purchase Price allocable to Parcel N4a that is not funded by the loan being made concurrently herewith by CF Capital]), (b) interest accrued on the portion of the loan used to fund such portion of the Purchase Price, and (c) the real estate taxes and assessments for Parcel N4a, but not including legal fees in connection with the Closing of this Agreement), together with a return thereon equal to *** per annum, compounded quarterly, from November 1, 2004 to the date the Parcel N4a Repurchase Amount is paid, and (2) *** (i.e., the portion of the Purchase Price allocable to Parcel 40 that is funded by the loan being made concurrently herewith by CF Capital).

1.10 Legal Description. In the event of a conflict between a legal description and a depiction attached to this Agreement, the parties shall work in good faith to resolve the conflict in a manner consistent with Section 7.1.2(j), and neither the depiction nor the description shall be deemed to control.

2. Purchase Price and Certain Reimbursements. The purchase price shall be $343,300,000, subject to adjustment as provided in Section 2.1 (the “Purchase Price”):

2.1 Purchase Price Adjustment.

2.1.1 True-Up. Pursuant to this Section 2.1.1, the parties will use good faith efforts to agree upon a mutually satisfactory Updated Pro Forma, estimating the amount by which (i) the “Present Value” (as hereinafter defined) of all monetary obligations that are anticipated to be paid or incurred by Buyer or its Affiliates, on or after the Closing Date with respect to the Project Assets (other than Excluded Assets), including any improvement and development costs, real property taxes, permit and Entitlement fees, all interest under the loans made by CF Capital and CFC to Buyer and its Affiliates, development fees under the Development Agreement, any payments under Section 3.1, environmental expenditures, insurance costs, operating and capital expenses, and contributions to the Alameda (Bayport) Venture (collectively, the “Pro Forma Cash Flow Uses”), is less than (ii) the Present Value of all revenues that are expected to be received by Buyer on or after the Closing Date in respect of the Project Asset (other than Excluded Assets), including revenues from the sale of the Project Assets (other than Excluded Assets), rent, amounts received under any Reimbursement and Payment Rights, payments under any promissory notes, and any distributions from the Alameda (Bayport) Venture (collectively, the “Pro Forma Cash Flow Sources”). On the date this Agreement is fully executed and delivered, Sellers shall deliver to Buyer a good faith proposed pro forma (the “Seller Proposed Pro Forma”), indicating (i) the estimated amounts of the Pro Forma Cash Flow Uses and the Pro Forma Cash Flow Sources, (ii) the estimated timing of any payments of the Pro Forma Cash Flow Uses and the estimated timing of any receipts of Pro Forma Cash Flow Sources, (iii) any adjustments to be made to the Purchase Price as a result of any Excluded Assets, or portion thereof, and (iv) the Present Value calculation described above, calculated as of October 31, 2004 (the “Excluded Asset Adjustments”). In the event that Buyer shall disagree with the Seller Proposed Pro Forma, Buyer and Seller shall negotiate in good faith during the period between the date of this Agreement and the Closing Date to resolve any discrepancies and to attempt to agree upon a mutually-acceptable revision (the “Updated Pro Forma”) to the Seller Proposed Pro Forma. It is anticipated that the parties will finalize the Updated Proforma on the Closing Date, at which time both parties will initial the first page of the same (which may be done by fax). In the event that the parties agree in writing on an

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Updated Pro Forma, the Purchase Price shall be adjusted to reflect such Updated Pro Forma (e.g., to reflect a reduction in the Purchase Price attributable to any Excluded Asset Adjustments). If the parties fail to agree on an Updated Pro Forma during such period of negotiation, then those Project Assets, or portion thereof, which are the subject of the dispute shall be deemed Excluded Assets. As used herein, “Present Value” means the present value as of October 31, 2004, using a discount rate of *** per annum, compounded monthly (i.e., *** per month, compounded monthly).

2.1.2 Termination Right. Either party shall have the right to terminate this Agreement in the event that (i) the parties fail to agree upon the amount by which the Purchase Price should be reduced as a result of an Excluded Asset (“Dispute Termination Right”), (ii) as a result of the Excluded Assets, the total Purchase Price for the Project Assets is less than $330,000,000 (“Purchase Price Termination Right”), or (iii) any portion of the Project Assets listed on Schedule 2.12 are deemed Excluded Assets (“Primary Asset Termination Right” and together with the Dispute Termination Right and the Purchase Price Termination Right, the “Termination Rights”), except that sales of lots to home-buyers through the Alameda (Bayport) Venture shall not trigger any Termination Rights, whereupon this Agreement, and the obligations of the parties hereunder, shall terminate (other than those obligations that expressly survive a termination of this Agreement). Any claims with respect to a breach by a party of its good faith obligations as set forth in this Section 2.1 shall survive the termination of this Agreement.

2.1.3 Per Diem Increase. If the “First Closing Date” (as hereinafter defined) is on or after November 23, 2004, then the Purchase Price shall be increased by an amount equal to *** multiplied by the number of days commencing on November 23, 2004 and ending on the First Closing Date, inclusive.

2.2 West Bluffs Lehman/Hughes Participation Reimbursement. Sellers shall be solely responsible for all participation payments to Howard Hughes Realty, Inc., a Nevada corporation (“Hughes”) and Bruce Lehman, an individual (“Lehman”) payable under (x) that certain Agreement of Sale and Purchase of Real Estate and Escrow Instructions dated May 20, 1997 by and between Hughes and CRG, together with all exhibits thereto, as amended from time to time, (y) that certain Letter Agreement, dated December 20, 2000 by and between CRG and Lehman, together with all exhibits thereto, and (z) any other agreement or contract between any one or more of Sellers, on the one hand, and Hughes or Lehman, or both, on the other hand, relating to the West Bluffs Land (collectively, the agreements described in this sentence, the “Lehman/Hughes Agreements”), as a result of the sale under this Agreement or the sale of any of the lots included in the West Bluffs Land (the “West Bluffs Lots”) to Buyer or any subsequent sale or sales of any or all of the West Bluffs Lots. CRG does hereby indemnify, defend and hold harmless the Buyer Indemnified Parties, and each of them, from and against any claim, loss, liability, damage and out-of-pocket expense (including reasonable attorney’s fees and costs, witness fees and court costs), or actions with respect thereto, asserted against or suffered by Buyer or any of its Affiliates resulting from any claim by Hughes or Lehman with respect to the sale of the West Bluffs Lots or for any matter arising under the Lehman/Hughes Agreements. The indemnification obligations set forth in this Section 2.2 shall survive the Closing.

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

3. Payment of Purchase Price. The Purchase Price, subject to adjustment pursuant to Section 2.1, and by any prorations specified herein, plus “Buyer’s Share of Closing Costs” (as hereinafter defined), shall be paid by Buyer 100% in cash or confirmed wire transfer of funds (the “Closing Payment”), of which $116,330,000 shall be paid on the First Closing Date and $230,970,000 shall be paid on the “Second Closing Date” (as hereinafter defined).

4. Conditions Precedent. The obligation of Buyer to purchase, and each Applicable Seller to sell, the Project Assets as contemplated by this Agreement is subject to satisfaction of each of the following respective conditions precedent (any of which may be waived in writing by the party in whose favor such condition exists) on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions is not fulfilled (or so waived) pursuant to the terms of this Agreement, then the party in whose favor such condition exists shall have the following rights: the other party may elect (by written notice on or before the Closing Date) to extend the Closing Date for such period of time as the parties reasonably agree to satisfy such condition, provided that if such party fails to make the election or fails to satisfy the condition, then the party in whose favor such condition exists, may (i) elect to treat the Project Asset (or portion thereof) which is the subject of the failed condition as an Excluded Asset, and obtain a reduction of the Purchase Price in accordance with Section 2.1 (and, if the parties fail to agree upon the amount by which the Purchase Price should be reduced, exercise the Dispute Termination Right), or (ii) terminate this Agreement if treating such Project Asset, or portion thereof, as an Excluded Asset triggers the Purchase Price Termination Right or the Primary Asset Termination Right, in which case Sellers and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, expressly survive such termination).

4.1 Title Matters.

4.1.1 Title Report. The “Escrow Instructions” (as hereinafter defined), refer to marked-up preliminary title reports covering the Land and the Improvements (the “Marked-Up PTRs”), which establish, as a condition to Buyer’s obligation to purchase the Project Assets, the exceptions to title to which the Land and the Improvements may be subject at Closing. Notwithstanding anything to the contrary in the Marked-Up PTRs or this Section 4.1.1, Sellers shall be obligated to cause the release of any monetary liens created or suffered by Sellers, or any lis pendens or judgment lien as a result of Sellers’ actions, that encumber any of the Project Assets. Sellers may use the Purchase Price to effectuate the release of any such liens.

4.1.2 Title Insurance. A condition precedent to Buyer’s obligation to purchase a Project Asset shall be the irrevocable and unconditional agreement of First American Title Insurance Company (the “Title Company”) (i) to record on the Closing Date the “Deeds” (as hereinafter defined) for the Wholly-Owned Land and the improvements located thereon, and (ii) to issue to Buyer the policies, binders, commitments, and other title insurance products specified in the Escrow Instructions on the terms set forth therein.

4.2 Due Diligence Reviews. Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Buyer shall have until 5:00 p.m. (Pacific time) on November 22, 2004 (the period beginning on the date hereof and ending on such date being herein called the “Due Diligence Period”) within which to perform and complete all of

Buyer’s due diligence examinations, reviews and inspections of all matters pertaining to the Project Assets, including all Continuing Contracts, any physical, environmental and compliance matters, conditions and reports respecting the Project Assets, copies of Sellers’ insurance policies, copies of Sellers’ financial and operating statements for each of the Project Assets, development agreements, disposition agreements, owner participation agreements, any community finance district documents and any other contract, agreement, document or ordinance that a reasonable investor would consider important in its determination whether to purchase or invest in the Project Assets (collectively, the “Project Documents”), excluding any documents and materials that Sellers may be prohibited from delivery pursuant to confidentiality agreements to which they may be bound or which otherwise contain confidential or privileged information, provided that Sellers shall be required to provide Buyer with redacted copies of any such documents and materials containing confidential information and shall disclose to Buyer the general nature of the information being redacted so that Buyer may view the material either by (i) executing a confidentiality agreement or (ii) obtaining the necessary consents to view such materials. If Buyer is not able to view confidential material with respect to a particular Project Asset, then such disclosure failure shall be deemed a failed condition precedent in Buyer’s favor and shall entitle Buyer to exercise the rights set forth in Section 4. During the Due Diligence Period, Sellers shall, subject to any required approval rights of any Non-Selling Member, provide Buyer with reasonable access to the Project Assets, the Non-Selling Member, the third party buyers under the “Existing Sale Agreements” (as hereinafter defined), and the Project Documents, and any other files or documents relating to the Project Assets and the Alameda (Bayport) Venture upon reasonable advance notice and provided that a representative of Sellers shall have the right to participate in any meetings or telephone conferences with any of the foregoing third parties, and shall also provide to Buyer copies of such Project Documents and any other documents as Buyer shall reasonably request, all upon reasonable advance notice. Such investigation shall include access to the respective officers, employees, agents, property managers, and other representatives of Sellers relating to the Project Assets, and the properties, books, records, and commitments of Sellers relating to the Project Assets. Sellers shall use commercially reasonable efforts to obtain any required consents of the Non-Selling Member as to any investigations or testing Buyer will undertake with respect to the Alameda (Bayport) Venture.

4.2.1 Review Standards. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause liability, damage, loss, cost or expense to Sellers, the Land, or the Improvements (excluding that arising from pre-existing conditions unless the pre-existing condition is exacerbated by Buyer’s negligence or willful misconduct and then only to the extent of such exacerbation). Buyer will indemnify, defend and hold harmless the “Seller Indemnified Parties” (as hereinafter defined), and each of them, from and against any personal injury, property damage, or mechanics liens (and any resulting liability, damage, loss, cost or expense) caused by such review, inspections, and examinations (and not from any pre-existing conditions unless the pre-existing condition is exacerbated by Buyer’s negligence or willful misconduct and then only to the extent of such exacerbation). The foregoing obligations shall survive any termination of this Agreement. Buyer may, subject to the Applicable Seller’s reasonable consent (and, to the extent required, the consent of the Non-Selling Member and all other third parties whose consent may be required, which the Applicable Seller shall use commercially reasonable efforts to obtain): (i) make any intrusive physical testing (environmental, structural or otherwise) at the Land and the

Improvements (such as soil borings, water samplings or the like), provided that Seller shall have no obligation to consent to any intrusive physical testing on the Mission Bay Land (except for Maher testing), and (ii) contact any governmental authority having jurisdiction over the Land and the Improvements. Sellers shall use commercially reasonable efforts to assist Buyer in its investigations and discussions with third parties with respect to the Project Assets. The Applicable Seller shall have the right, at its option, to cause a representative of the Applicable Seller to be present at all inspections, reviews and examinations (including tenant interviews) conducted hereunder. A draft copy of any environmental report prepared by or on behalf of Buyer which describes the results of the Phase I environmental assessment shall be delivered to Sellers for review and comment at least two (2) business days before the report being finalized. Upon Sellers’ request, Buyer shall use reasonable efforts to make available the consultant preparing such report for the purpose of discussing Sellers’ comments and recommendations concerning the report. Buyer agrees that it will keep the draft and final report and any other environmental due diligence information acquired by Buyer with respect to the Project Assets strictly confidential, except to the extent disclosure is expressly permitted pursuant to Section 10.21. In the event of any termination hereunder (other than by reason of Sellers’ default), Buyer shall, at the Applicable Seller’s written request, return all documents and other materials furnished by the Applicable Seller hereunder.

4.2.2 Insurance.

(a) Required Coverages. In connection with any physical testing of the Project Assets by Buyer, Buyer shall, at its sole cost and expense, maintain the following policies of insurance in form and with carriers reasonably acceptable to Sellers, naming CLDC, Catellus Development Corporation, a Delaware corporation (“CDX”), COLP, CRG, and CCC, as additional insureds on forms reasonably satisfactory to Sellers.

(i) To the extent required under California law, Worker’s Compensation Insurance with limits as required by applicable laws, and covering all persons employed in the conduct of inspections to be performed under this Agreement (including the “Other States Endorsement”), together with employer’s liability insurance on an “occurrence” basis with a limit of not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

(ii) Commercial General Liability Insurance on an “occurrence” basis, covering all operations by and on behalf of Buyer as named insured, including, without limitation, (1) owner’s and contractor’s protective liability, (2) products/completed operations liability, (3) broad form property damage liability, and (4) blanket contractual liability against claims for bodily injury, property damage and death, and with a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence, and Three Million Dollars ($3,000,000) in the aggregate.

(iii) Business Automobile Insurance on an “occurrence” basis, with a limit of not less than One Million Dollars ($1,000,000) per occurrence against bodily injury and property damage liability arising out of the use by or on behalf of Buyer, its agents and employees, in pursuit of any inspections of the Project Assets, of any owned, non-owned or hired motor vehicle or automotive equipment. Such business automobile insurance shall include contractual liability coverage unless such coverage is included in the Commercial General Liability Insurance.

(iv) If Buyer’s agents are performing physical testing on behalf of Buyer, Buyer shall cause its agents to maintain the following described Professional Liability Insurance: Professional Liability Insurance insuring each of the Buyer’s agents performing any inspection work at the Project Assets in an amount not less than One Million Dollars ($1,000,000) combined each loss and annual aggregate. This coverage may be provided on a “claims made” basis including tail coverage for at least three years from the date of this Agreement.

(v) Commercial Catastrophe or “Umbrella” Excess Liability Insurance, on an “occurrence” basis, with a limit of not less than Five Million Dollars ($5,000,000) per occurrence, and in the aggregate, with aggregates, where applicable, as outlined in the underlying primary Employer’s Liability, Commercial General Liability, Products/Completed Operations Liability and Commercial Automobile Liability insurance coverages set forth in this Section 4.2.2; such policy (or policies issued in layers if necessary) shall be in excess of and following the form of the underlying insurance described in this Section 4.2.2, which is at least as broad as each and every area of the underlying policies. Such umbrella liability insurance shall include pay on behalf of wording, blanket contractual liability, application of primary policy aggregates, and shall provide that if the underlying aggregate is exhausted.

(b) Insurance Companies. Insurance required to be maintained by Buyer and Buyer’s agents, except for Professional Liability Insurance, shall be issued by insurance companies licensed to do business in California and have a rating of at least A-/VII as set forth in the most current issue of “Best’s Insurance Guide.”

4.2.3 Termination Right. If, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine that it no longer intends to acquire one or more of the Project Assets, for any reason or no reason at all and at Buyer’s discretion, then Buyer shall notify Sellers, in writing, of its election to terminate this Agreement (the “Termination Notice”), whereupon this Agreement, and the obligations of the parties hereunder, shall terminate (other than those obligations that expressly survive a termination of this Agreement), and $100 shall be paid to Sellers as consideration for such termination. If Buyer shall fail to have notified Sellers on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have waived its right to terminate this Agreement under this Section 4.2.3.

4.2.4 Buyer Consideration. In consideration of Sellers’ execution of this Purchase Agreement, Buyer agrees that it shall expend no less than $100,000 of due diligence costs and attorney’s fees in connection with the transactions contemplated by this Agreement. In the event this Agreement is terminated (for any reason other than Sellers’ default), upon Sellers’ request, Buyer shall deliver to Sellers copies of all due diligence materials and reports prepared by third parties for Buyer with respect to the Project Assets. Sellers shall reimburse Buyer for its actual out-of-pocket expenses obtained in connection with acquiring such materials and reports and copying and delivering such materials and reports to Sellers. Buyer shall have no obligation to make such delivery in the event of Sellers’ default. The provisions of Section 7.1.1(c) shall apply for Buyer’s benefit with respect to Buyer’s delivery of any materials under this Section 4.2.4, mutatis mutandis.

4.3 Performance by Sellers. The performance and observance, in all material respects, by Sellers and their Affiliates of all covenants and agreements of this Agreement to be performed or observed by Sellers or their Affiliates prior to or on the Closing Date shall be a condition precedent to Buyer’s obligation to purchase the Project Assets. Without limitation on the foregoing, if the “Seller Closing Certificate” (as hereinafter defined) shall disclose any exceptions to the representations and warranties of Sellers contained in this Agreement, which are not otherwise permitted or contemplated by the terms of this Agreement, and which together with any claims by Buyer under this Agreement would be sufficient to meet the threshold level set forth in Section 10.18.2(i), then such disclosure shall be deemed a failure of a condition precedent.

4.4 Performance by Buyer. The performance and observance, in all material respects, by Buyer of all agreements of this Agreement to be performed or observed by Buyer prior to or on the Closing Date shall be a condition precedent to Sellers’ obligation to sell the Project Assets.

4.5 Consents. Buyer’s obligation to purchase the Project Assets is conditioned upon Sellers having obtained the “Consents” (as hereinafter defined), except for (i) the consent to that certain Partial Assignment and Assumption (the “BCDC Assignment”) of BCDC Permit No 5-00 (the “BCDC Permit”), by and between FOCIL-MB, LLC, a Delaware limited liability company (“FOCIL-MB”) and COLP, and (ii) the consent by “ARE” (as hereinafter defined) to the assignment of the “ARE I Purchase Agreement” (as hereinafter defined) to Buyer.

4.6 Release of CLDC. Sellers’ obligation to sell the Project Assets is conditioned upon the RDA having approved the form of the assignment, assumption and release agreements with respect to the transfer of the Mission Bay Land.

4.7 Asset Specific Conditions. The conditions precedent (the “Asset Specific Conditions”) to Buyer’s obligations to purchase each Project Asset, as set forth on Exhibit 4.7-A, and Sellers’ obligation to sell each Project Asset as set forth on Exhibit 4.7-B, are incorporated as part of this Agreement and shall be given the same effect as any other condition precedent hereunder. Each party shall use commercially reasonable efforts to comply with the Asset Specific Conditions that are for the other party’s benefit as set forth on such exhibits.

4.8 Loans. CF Capital shall have funded to Buyer as of the Closing Date $234,806,400 in accordance with the “CF Capital Loan Documents” (as hereinafter defined) and CFC shall have funded $39,833,600 in accordance with the “CFC Loan Documents” (as hereinafter defined).

5. Closing Procedure.

5.1 The transactions contemplated herein shall be consummated (the “Closing”) on the applicable “Closing Date” (as hereinafter defined) in accordance with the Escrow Instructions and otherwise at a mutually satisfactory location.

5.1.1 Multiple Closings. As used herein, the “Closing Date” shall mean (i) November 22, 2004 (the “First Closing Date”) in the case of the transfer of the West Bluffs Assets, the Seller Alameda (Bayport) Assets and the Santa Fe Depot Assets (but only if the Missing Santa Fe Depot Consent has been obtained), subject to change as may be agreed upon by Sellers and Buyer, and (ii) November 23, 2004 (the “Second Closing Date”) in the case of the transfer of the Mission Bay Assets, subject to change as may be agreed upon by Sellers and Buyer. For purposes of this Agreement, the use of the defined term “Closing Date” shall be deemed to refer to the date set forth in (i) above for all matters with respect to the West Bluffs Assets, the Seller Alameda (Bayport) Assets and the Santa Fe Depot Assets (but only if the Missing Santa Fe Depot Consent has been obtained) and shall be deemed to refer to the date set forth in (ii) above for all matters with respect to the Mission Bay Assets, including the deliveries to be made pursuant to Section 5.2 and the prorations and adjustments to be made pursuant to Section 5.4. The closing of the sale on the First Closing Date is herein called the “First Closing”; and the closing of the sale on the Second Closing Date is herein called the “Second Closing” and each such closing is referred to as the “Closing”, as applicable. Notwithstanding anything to the contrary herein, Buyer shall have no obligation to consummate the First Closing unless Sellers have satisfied all of the conditions precedent set forth herein to Buyer’s obligation to purchase all of the Project Assets.

5.1.2 Escrow. On or before 1:00 p.m. Pacific time on the Closing Date, the parties shall deliver to the Title Company the following: (1) as more particularly provided in the Escrow Instructions, duly executed and acknowledged original grant deeds (each, a “Deed” and collectively, the “Deeds”) for the Wholly-Owned Land, each such Deed in the form of Exhibit 5.1, (2) by each of Buyer and each Applicable Seller, duly executed and acknowledged originals of each of the agreements set forth on Schedule 5.1 (the “Recorded Agreements”), and (3) by Buyer, the Closing Payment in immediately available federal funds. If the Closing Payment is received on the Closing Date but after 1:00 p.m. Pacific time, then the Closing Date shall be changed to the next business day. Such deliveries shall be made pursuant to the escrow instructions (“Escrow Instructions”) being executed concurrently herewith among Buyer, Sellers and Title Company. The conditions to the closing of such escrow include the Title Company’s receipt of the Closing Payment and a notice from each of Buyer and Sellers authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Sellers being obligated to deliver such authorization notice on the Closing Date as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under Section 5.2 below).

5.2 Delivery to Parties. Upon the satisfaction of the conditions set forth in the Escrow Instructions, (x) the Deeds and the Recorded Agreements shall be delivered to Buyer by Title Company’s depositing the same for recordation, (y) the Closing Payment shall be delivered by Title Company to Sellers in accordance with written instructions from Sellers, and (z) on the Closing Date, the following items shall be delivered:

5.2.1 Sellers Deliveries. On or before the Closing Date, Sellers shall deliver to Buyer the following:

(a) An assignment (the “Venture Assignment”) duly executed and acknowledged by the Applicable Seller and consented to by the Non-Selling Member for the Alameda (Bayport) Venture Interest, in the form of Exhibit 5.2.1(a);

(b) A separate bill of sale and assignment (each, a “Bill of Sale”) duly executed and acknowledged by each Applicable Seller for the Wholly-Owned Personal Property and Wholly-Owned Intangible Property with respect to each of the Project Assets, each in the form of Exhibit 5.2.1(b);

(c) A certificate (the “Seller Closing Certificate”), in the form of Exhibit 5.2.1(c), duly executed by each Applicable Seller (i) updating the representations and warranties contained in this Agreement to the Closing Date and noting any changes thereto, and (ii) specifying (by dates, parties and subject matter) all Continuing Contracts executed between the date of this Agreement and the Closing Date;

(d) Certificates of “non foreign” status, in the form of Exhibit 5.2.1(d), duly executed by each Seller and any required state withholding or non-foreign status certificates (e.g., 593-W) to be duly executed by each Seller;

(e) A duly executed Development Agreement, dated as of the date hereof, by and between Development Manager, COLP as guarantor and Buyer and each Buyer SPE Affiliate (the “Development Agreement”), in the form of Exhibit 5.2.1(e);

(f) An assignment and assumption duly executed and acknowledged by each Applicable Seller for each of the Seller Continuing Contracts, except to the extent such contracts are part of the Recorded Agreements;

(g) Copies of all Consents received by Sellers on or before the Closing Date, with originals of the same to be promptly delivered after Closing;

(h) Separate statements of documentary transfer tax for each of the Deeds, duly executed by Sellers;

(i) To the extent they are then in Sellers’ possession, and have not theretofore been delivered to Buyer: (1) any plans and specifications for the Improvements; (2) all unexpired warranties and guarantees which Sellers have received in connection with any work or services performed with respect to, or equipment installed in, the Improvements; (3) all keys for the Improvements; and (4) originals of all Continuing Contracts (or copies in the case of Venture Continuing Contracts) and all correspondence and records relating to the on-going operations and maintenance of the Land, including all documents of Sellers relating to the Project Assets (which materials under this clause (i) may be either delivered at Closing or left at the Applicable Seller’s local management office for the applicable Project Asset, as described in the Development Agreement, provided that Buyer has access to all such materials). In addition, Sellers shall direct any property management company to deliver all documents or other files of Sellers in such management company’s possession to Buyer at the Closing, and to the extent that any of such documents are privileged or confidential, Sellers shall comply with the requirements for confidential documents set forth in Section 4.2;

(j) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of each Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder by each Seller; and

(k) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Sellers in a manner not otherwise provided for herein).

5.2.2 Buyer Deliveries. On or before the Closing Date, Buyer shall deliver to Sellers the following:

(a) A separate Bill of Sale duly executed and acknowledged by Buyer for the Wholly-Owned Personal Property and the Wholly-Owned Intangible Property with respect to each of the Project Assets;

(b) A Venture Assignment for the Alameda (Bayport) Venture Interest, duly executed and acknowledged by Buyer;

(c) A duly executed Development Agreement by Buyer and each Buyer SPE Affiliate;

(d) An assignment and assumption, duly executed and acknowledged by Buyer, for each of the Seller Continuing Contracts, except to the extent such contracts are part of the Recorded Agreements;

(e) Preliminary change of ownership forms, duly executed by Buyer;

(f) Evidence reasonably satisfactory to Sellers and Title Company respecting the due organization of Buyer and its permitted designees and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

(g) Such additional documents as may be reasonably required by Sellers and Title Company in or to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

5.3 Closing Costs. To the extent not paid directly by Buyer, Buyer shall deliver to the Title Company at the First Closing a total of $4,000,000 (“Buyer’s Share of Closing Costs”) in respect of all closing costs, including (i) all state, county and city transfer taxes in connection with the sale and transfer of the Project Assets to Buyer or one of its Affiliates, (ii) the title insurance costs for the title insurance services and products obtained in connection with the transfer of the Project Assets to Buyer or one of its Affiliates, including the

10% additional premium for any binder and the costs of extended coverage and any endorsements to the same, (iii) the costs of any endorsements obtained by Sellers to remove Buyer’s title objections with respect to any of the Project Assets, (iv) all escrow charges, (v) the costs to obtain new surveys or update any existing surveys, (vi) all fees, costs or expenses in connection with Buyer’s due diligence and the negotiation, documentation and closing of the transactions contemplated by this Agreement, including all legal and consulting costs, and (vii) any other closing costs, including any costs associated with the deferred transfers contemplated by Section 1.3.3 and Section 1.5.3 (and the costs payable in connection with the closings of the loans from CF Capital or CFC and the subsequent loan closings for the deferred transfers contemplated by Section 1.3.3 and Section 1.5.3, but excluding any loan points paid by Buyer to CF Capital or CFC in connection therewith) (collectively, the costs set forth in (i) through (vii), the “Closing Costs”). Such amount shall be used to pay the Closing Costs and if the total amount of the Closing Costs exceeds Buyer’s Share of Closing Costs, then Sellers shall pay any Closing Costs that remain unpaid. If the Second Closing does not occur and the total amount of the Closing Costs (excluding any legal costs of Sellers) is less than Buyer’s Share of the Closing Costs, then Sellers shall promptly refund to Buyer the difference between the actual amount of Closing Costs (excluding any legal costs of Sellers) and Buyer’s Share of Closing Costs. Sellers and Buyer shall pay their respective shares of prorations as hereinafter provided.

5.4 Prorations. Except as provided herein, there will be no prorations. The following shall be prorated (i) on the Closing Date for the proration specified in Section 5.4.1, and (ii) 60 days after the Closing Date, or such other date as shall be mutually agreed upon by the parties in writing for the prorations specified in each other subsection of this Section 5.4, between each Applicable Seller, on the one hand, and Buyer, on the other, as of the Closing Date, on the basis of the actual number of days elapsed during the applicable period (x) before the Closing Date, and (y) on or after the Closing Date, except to the extent taken into account in the Updated Pro Forma:

5.4.1 Real Property Taxes, Personal Property Taxes, Impositions and Other Assessments. All real estate taxes and assessments (including any homeowner association assessments) on each of the Wholly-Owned Land and the improvements located thereon for the tax year (the “Current Tax Year”) in which the Closing Date occurs shall be prorated (with the Applicable Seller and Buyer each being responsible for a pro rata share of such taxes and assessments based upon the number of days in such tax year occurring before the Closing Date, in the case of the Applicable Seller, and on or after the Closing Date, in the case of Buyer). Sellers shall be responsible for all taxes and assessments for any tax year prior to the Current Tax Year. However, in no event shall the Applicable Seller be charged with or be responsible for any increase in the taxes on the Wholly-Owned Land and the improvements located thereon resulting from the sale contemplated hereby or from any improvements made on or after the Closing. If any assessments on the Wholly-Owned Land and the improvements located thereon are payable in installments, then the installment for the current period shall be prorated (with Buyer being allocated the obligation to pay any installments due after the Closing Date).

5.4.2 Operating Expenses. All operating expenses with respect to the Wholly-Owned Land and the improvements located thereon, including any utility expenses, rental expenses, and costs under any service agreements (including security and parking expenses) included as part of the Continuing Contracts (but expressly not including any development or infrastructure costs which are addressed in Section 5.4.5) shall be prorated as of the Closing Date. Buyer is not acquiring any of Sellers’ insurance or employees and, accordingly, these items shall not be prorated, except that Buyer shall be added as an additional named insured to the environmental insurance policies (each, an “Environmental Policy”, and collectively, the “Environmental Policies”) set forth on Schedule 5.4.2. Sellers shall exercise the existing right to renew the Environmental Policies, provided that Buyer shall reimburse Sellers for the renewal premium. In the event of any claim under an Environmental Policy, Buyer and Sellers shall reasonably cooperate to ensure that the parties receive a full credit for any deductible under such policy. Each party shall be obligated to pay for its own costs in connection with any claim under an Environmental Policy, including any legal, environmental or consulting costs, provided that the parties shall aggregate their respective costs in order to meet the full amount of any deductible under any such Environmental Policy.

5.4.3 Leases. Collected rents and other payments from the tenants under the “Leases” (as hereinafter defined), shall be prorated between Sellers and Buyer as of 11:59 P.M. on the day prior to the Closing Date. Delinquent (or payable but unpaid) rent and other payments from the tenants under the Leases as of the Closing Date shall not be prorated, provided that if any tenant is in arrears in the payment of rent or other fixed charges, any payments on account of rent or such other fixed charges received by Buyer from such tenant after the Closing Date shall be applied first to rent and other charges due for the month in which such payments are received and then to preceding months for which such rent and other charges are in arrears (always to the most recent first). If, following the Closing Date, Sellers receive any payments applicable to the period commencing on the Closing Date, Sellers shall immediately pay such amounts to Buyer. If any payments of rent or other fixed charges received by Sellers or Buyer on or after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum shall be promptly paid to the other party. Percentage rents and other variable charges under the Leases, such as payments for real estate taxes and other expenses, which are not fixed in amount, shall be adjusted when and as received based upon the number of days in the payment period that each party owned the subject Land and the Improvements. Buyer shall use commercially reasonable efforts to collect any rent and other charges in arrears, but shall be under no obligation to commence any actions or proceedings with respect thereto. Any security deposits or advance payments of rent held by Sellers under the Leases at Closing shall be paid over to Buyer on the Closing Date or credited against the Closing Payment.

5.4.4 Litigation. “Legal Costs” (as hereinafter defined) applicable to the “Assumed Litigation” (as hereinafter defined) shall be prorated as of November 1, 2004.

5.4.5 Infrastructure Costs. The costs owed under any Continuing Contract constituting a construction contract, architect agreement or similar document relating to infrastructure work shall be prorated between Sellers and Buyer as set forth in Section 5.4.7. The Applicable Seller hereby represents and warrants to Buyer that Seller has made a good faith attempt to list on Schedule 5.4.5 all such costs paid to the Closing Date, and the parties shall be entitled to correct such schedule to the extent it is in error so that the Updated Proforma accurately reflects such costs. Buyer shall reimburse Sellers for any costs reflected in the Updated Pro Forma as a cost to Buyer but which Sellers have paid prior to the Closing Date and Sellers shall reimburse Buyer for any costs reflected in the Updated Pro Forma as having been paid by Sellers prior to the Closing Date but which Buyer pays.

5.4.6 Certain Deposits.

(a) Any deposits or security held at Closing by Sellers or in escrow under the ARE Purchase Agreements or any other Existing Sale Agreement to secure the performance of certain construction obligations (and the payment of penalties in the event of a default of such obligations) of the buyers under such Existing Sale Agreements shall be assigned or credited to Buyer on the Closing Date.

(b) Any purchase price deposits held at Closing by Sellers under the Existing Sale Agreements shall be retained by Sellers, provided that Sellers shall be obligated to return the same, if required, in accordance with the terms of the applicable Existing Sale Agreement.

(c) Pursuant to the “ARE II Purchase Agreement” (as hereinafter defined), the “Settlement Security” (as defined in the ARE II Purchase Agreement) is, as of the Closing, being held in escrow pending the negotiation of a settlement agreement with respect to certain environmental matters. CLDC is retaining all rights and is retaining (and shall timely perform) all obligations with respect to Section 27 of the ARE II Purchase Agreement, including the right to any distribution of the Settlement Security when and if released from escrow. Buyer agrees to reasonably cooperate with CLDC to amend the ARE II Purchase Agreement with respect to the Settlement Security, provided that such amendment does not create any cost, expense or liability to Buyer.

5.4.7 Adjustments. The prorations and payments shall be made on the basis of a written statement mutually agreed upon by Buyer and Sellers on or before the Closing Date. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. In the event any prorations or apportionments made under this Section 5.4 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Additionally, the parties contemplate that a post-closing true-up process will occur within a reasonable time after the Closing Date, but in no event later than six months after Closing, to make any correction required under Sections 5.4.4, 5.4.5 and 5.4.6 and to correct any costs, expenses or reimbursements (including the “Base Development Fee” [as defined in the Development Agreement] for activities between November 1, 2004 and the First Closing Date) incorrectly accounted for, or not accounted for, on the Updated Pro Forma to the extent that any projections set forth in the Updated Pro Forma for receipts and costs or expenses during the period between November 1, 2004 and the Closing Date are different in amount or timing from the actual receipts received or costs or expenses incurred. In addition to adjustments for infrastructure costs pursuant to Section 5.4.5, post-closing adjustments under this Section 5.4.7 will also reconcile actual cash expenditures and receipts relative to the Updated Pro-Forma for the Alameda (Bayport) Venture, including capital expenditures and receipts under the Alameda Shortfall Note. The adjustments under this Section 5.4.7 are intended to compare the actual timing and amounts of cash receipts and disbursements for the Project Assets relative to the Updated Proforma and will not include changes or modifications to the underwriting assumptions or budgets applicable to the Project Assets used in calculating the Purchase Price. For example, if an infrastructure cost item was reflected to be paid by Buyer pursuant to the Updated Proforma and such amount was actually paid by Seller prior to the Closing Date, then

Buyer shall reimburse Seller for such cost. Likewise, if the Updated Proforma included cash receipts for infrastructure reimbursements and such reimbursement was received by Seller prior to the Closing Date, Seller shall reimburse Buyer for such amount. However, if there is an increase or decrease in any budget applicable to the Project Assets for any expenditure or reimbursement after the Closing Date, other than for a true-up for actual cash disbursements or receipts, there will be no adjustment for such item under this Section 5.4.7. If either party requests an adjustment pursuant to this Section 5.4.7, the parties shall promptly make any required adjustments, however, the initial adjustments following Closing will be reconciled between Seller and Buyer with an initial adjustment payment reflecting all cumulative adjustments made 60 days after the Closing. The obligations of Sellers and Buyer under this Section 5.4.7 shall survive for a period of six months after the Closing and thereafter as to any written request for an adjustment made during such period.

5.5 Certain Post-Closing Obligations.

5.5.1 Mission Bay NOC Letter of Credit.

(a) Mission Bay NOC L/C Documents. Bank of America, N.A., a national banking association (the “Mission Bay NOC Issuer”) has issued that certain letter of credit (the “Mission Bay NOC Letter of Credit”), initially dated June 19, 2001 and in the face amount of $16,761,445, as amended on October 23, 2002 to increase the face amount to $40,486,580, pursuant to Section 5.06 of that certain indenture of trust (the “Mission Bay NOC Trust Indenture”) captioned “Indenture of Trust”, dated as of June 1, 2001, between the RDA and Wells Fargo Bank, National Association, as amended by that certain First Supplemental Indenture of Trust dated as of October 1, 2002. Wells Fargo Bank, as trustee under the Mission Bay NOC Trust Indenture, is the beneficiary of the Mission Bay NOC Letter of Credit. In connection with the Mission Bay NOC Letter of Credit, the following documents have been entered into (such documents, together with the Mission Bay NOC Letter of Credit and the Mission Bay NOC Trust Indenture being herein called the “Mission Bay NOC L/C Documents”): (i) that certain agreement captioned “Reimbursement Agreement”, dated as of June 1, 2001, between Catellus Urban Development Corporation, a Delaware corporation (“CUDC”) and Bank of America, N.A., as amended by that certain Modification of Reimbursement Agreement and Payment Guaranty dated as of October 8, 2002; and (ii) that certain guaranty captioned “Payment Guaranty”, dated as of June 1, 2001, between CDC and Bank of America, N.A., as amended by that certain First Modification to Payment Guaranty dated as of December 7, 2001 and by that certain Modification of Reimbursement Agreement and Payment Guaranty, dated as of October 8, 2002 and as affirmed by that certain Guaranty Assumption and Affirmation Agreement, dated as of December 31, 2003, by COLP in favor of Bank of America, N.A. and CUDC

(b) Mission Bay L/C Continuing Obligations. Buyer is not assuming the obligations under the Mission Bay NOC L/C Documents, provided that Buyer shall cause to be paid (i) any special assessment or tax imposed by Community Facilities District No. 4 (Mission Bay North Public Improvements) upon property owned by it pursuant to any valid ordinance, resolution, order or rule of the RDA establishing such District, levying a special assessment or tax within such District or otherwise requiring payment of a special assessment or tax, and (ii) upon the later to occur of (x) 10 days after Sellers’ request (with a copy of the bill)

and (y) the due date, the then current quarterly bill received by Seller for the annual fee to the Mission Bay NOC Issuer in respect of the Mission Bay NOC Letter of Credit. CUDC shall cause all obligations under the Mission Bay NOC Trust Indenture relating to the Mission Bay NOC Letter of Credit (including Section 5.06 thereof) and the other Mission Bay NOC L/C Documents to be timely satisfied, and without limitation on the foregoing, shall cause the Mission Bay NOC Letter of Credit to be maintained in full force and effect as long as required under the Mission Bay NOC L/C Documents.

5.5.2 Bonds. The Applicable Seller shall cause each of the bonds (the “Retained Bonds”) set forth on Schedule 5.5.2 to be maintained in full force and effect from and after the Closing Date and shall perform all obligations with respect thereto relating to the period prior to Closing, including any corrective infrastructure work under the Retained Bonds to infrastructure work initially undertaken by the Applicable Seller prior to the Closing Date. Buyer shall pay the bond issuer’s fees and costs associated with the Retained Bonds from and after the Closing and Buyer shall indemnify the Seller Indemnified Parties, and each of them, as provided in Section 10.19.2. Buyer shall cooperate with the Applicable Seller in obtaining a release of Seller from any Retained Bond for ongoing infrastructure work for the Project Assets, provided that the Applicable Seller shall pay any additional costs (including additional bond premiums) incurred by Buyer in replacing any such Retained Bond. If at any time after the Closing Date, any Retained Bond is required to be re-issued or extended, the parties shall use commercially reasonable efforts to cause the issuer of such Retained Bond to release the Applicable Seller from such bond and to allow Buyer to replace the Applicable Seller thereunder, but only if the cost to Buyer to replace the Applicable Seller is not proportionately greater (based on the relative amounts of the bonds) than the cost to Buyer with respect to bonds to be obtained by Buyer for infrastructure work first commencing after the Closing. If the Applicable Seller is not released from such Retained Bond at such point, the Applicable Seller shall cause such bond to be reissued as reasonably requested by the issuer thereof and the same shall be deemed to constitute a Retained Bond. Any other bonds required to be obtained from and after the Closing Date for work on the Project Assets to be undertaken at such time, shall be the sole and exclusive obligation of Buyer. In the event any Reimbursement and Payment Rights are available for public infrastructure work with respect to the Mission Bay Development Area (after all public infrastructure work, other than “Seller Corrective Work” [as hereinafter defined], giving rise to a Reimbursement and Payment Right has been completed, paid for, and reimbursed through Reimbursement and Payment Rights available with respect to public infrastructure work at the Mission Bay Development Area) to reimburse the Applicable Seller for Seller Corrective Work done by the Applicable Seller, then the Applicable Seller shall be entitled to request reimbursement with respect to such Seller Corrective Work and Buyer shall cooperate with Seller (without cost or liability to Buyer) to effectuate such reimbursement. “Seller Corrective Work” means corrective public infrastructure work at the Mission Bay Development Area relating the period prior to Closing, but completed and paid for by Seller after the Closing. The City of San Francisco has requested that Sellers raise that certain segment of Third Street located within the Mission Bay Development Area adjacent to that certain real property commonly known as Parcel 10 to match the elevation of Parcel 10. It is understood that Sellers shall have no obligation to undertake such work on Third Street and if Buyer, in its sole and absolute discretion, decides to undertake such work, the cost will be borne by Buyer.

5.5.3 Role of Alameda Master Developer.

(a) Alameda Master Developer Documents. CDC and The Community Improvement Commission of the City of Alameda, a public body corporate and politic (the “CIC”), entered into that certain Disposition and Development Agreement dated as of June 16, 2000, and recorded in the Official Records of Alameda County on July 21, 2000, as Series No. 2000216842, as amended by (i) the First Amendment to Disposition and Development Agreement dated as of December 18, 2001, and recorded in the Official Records of Alameda County on April 25, 2003, as Series No. 2003242611, (ii) the Second Amendment to Disposition and Development Agreement dated as of April 2, 2003, and recorded in the Official Records of Alameda County on April 25, 2003, as Series No. 2003242612, (iii) the Third Amendment to Disposition and Development Agreement dated as of November 19, 2003, and recorded in the Official Records of Alameda County on December 1, 2003, as Series No. 2003701894, and (iv) the Assumption Agreement by and between CDC and CRG dated as of June 26, 2003, recorded in the Official Records of Alameda County on June 26, 2003, as Series No. 2003372953 assigning to CRG the entire “Residential Project” (as defined in the DDA) and all of CDC’s rights and obligations as “Developer” (as defined in the DDA) with respect to the Residential Project (collectively, the “DDA”). In addition, CDC entered into that certain Development Agreement dated as of June 26, 2000, by and between CDC and the City of Alameda, a municipal corporation (the “City of Alameda”), recorded in the Official Records of Alameda County on July 21, 2000, as Series No. 2000216843, as amended by (a) the First Amendment to the Development Agreement dated December 19, 2001, recorded in the Official Records of Alameda County on May 20, 2004, as Series No. 2004224473, (b) the Second Amendment to the Development Agreement dated May 5, 2004, recorded in the Official Records of Alameda County on May 26, 2004, as Series N2004224476, and (c) the Partial Assignment and Assumption Agreements by and between CDC and CRG dated June 26, 2003, recorded in the Official Records of Alameda County on December 22, 2003, as Series No. 2003734476 related to Phase 1, Block B, and dated June 16, 2003, recorded December 16, 2003, Series No. 2003727956 related to Phase 1, Block C (collectively (a) through (c), the “DA”, and together with the DDA, the “Master Developer Documents”).

(b) Continuing Alameda Master Developer Obligations. Both the DDA and DA include certain rights and obligations for the “Master Developer” (as defined in the DDA). Although the Residential Project was assigned to CRG, COLP has not assigned, and therefore retains, the role of Master Developer under the Master Developer Documents. Buyer is not assuming any of the obligations of the Master Developer. As it relates in any way to the Residential Project, COLP shall cause the Master Development Documents to be maintained in full force and effect and shall cause all obligations of the Master Developer under the Master Developer Documents to be timely satisfied, and, from and after the Closing Date, shall not exercise any right as Master Developer under the Master Developer Documents without Buyer’s prior consent. Buyer agrees to cooperate and timely provide any information reasonably requested by COLP to perform its obligations as Master Developer under the Master Developer Documents.

5.5.4 Alameda Construction Reimbursement.

(a) Alameda Construction Reimbursement Agreement. Pursuant to Section 6.1.3 of the DDA, Catellus Construction Corporation, a Delaware corporation (“CCC”), entered into that certain Construction Reimbursement Agreement dated as of August 21, 2001 by and among CCC, the City of Alameda and the CIC, as amended by that certain First Amendment to Construction Reimbursement Agreement dated as of June 25, 2003, that certain Second Amendment to Construction Reimbursement Agreement dated as of August 28, 2003 and that certain Third Amendment to Construction Reimbursement Agreement dated as of August 31, 2004 (collectively, the “Construction Reimbursement Agreement”). The Construction Reimbursement Agreement requires CCC to perform the “Demolition” (as defined in the DDA) and to design and construct the “Residential Backbone Infrastructure” (as defined in the DDA). CIC pays CCC for costs incurred in connection with the Demolition and the construction of the Residential Backbone Infrastructure out of funds, among other sources, received from a $28,800,000 loan from CFC to CIC, which loan is evidenced by a note in such face amount between such parties dated April 4, 2003 (the “Alameda Shortfall Note”) and secured by a Deed of Trust dated April 22, 2003 and recorded on May 5, 2003 as Doc. No. 2003261373 (the “Alameda Shortfall Deed of Trust”).

(b) Alameda Construction Reimbursement Continuing Obligations. The Applicable Seller is assigning, and Buyer is acquiring the Alameda Shortfall Note and the Alameda Shortfall Deed of Trust; however, Buyer is not assuming any of the obligations under the Construction Reimbursement Agreement. CCC is retaining all obligations under the Construction Reimbursement Agreement, and shall perform all of its obligations under the Construction Reimbursement Agreement and shall cause the Construction Reimbursement Agreement to be maintained in full force and effect, provided, however, that CCC shall not be in breach of this Agreement solely by reason of the failure to perform any obligation under this sentence to the extent such failure is caused by Buyer’s failure to furnish to CIC the funds Buyer is required to fund under this Section 5.5.4(b) within a reasonable time after such funds are requested by CCC in accordance with this Section 5.5.4(b), so long as such failure to furnish such funds is not attributable to CCC’s failure to promptly request the same. CCC covenants to (i) promptly notify Buyer in the event of a default by either the City of Alameda or CIC under the Construction Reimbursement Agreement, (ii) confer with Buyer and allow Buyer to comment upon any proposed design for the Residential Backbone Infrastructure, (iii) incorporate all Buyer requests approved by CCC into the proposed design for the Residential Backbone Infrastructure, which approval shall not be unreasonably withheld, and (iv) obtain Buyer’s written approval prior to entering into any construction contracts, and any modifications thereto (including amendments and change orders), that would be funded pursuant to the Alameda Shortfall Note. If Buyer has approved, in its sole discretion, any construction contract pursuant to (iv) in the previous sentence, Buyer shall cause the same to be funded subject to the funding requirements set forth on Schedule 5.5.4.

5.5.5 Amendment of ARE Purchase Agreements. At CLDC’s request in its sole discretion and on any terms that CLDC desires, Buyer will amend (i) that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of September 24, 2004 (as so amended, the “ARE II Purchase Agreement”) by and between CLDC and ARE-San Francisco No. 16, LLC, a Delaware limited liability company (“ARE II”), as amended by that certain First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of October 1, 2004, and (ii) that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of July 29, 2004 (as so amended, the “ARE I Purchase Agreement” and together with the ARE II Purchase Agreement, the “ARE Purchase Agreements”), by and between CLDC and ARE-San Francisco No. 15, LLC, a Delaware limited liability company (“ARE I”, and together with ARE II and Alexandria, “ARE”), ***. In addition, at CLDC’s request, Buyer shall approve a change to the ARE III Basic Terms, or amend any agreement entered into with ARE pursuant to the ARE III Basic Terms, to provide that ARE has ***. However, Buyer shall be entitled to (and CLDC shall immediately deliver to Buyer) the consideration, if any, received from ARE in respect of any such approvals or amendments, and Buyer shall have no obligation to comply with the provisions of this Section 5.5.5: (a) if any requested amendment or approval would create any cost, expense or liability to Buyer (provided that the ***, and the agreement, if any, entered into with Alexandria in accordance with the ARE III Basic Terms prior to the Alexandria Outside Date.

5.5.6 Mission Bay South-of-Channel Parking Garage.

(a) GAP Lease. Mission Bay S26a/S28, LLC, a Delaware limited liability company (“MB26/28”) is a party to that certain lease captioned “MISSION BAY OFFICE LEASE”, dated November 22, 2000, between MB26/28 (as successor-in-interest to CDC), as landlord, and The GAP, Inc. (“GAP”), as tenant, as amended by amendments dated May 31, 2000 and August 15, 2002 (as so amended, the “GAP Lease”), under which MB26/28 leases to GAP the entire six-story building located on that certain parcel of land (“Lot 28”) within the Mission Bay Development Area commonly known as Parcel 28. MB26/28 has informed Buyer that, under the GAP Lease (and other agreements between MB26/28 and GAP), MB26/28 is obligated to provide parking to GAP (the “GAP Parking”), which is currently being provided on that certain parcel of land (“Lot 30”) within the Mission Bay Development Area commonly known as Parcel 30.

(b) ARE II Purchase Agreement. Lot 30 is part of the property acquired by ARE II pursuant to the ARE II Purchase Agreement. Pursuant to Section 32.19 of the ARE II Purchase Agreement, ARE II has the right to cause CLDC to remove the GAP Parking off of Lot 30 by giving CLDC written notice of such election (the “Parking Election”) at any time after ARE II submits to the RDA the basic concept design and schematic design documents for the proposed development on Lot 30. If ARE II makes the Parking Election, CLDC is required to cause the GAP Parking to be removed within 24 months after such written notice. CLDC shall promptly inform Buyer of its receipt of the Parking Election from ARE II.

(c) Encumbrance of Alexandria III Lots. Sellers have encumbered the Alexandria III Lots with a document (the “Parking Declaration”) captioned “DECLARATION OF ACCESS AND PARKING COVENANTS”, dated October 29, 2004, in connection with Sellers’ obligation to provide temporary surface parking to accommodate the GAP Parking. Buyer, or any subsequent owner of the Alexandria III Lots other than Alexandria, (x) shall have the right, upon 24 months written notice (which notice can only be given after June 30, 2005), to cause Sellers to terminate, release and discharge of record the Parking Declaration (and any other encumbrance or agreement relating to parking) and (y) concurrently with the delivery of such notice, shall grant to the owner of Lot 28 (the “Lot 28 Owner”) an easement (at no cost to the Lot 28 Owner other than real estate taxes, insurance and indemnification) providing access to the Lot 28 Owner to construct a “Parking Facility” (as hereinafter defined) on the “Garage Parcel” (as hereinafter defined) on terms consistent with subsection (d) below. If such notice is given and such easement granted, Sellers shall cause the Parking Declaration (and any such other encumbrance) to be terminated, released and discharged

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

of record (and such parking to be removed from the Alexandria III Lots) within such 24-month period. During the period commencing on the earlier of (x) the preparation (grading, paving or construction) or use of any of the Alexandria III Lots for parking (including commencement of paving of a surface lot or construction of the Parking Facility), and (y) *** months after the date of the Parking Election, Sellers shall cause to be paid to Buyer $*** per year (*** per month in advance on the first day of each month with a partial month prorated accordingly) during the portion of such period during which any of the Alexandria III Lots are actually being used to surface park automobiles, and *** per year (*** per month in advance on the first day of each month with a partial month prorated accordingly) during the portion of such period when automobiles are not actually being surface parked on the Alexandria III Lots. Sellers shall be solely responsible for the paving, maintenance, security and other operations of the portions of the Alexandria III Lots that are encumbered by the Parking Declaration (or any other encumbrance) when the same are being used or prepared for parking, but Sellers may deduct their security costs from the payments described above. Sellers shall indemnify, defend and hold the Buyer Indemnified Parties, and each of them, harmless from and against all third party claims, losses, liabilities, damages, costs and expenses (including attorneys’ fees, witness fees and court costs) incurred by Buyer in connection with the use of the Alexandria III Lots under the Parking Declaration (or any such other encumbrance).

(d) Construction of Garage. It is currently contemplated that a parking facility (the “Parking Facility”) on those certain parcels of land (collectively, the “Garage Parcel”) within the Mission Bay Development Area commonly known as Parcel 27-2 and Parcel 27-3 will be constructed to accommodate the parking requirements for Lot 28 and that certain parcel of land (“Lot 26a”) located within the Mission Bay Development Area commonly known as Lot 26a. Each of the Lot 28 Owner and the owner of Lot 26a (the “Lot 26a Owner”) shall have the right to cause the commencement of construction of the Parking Facility upon written notice to the other, provided that neither the Lot 26a Owner nor the Lot 28 Owner may give notice to commence construction of the Parking Facility prior to November 1, 2007 (except that the Lot 28 Owner may provide such notice upon its receipt of the Parking Election from ARE II and the Lot 26a Owner may provide such notice if ***) or after the other has given such notice. If the Lot 28 Owner provides notice indicating its intention to commence construction of the Parking Facility, then the costs of constructing the same shall be the sole and exclusive obligation of the Lot 28 Owner until October 31, 2007. In addition, the Lot 28 Owner shall pay all operating expenses with respect to the Garage Parcel, including insurance and real property taxes, for the period up to and including October 31, 2007, and the Lot 26a Owner shall have no obligation to reimburse the Lot 28 Owner with respect to the same for such period (except for its share of the insurance and real property taxes during construction which are included in the Parking Facility Total Costs, as hereinafter provided); and from and after November 1, 2007, such operating expenses shall be allocated based upon allocable spaces in the Parking Facility (the parking space allocation shall be one space per each 1,000 square feet of gross floor area regardless of whether or not used). On November 1, 2007, the Lot 26a Owner shall reimburse the Lot 28 Owner for the Lot 26a pro rata share of the Parking Facility Total Costs expended by the Lot 28 Owner up to and including October 31, 2007 and substantiated to the reasonable satisfaction of the Lot 26a Owner. After November 1, 2007, the Lot 26a Owner shall be obligated to contribute, as further costs are spent and substantiated by the Lot 28 Owner, the Lot 26a pro rata portion of the remaining Parking Facility Total Costs. The Lot 26a pro rata portion of Parking Facility Total Costs for the Lot 26a Owner shall equal the ratio of the allocable spaces

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

to Lot 26a to the total spaces in the Parking Facility. If, after November 1, 2007 and prior to the Lot 28 Owner giving notice, the Lot 26a Owner provides notice indicating its intention to commence construction of the Parking Facility, then (i) the Lot 28 Owner shall be required to contribute, as such costs are spent by the Lot 26a Owner, its pro rata portion of Parking Facility Total Costs starting from the first day such costs are expended and substantiated by the Lot 26a Owner, and (ii) at Buyer’s election, the construction of the Parking Facility shall be undertaken by the Development Manager pursuant to the Development Agreement in consideration of the “Parking Facility Development Fee” (as hereinafter defined), and, notwithstanding anything to the contrary in the Development Agreement, no other fees shall be payable to Development Manager for the same under the Development Agreement. Buyer shall have the right to include a retail component to the Parking Facility provided that Buyer pays all costs associated with the retail component of the Parking Facility; and in such event, Buyer shall be entitled to all revenue from such retail component.

(i) Requirements of Parking Facility. The Parking Facility shall be built on the Garage Parcel to accommodate no less than one parking space per thousand square feet of gross floor area allocated to Lot 26a (which shall be deemed to be 331,000 until the RDA has issued the final building permit for Lot 26a) and Lot 28 (which is 314,000) combined, and the party constructing the same shall use commercially reasonable efforts to cause the same to be constructed in a good and workmanlike manner and in accordance with Applicable Laws. In addition, it is contemplated that a second parking facility (the “Second Parking Facility”) may be constructed upon the Garage Parcel to accommodate the parking requirements of the Alexandria III Lots. The design of the Parking Facility shall require the approval of the owner of the Alexandria III Lots and the Lot 26a Owner, which approval shall not be unreasonably withheld, and the owner of the Alexandria III Lots shall also have the right to approve the size of the Parking Facility in order to ensure that there is adequate room on the Garage Parcel to construct the Second Parking Facility at a rate of 1 space per 1,000 square feet of gross floor area for the Alexandria III Lots. Except as otherwise agreed in writing by Buyer, the Parking Facility shall be sized to accommodate the parking needs of Lot 28 and Lot 26a based on no more than 1 space per 1,000 square feet of gross floor area and shall utilize as little land as reasonably possible. The construction of the Parking Facility is subject to the approval of the RDA and the maximum spaces constructed within such Parking Facility shall be regulated by the RDA. Without limitation on the other restrictions contained herein, the Parking Facility shall be limited by the maximum amount of spaces permitted by the RDA for the Parking Facility. In the event it is necessary to construct a larger single parking facility to accommodate all of the parking allocated to the Alexandria III Lots, Lot 26a and Lot 28, instead of two separate parking facilities, the parties shall use good faith efforts to agree upon the size, design, location, construction, ownership and operation of the same. If the parties agree to build a single parking facility to accommodate all of such lots, the costs of building the same shall be shared pro rata among the owners of such lots equal to the ratio of the number of parking spaces allocated to each such lot to the total number of parking spaces in such parking facility and commencing on November 1, 2007, the Lot 26a Owner shall reimburse the builder of such parking facility for the Lot 26a pro rata share of the Parking Facility Total Costs expended on such parking facility up to and including October 31, 2007 and substantiated to the reasonable satisfaction of the Lot 26a Owner.

(ii) Structure. Buyer and Sellers shall consider in good faith the alternative structures that may be utilized to carry out the intent of this Section 5.5.6 (including whether to utilize a ground lease, parking license, condominium declaration or otherwise) and provided that such structure shall allow for the permanent placement of the Parking Facility and, if needed, the Second Parking Facility on the Garage Parcel.

(iii) Documentation. Promptly upon Buyer’s or Sellers’ request, the parties shall prepare (and Buyer and Sellers shall execute and, if requested by Buyer or Sellers, record) documentation reasonably satisfactory to Buyer and Sellers that effectuates the provisions of this Section 5.5.6 (and Sellers shall ensure that no consent of Alexandria or GAP is required to proceed in accordance with this Section 5.5.6 or if required, obtain such consent at Sellers’ sole cost and expense). CLDC shall cause the Lot 28 Owner to comply with the obligations of the Lot 28 Owner stated in this Section 5.5.6.

(iv) Potential Sales. Buyer shall have no responsibility for any obligations of the Lot 26a Owner under this Section 5.5.6 *** or any of the obligations of the owner of the Alexandria III Lots under this Section 5.5.6 in the event the Alexandria III Lots are sold to Alexandria. If Lot 26a or the Alexandria III Lots are sold to any party other than *** or Alexandria, respectively, Buyer will be bound by this Section 5.5.6 but shall have the right to assign its rights and obligations under this Section 5.5.6 to the subsequent owner of Lot 26a or the Alexandria III Lots, respectively. Buyer shall be released from its obligations under this Section 5.5.6 upon obtaining the approval of Sellers, which shall not be unreasonably withheld.

5.5.7 *** Purchase Option. The Applicable Seller is in the process of negotiating a purchase option (the ***) ***. Buyer is acquiring *** pursuant to and subject to this Agreement. At the Applicable Seller’s request, Buyer shall enter into, and assume the obligations of the Option or under, an option agreement (***) in favor of ***, provided (x) such option agreement includes the *** and any different or additional terms in such Option Agreement are approved by Buyer (which approval shall not be unreasonably withheld for terms that do not reduce or defer the consideration to be received by Buyer or increase, in any material respect, the obligations or liabilities of Buyer as set forth in the ***), (y) the *** must be exercised by (and the exercise date may not be extended beyond) ***, and (z) the closing of the sale of *** in the event *** occurs no later than (and is not permitted to be extended beyond) ***.

5.5.8 BCDC Permit. Promptly after the Closing, COLP shall cause (at COLP’s sole cost and expense) the BCDC Permit to be assigned to Buyer and shall have obtained all consents with respect to the same. The assignment shall be in the form of the BCDC Assignment, and COLP shall not amend the form of the BCDC Assignment without Buyer’s prior written approval.

5.5.9 Certain Litigation Matters. As of the Closing Date, Buyer shall take responsibility for, and shall have control over, the post-closing administration of the litigation (the “Assumed Litigation”) set forth on Schedule 5.5.9, including the responsibility to pay all Legal Costs associated therewith to the extent allocable to the period after the Closing. Sellers shall remain responsible for, and shall retain control over, any other litigation matter, including matters in mediation or arbitration, relating to the Project Assets whether or not set

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

forth on the Disclosure Schedule (the “Retained Litigation”), provided that Sellers shall (i) keep Buyer regularly informed of the status of the Retained Litigation, including providing Buyer with prompt written notice of any material matters pertaining to the Retained Litigation, and (ii) consult with Buyer and obtain Buyer’s approval prior to changing outside counsel handling the Retained Litigation, settling or otherwise disposing of or materially modifying the Retained Litigation, or making any decision that is reasonably likely to have a material impact on any of the Project Assets; provided, further, that Sellers shall have no obligation under subsections (i) and (ii) above in this sentence for any Retained Litigation personal to Sellers which will not affect Buyer, its Affiliates or the Project Assets.

5.5.10 Avalon Ground Lease. As used herein, the “Avalon Ground Leases” means (i) that certain Amended and Restated Ground Lease, dated April 9, 2003, by and between CDC as “Landlord” and AVALONBAY COMMUNITIES INC., a Maryland corporation (“Avalon”) as “Tenant”, with respect to that certain real property located within the Mission Bay Development Area and commonly known as N3-1, and (ii) that certain Ground Lease, dated March 31, 2000, as amended by that First Amendment to Ground Lease, dated May 11, 2000, and further amended by that Second Amendment to Ground Lease, dated April 9, 2001, each by and between CDC as “Landlord” and Avalon as “Tenant”, with respect to that certain real property located within the Mission Bay Development Area and commonly known as N2-3. Buyer is assuming the obligations of the landlord under the Avalon Ground Leases with respect to the “Required Infrastructure” (as defined in each of the Avalon Ground Leases).

5.5.11 Post-Closing Assignment of Certain UCSF Agreements. CLDC is a party to that certain agreement (the “Contribution Agreement”) captioned “AGREEMENT FOR CONTRIBUTION OF REAL PROPERTY”, dated September 24, 1997, by and between CDC and Regents, as amended by those certain amendments dated June 11, 1998, October 16, 1998, and June 24, 1999, and as assigned by COLP (the successor by merger to CDC) to CLDC by that certain assignment dated December 31, 2003. Promptly after the conveyance to Regents of the “Second Contribution Parcel” (as defined in the Contribution Agreement) pursuant to the Contribution Agreement, CLDC shall cause (at CLDC’s sole cost and expense) to be assigned to Buyer, and Buyer shall assume, the Contribution Agreement and each of the following agreements to be entered into in accordance therewith: (i) the UCSF Master Lease, (ii) the Reimbursement Agreement For Out of Phase Infrastructure (Blocks 17, 20 and 23) (“Reimbursement Agreement”), (iii) the License Agreement (Portions of Parcels P13 and P17 and Block 39, (iv) the Reciprocal Construction License Agreement (collectively, the “UCSF Contribution Agreements”), and (v) those certain leases and licenses set forth on Schedule 5.5.11. The form of such assignment and the forms of such UCSF Contribution Agreements shall be reasonably satisfactory to Buyer. CLDC shall (x) give Buyer advance notice of the anticipated date that the Second Contribution Parcel is to be conveyed and shall not amend the UCSF Contribution Agreements without Buyer’s prior written approval, and (y) cause any necessary quitclaim deeds, immediately after the conveyance of the Second Contribution Parcel, to be executed by the Applicable Sellers and recorded, in form reasonably satisfactory to Buyer, which grant to Buyer all of Sellers’ right, title and interest in all real property within the Mission Bay Development Area not transferred to Buyer by the Deeds, and excluding (i) the Mission Bay Retained Property and (ii) all real property sold by Sellers to unrelated third parties prior to the date hereof. Concurrently with the contribution of the Second Contribution Parcel pursuant to the Contribution Agreement, Sellers shall cause that certain real property located within the

Mission Bay Development Area commonly known as APN 8716-1, 8717-1 and 8718-1 to be dedicated to the City and County of San Francisco and shall diligently pursue the acceptance and conveyance of the same until completion.

5.5.12 Post-Closing Assignment of ARE I Purchase Agreement. Promptly after the execution of this Agreement, and in no event later than 45 days after the date hereof, CLDC shall cause (at CLDC’s sole cost and expense) to be assigned to Buyer, and Buyer shall assume, the ARE I Purchase Agreement in accordance with the form of assignment agreed upon by Buyer and CLDC (provided that as of the Second Closing Date, Buyer shall be responsible for any public infrastructure obligations under the ARE I Purchase Agreement). CLDC shall obtain Buyer’s approval over any changes to such form of the assignment and assumption document. During the period between the Closing Date and the date on which CLDC obtains the consent to the assignment of the ARE I Purchase Agreement, CLDC shall take such action with respect to the ARE I Purchase Agreement as is reasonably requested by Buyer to give Buyer, to the maximum extent possible, the rights Buyer would have had if Buyer had been assigned such agreement at Closing, including (i) causing any payments to be made to “Seller” thereunder to be delivered to Buyer promptly upon receipt of the same, and (ii) refraining from taking any action with respect to the ARE I Purchase Agreement which would change the amounts set forth in the Updated Pro Forma, except as may otherwise be agreed-upon in writing by Buyer, and (iii) enforcing the terms of the ARE I Purchase Agreement for Buyer’s benefit.

5.5.13 Mission Bay Office. It is understood that CLDC is currently utilizing the Mission Bay Office and Buyer is willing to allow CLDC to continue to do so until such time as Buyer terminates such use upon 60 days’ notice in connection with the demolition of the building in which the Mission Bay Office is located or after termination of the Development Agreement. After closing, Buyer and CLDC shall enter into a lease of the Mission Bay Office on terms reasonably satisfactory to Buyer consistent with this Section 5.5.13, which will provide that CLDC is not obligated to pay rent or to reimburse Buyer for Buyer’s taxes and insurance associated with the building in which the Mission Bay Office is located, but CLDC shall be responsible for its own costs, including all utilities, and shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any claim, liability, loss, damage, cost or expense (including attorneys’ fees, witness fees and court costs) in connection with CLDC’s use of the Mission Bay Office.

5.5.14 Entitlement Conditions. Sellers shall not retain and are released from responsibility for satisfying any conditions for approvals set forth in the Entitlements for the Project Assets; provided that the foregoing shall not limit any of the express obligations of the Sellers under this Agreement or the Development Manager under the Development Agreement.

5.5.15 Post-Closing Assignment and Assumptions. If Sellers discover after Closing that they have inadvertently failed to disclose (despite their good faith efforts) a contract or instrument relating to a Project Asset entered into by Sellers in the ordinary course of business that includes obligations or rights taken into account, either directly or by general reference, within the scope of work set forth in the Updated Proforma for such Project Asset and Sellers promptly deliver to Buyer a copy of such contract or instrument after discovering the same, or if Buyer discovers any such rights have not been assigned to it or such obligations have not been assumed by it, then the parties shall execute and deliver such documents as may be reasonably requested by the other, in form reasonably satisfactory to both parties, so that Buyer assumes such obligations and Sellers assign such rights to Buyer. In no event, however, shall such obligations include penalties, costs and other obligations resulting from Sellers’ delay in delivering to Buyer the applicable contract or instrument or any pre-existing default at the time of such delivery (which obligations Sellers shall promptly satisfy). The provisions of this Section 5.5.15 shall terminate as of the date that is three years after the Closing Date, except as to any claims made in writing under this Section 5.5.15 prior to the expiration of such three-year period.

5.5.16 Post-Closing Actions by Buyer. Buyer shall promptly execute and deliver to the appropriate governmental agencies or existing long term escrows any and all replacement grant deeds or other instruments pursuant to the express provisions of the “CLTA”, “PLTA” and “ACPT” (each as defined on Schedule 11.43).

6. Condemnation, Destruction, or Loss of Access. If, after the date hereof but prior to the Closing Date, any portion of the Land or the Improvements is taken pursuant to eminent domain proceedings, is damaged or destroyed by any casualty, or is subject to loss of access in any material respect, Sellers shall not have any obligation to repair or replace any such damage or destruction, or restore any such access, but Sellers shall be required to give Buyer prompt written notice of the same. Sellers shall deliver and assign to Buyer, upon consummation of the transactions herein provided, all claims of Sellers respecting any condemnation or casualty insurance coverage, or loss of access, as applicable, with respect to any Wholly-Owned Land or the improvements located thereon, and all condemnation or insurance proceeds (including distributions of the same from the Alameda (Bayport) Venture) with respect to the Land or the Improvements received by Sellers, except to the extent required for collection costs or repairs by Sellers prior to the Closing Date. In connection with any assignment of insurance proceeds (or distributions of the same from the Alameda (Bayport) Venture) hereunder on the Closing Date, Buyer shall be credited with an amount equal to the applicable deductible amount under Sellers’ insurance policies with respect to the Wholly-Owned Land and the improvements located thereon, except to the extent required for collection costs or repairs by Sellers prior to the Closing Date for the Wholly-Owned Land and the improvements located thereon. If the condemnation award, the cost of repair or damage to any Land or Improvements for a particular Project Asset, or portion thereof, on account of a casualty, or the cost to restore access, as applicable, shall exceed $100,000 or takes more than nine months to restore (or if a casualty is uninsured and Sellers do not elect to credit Buyer with an amount equal to the cost to repair such uninsured casualty, Sellers having the right, but not the obligation, to do so), Buyer may, at its option, either (i) disregard such condemnation, casualty, or loss of access and consummate the transactions contemplated hereby, (ii) treat the applicable Project Asset as an Excluded Asset with a reduction in the Purchase Price in accordance with Section 2.1 (and, if the parties fail, despite their good faith efforts, to agree upon the amount by which the Purchase Price should be reduced, exercise the Dispute Termination Right), or (iii) terminate this Agreement, if treating such Project Asset, or portion thereof, as an Excluded Asset triggers the Purchase Price Termination Right or the Primary Asset Termination Right, provided that if Buyer exercises its rights under subsection (ii) in this sentence, Buyer shall not be entitled to any assignment of condemnation proceeds or insurance proceeds, as applicable, payable in respect of the Land or

Improvements encompassed by such Excluded Asset. If, as a result of Buyer’s election to treat a Project Asset, or any portion thereof, as an Excluded Asset pursuant to this Section 6, the parties fail, despite their good faith efforts, to agree upon the amount by which the Purchase Price should be reduced, Sellers shall have the right to exercise the Dispute Termination Right, and, if such exclusion triggers Purchase Price Termination Right, to terminate this Agreement.

7. Representations and Warranties.

7.1 Representations and Warranties of Sellers.

7.1.1 Disclaimers and Release. Except as specifically set forth in this Agreement and the documents (collectively, the “Seller Closing Documents”) to be executed by Sellers or any “Seller Party” (as hereinafter defined) pursuant to Section 5.2.1, but excluding the deliveries required under Section 5.2.1(i):

(a) BUYER ACKNOWLEDGES AND AGREES THAT:

(i) IT IS PURCHASING THE PROJECT ASSETS BASED UPON BUYER’S INSPECTION AND INVESTIGATION OF THE PROJECT ASSETS AND ALL DOCUMENTS RELATED THERETO, OR ITS OPPORTUNITY TO DO SO, AND BUYER IS PURCHASING THE PROJECT ASSETS IN AN “AS IS, WHERE IS” CONDITION, WITHOUT RELYING UPON ANY REPRESENTATIONS OR WARRANTIES OF ANY SELLER, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND;

(ii) WITHOUT LIMITING THE ABOVE, NEITHER SELLERS NOR ANY OTHER PARTY HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ON WHICH BUYER IS RELYING AS TO ANY MATTERS, DIRECTLY OR INDIRECTLY, CONCERNING THE PROJECT ASSETS, INCLUDING THE LAND, THE SQUARE FOOTAGE OF THE PROJECT ASSETS, IMPROVEMENTS AND INFRASTRUCTURE, IF ANY, EXPENSES ASSOCIATED WITH THE PROJECT ASSETS, TAXES, ASSESSMENTS, BONDS, PERMISSIBLE USES, TITLE EXCEPTIONS, UTILITIES, ENVIRONMENTAL OR BUILDING LAWS, RULES OR REGULATIONS, HAZARDOUS MATERIAL OR ANY OTHER MATTERS AFFECTING OR RELATING TO THE PROJECT ASSETS); AND

(iii) THE CLOSING OF THE PURCHASE OF THE PROJECT ASSETS BY BUYER HEREUNDER SHALL BE CONCLUSIVE EVIDENCE THAT (A) BUYER HAS FULLY AND COMPLETELY INSPECTED (OR HAS CAUSED TO BE FULLY AND COMPLETELY INSPECTED) THE PROJECT ASSETS, AND (B) BUYER ACCEPTS THE PROJECT ASSETS AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR BUYER’S PURPOSES.

(b) BUYER ACKNOWLEDGES AND AGREES THAT:

(i) IT SHALL PERFORM AND RELY SOLELY UPON ITS OWN INVESTIGATION CONCERNING ITS INTENDED USE OF THE PROJECT ASSETS, EACH PROJECT ASSET’S FITNESS THEREFORE, AND THE AVAILABILITY OF SUCH INTENDED USE UNDER APPLICABLE LAWS; AND

(ii) WITHOUT LIMITING THE PROVISIONS OF SUBSECTION (a) ABOVE, SELLERS’ COOPERATION WITH BUYER IN CONNECTION WITH BUYER’S DUE DILIGENCE REVIEW OF THE PROJECT ASSETS, WHETHER BY PROVIDING ANY PRELIMINARY TITLE REPORTS, ANY SURVEYS, THE ENVIRONMENTAL REPORTS, OR THE PROJECT DOCUMENTS, OR PERMITTING INSPECTION OF THE PROJECT ASSETS AND ACCESS TO THE NON-SELLING MEMBER AND OTHER THIRD PARTIES, SHALL NOT BE CONSTRUED AS ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF ANY KIND WITH RESPECT TO ANY OF THE PROJECT ASSETS, OR WITH RESPECT TO THE ACCURACY, COMPLETENESS, OR RELEVANCY OF ANY SUCH DOCUMENTS, MATERIALS OR INFORMATION.

(c) Without limiting any other disclaimer or release of each Applicable Seller’s liability under this Agreement, no Applicable Seller or Seller Party shall have (and neither Buyer nor any Affiliate of Buyer shall have with respect to the materials and documents delivered pursuant to Section 4.2.4) any liability, obligation or responsibility of any kind with respect to any of the following:

(i) the content or accuracy of any report, sample, result, study, opinion or conclusion of any person or entity who has examined the Land or the Improvements or the Project Assets or any aspect thereof;

(ii) the content or accuracy of any information disclosed to Buyer by any consultant, former employee, engineer (including of any of Sellers’ engineers), planner or other government employee;

(iii) the availability of permits or approvals for a Project Asset by any state or local governmental bodies with jurisdiction over such Project Asset;

(iv) any material delivered to Buyer pursuant to Buyer’s review of the condition of the Project Assets;

(v) the content or accuracy of any other development or construction cost, projection, financial or marketing analysis or other information given to Buyer by Sellers or reviewed by Buyer with respect to the Property; or

(vi) the timing or nature of development of property in the vicinity of a Project Asset.

(d) Buyer, for itself and, to the maximum extent permitted by any Applicable Laws, on behalf of the Buyer SPE Affiliates with respect to all or a part of the Project Assets, hereby expressly waives, releases and relinquishes any and all claims, whether known or unknown, causes of action, rights and remedies Buyer or such Buyer SPE Affiliate may now or hereafter have against the Seller Parties or any of them, to the extent based on facts or circumstances existing as of the date of this Agreement, with respect to (x) the development, work, or construction of the Land or the Improvements by Sellers prior to the Closing Date, (y) the past or present presence or existence of Hazardous Material on, under or about any of the Project Assets or (z) any past, present or future violations of any Applicable Laws, now or hereafter enacted, regulating or governing the use, handling, storage, release or disposal of Hazardous Material, including:

(i) any and all rights Buyer or any Buyer SPE Affiliate may now or hereafter have to seek contribution from Sellers, or any of them, under Section 113(f)(i) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. § 9613), as the same may be further amended or replaced by any similar law, rule or regulation;

(ii) any and all rights Buyer or any Buyer SPE Affiliate may now or hereafter have against Sellers under the Carpenter-Presley-Tanner Hazardous Substances Account Act (California Health and Safety Code, Section 25300 et seq.), as the same may be further amended or replaced by any similar law, rule or regulation;

(iii) any and all claims that Buyer or any Buyer SPE Affiliate may have against Sellers, whether known or unknown, now or hereafter existing, with respect to any of the Project Assets under Section 107 of CERCLA (42 U.S.C.A. § 9607); and

(iv) any and all claims that Buyer or any Buyer SPE Affiliate may have against Sellers regarding Hazardous Materials at, on, about, under or within any part of the Project Assets, whether known or unknown, based on nuisance, trespass or any other common law or statutory provisions.

BUYER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

BY INITIALING BELOW, BUYER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE WAIVERS AND RELEASES CONTAINED IN THIS SECTION 7.1.1(d):

Buyer’s Initials

(e) The disclaimers, waivers and releases in subsections (a) through (d) above:

(i) apply only to claims that Buyer or any Buyer SPE Affiliate, may have or assert against any Applicable Seller in connection with part of the Project Assets, and under no circumstances shall such waiver and release be deemed, construed, or interpreted as an assumption, undertaking, or agreement by Buyer or any Buyer SPE Affiliate to be responsible for any claim any other person or entity may have or assert against any Applicable Seller or any Seller Party in connection with any of the Project Assets;

(ii) should not confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason thereof;

(iii) shall not apply to or cover any claims by Buyer or any Buyer SPE Affiliate arising from facts or circumstances that constitute a breach of any representation or warranty expressly made by (or is otherwise the responsibility of) any Seller or Seller Party under this Agreement or in any Seller Closing Document, or any fraud, gross negligence or willful misconduct by any Seller or Seller Party, regardless of any survival limitation that may otherwise apply to this Agreement or to any Seller Closing Document; and

(iv) shall not apply to claims by Buyer or any Buyer SPE Affiliate relating to the presence or existence of Hazardous Material on, under or about the Project Assets, to the extent an Applicable Seller or a Seller Party or its contractors deposited, released or otherwise caused or exacerbated Hazardous Material on, under or about the Property during such Applicable Seller’s or any Seller Party’s ownership of the Land or as to Hazardous Material that such Seller or a Seller Party caused to be removed from a Project Asset and deposited, disposed of, stored, treated or handled at another location.

(f) The provisions of this Section 7.1.1 shall survive the Closing.

7.1.2 Limited Representations and Warranties of Sellers. Each Applicable Seller hereby represents and warrants to Buyer either as to itself or as to the applicable Project Asset, as of the Closing Date as follows:

(a) Leases. The Leases constitute the only leases, licenses, or other agreements (whether written or oral) relating to the possession or occupancy of the Land or Improvements, including any guarantees of such agreements, and any amendments or modifications thereto, that will be in place on the Closing Date and that which cannot be terminated without penalty upon 30 days prior written notice, and there are no other agreements (whether written or oral) with the tenants under the Leases with respect to the occupancy of the Land or any portion thereof. Except as set forth in Exhibit 7.1.2 (the “Disclosure Schedule”), to Applicable Seller’s actual knowledge, each Lease is in full force and effect, free from default, and not subject to any current dispute or litigation. The Leases have not been amended, modified, or altered in writing or otherwise, and no concessions, abatements or adjustments have been granted to tenants under the Leases, except as set forth in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, the Applicable Seller has no outstanding obligations for the performance of tenant improvement work or for the payment of any costs associated with any of the Leases, and no leasing or brokerage fees or commissions are or shall become due owing to any person after the Closing with respect to the Leases. The rent roll attached hereto as Schedule 7.1.2(a) (the “Rent Roll”) is, to the actual knowledge of the Applicable Seller, true, correct and complete in all respects as of the date made and sets forth all security deposits, prepaid rents, or other deposits under any of the Leases.

(b) Litigation. Except as set forth on the Disclosure Schedule, (i) there is no pending (and the Applicable Seller has not received any written notice, and has no actual knowledge of any threatened) action, litigation, condemnation or other proceeding (collectively, “Proceeding”) (A) involving any portion of applicable Project Asset (other than routine slip and fall claims covered by insurance) or (B) against the Applicable Seller, or any of the Seller Parties, which would affect the title, marketability, sale, use or development of the applicable Project Asset, or the Applicable Seller’s ability to perform its obligations under this Agreement and any of the documents to be entered into in connection herewith, and (ii) the Applicable Seller has not received written notice of any contemplated condemnation or existing or contemplated special assessment affecting any portion of the Land or the Improvements.

(c) Compliance. To the Applicable Seller’s actual knowledge, the Applicable Seller has not received written notice from any governmental authority having jurisdiction over the applicable Project Asset to the effect that such Project Asset is not in compliance with any Entitlements, applicable codes, laws, statutes, ordinances, regulations, rules, covenants, conditions or restrictions which has not been corrected by Seller, and the Applicable Seller has no actual knowledge of any such non-compliance.

(d) Seller Continuing Contracts. Except for the Seller Continuing Contracts and the Permitted Exceptions, the Applicable Seller, or any Affiliate predecessor, has not entered into any oral or written service agreements, development agreements, sale agreements, loan agreements, promissory notes, joint venture or other partnership agreements, letters of intent, easements, or other contracts, undertakings, or understandings relating to the applicable Project Asset which will be in force after the Closing and which cannot be terminated without penalty upon 30 days prior written notice. To the Applicable Seller’s actual knowledge, the Seller Continuing Contracts and Permitted Exceptions are in full force and effect, and free from default. Except as set forth on Schedule 11.43, the Seller Continuing Contracts have not been amended, modified, or altered in writing or otherwise.

(e) Due Authority. The Applicable Seller is, and on the Closing Date will be, duly authorized (and have all necessary capacity and authority) to execute and deliver this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by such Seller. The Applicable Seller is duly authorized (and has all necessary capacity and authority) to consummate the transactions herein provided, without the consent or joinder of any other party, and this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by such Seller will be binding on such Seller. The Applicable Seller is a partnership, corporation, or limited liability company as described at the beginning of this Agreement, duly organized, validly existing and in good standing under the laws of the state of its formation, and is qualified to do business in California.

(f) Consents; No Conflict. The consents listed on Schedule 7.1.2(f) (the “Consents”) represent all the consents and permissions required to be obtained by the Applicable Seller in connection with the consummation of the transactions contemplated herein under any covenant, agreement, encumbrance, or applicable law. Except as set forth on the Disclosure Schedule, the Applicable Seller has obtained all of the Consents, provided, however, that the Applicable Seller shall not be deemed to be in breach of the representation and warranty in this sentence with respect to a Consent to the assignment of a Continuing Contract if the Applicable Seller did not have knowledge that such Consent was not obtained as of the Closing Date and the Applicable Seller obtains such Consent within 60 days after the Applicable Seller learns that such Consent has not been obtained. Provided the Consents are obtained, neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, violate, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any contract, agreement, document, instrument, easement, right or interest, or applicable law affecting or relating to the Applicable Seller, or the Project Assets.

(g) Environmental Matters. To the Applicable Seller’s actual knowledge, except as disclosed in the reports described in the Disclosure Schedule (the “Environmental Reports”), (i) there are no “Hazardous Materials” (as hereinafter defined) on the applicable Land, and (ii) there are no sampling results revealing the existence of Hazardous Materials on the applicable Land as of the Closing Date. The Applicable Seller has not received any written notices of pending violations or claims (and, to the Applicable Seller’s actual knowledge, there have been no oral or written notices of violations or claims) arising from Hazardous Materials asserted by any governmental agency or private party with respect to the applicable Project Asset.

(h) Alameda (Bayport) Venture Representations and Warranties. To the Applicable Sellers’ actual knowledge, the Alameda (Bayport) Venture does not have any obligations or liabilities of any kind or nature whatsoever, accrued, absolute, contingent or otherwise, including tax liabilities, contract liabilities or tort liabilities, except for (i) the obligations and liabilities of the Alameda (Bayport) Venture hereafter accruing under the Permitted Exceptions for the Alameda (Bayport) Venture Land, the Venture Continuing Contracts and the draft of that certain settlement agreement set forth on Schedule 7.1.2(h), (ii) real estate taxes and utilities that have accrued but are not delinquent, and (iii) except as created by this Agreement. To the Applicable Seller’s actual knowledge, the financial statements for the Alameda (Bayport) Venture, attached hereto as Schedule 7.1.2(h), are true, correct and complete in all respects and fairly present(s) the respective financial conditions of the subjects thereof as of the respective dates thereof, and the Applicable Seller has not received written notice of any material change that has occurred in the condition (financial or otherwise) of the Alameda (Bayport) Venture, other than the normal course of business, since the dates of the financial statements annexed hereto. The Alameda (Bayport) Venture Interest is free and clear of any liens, encumbrances, claims (including any options, rights, or agreements with respect to the purchase or acquisition of all or any part of the Alameda (Bayport) Venture Interest, or any interest in the capital or profits of the Alameda (Bayport) Venture or the Alameda (Bayport) Venture Land) or liabilities of any kind or nature (including by any Seller), except as created by this Agreement. As of the Closing Date, Buyer will acquire good title to, and the entire right, title and interest in, the Alameda (Bayport) Venture Interest.

(i) Asset Specific Representations. The specific Project Asset representations and warranties, as set forth on Exhibit 7.1.2(i), are incorporated as part of this Agreement and shall be given the same effect as any other representation or warranty hereunder.

(j) Ownership of Assets. To the Applicable Seller’s actual knowledge, neither the Applicable Seller nor any Affiliate of the Applicable Seller has any right, title or other interest in the project in which the applicable Project Asset is included (e.g., the Mission Bay Development Area in the case of the Mission Bay Assets), except (x) interests in the Project Assets held by, through or under the Applicable Seller (or in the case of the Mission Bay Development Area, the Mission Bay Assets held by the other Applicable Sellers for the Mission Bay Assets), (y) the Mission Bay Retained Property (but not any right to reimbursement for infrastructure costs that has not been collected by Sellers prior to the date hereof, it being understood that all such uncollected reimbursement rights are being transferred hereunder), and (z) the ***. If any Seller hereafter becomes aware of any such interest of one of its Affiliates, such Seller will promptly notify Buyer of the same and take such action, and cause such action to be taken, as is reasonably requested by Buyer to transfer or assign such interest to Buyer or its assignee.

(k) Seller Asset Specific Disclosures. Sellers hereby make the disclosures set forth on Exhibit 7.1.2(k).

7.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers: (i) this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are, and on the Closing Date will be, duly authorized, executed and delivered by and are binding upon Buyer, (ii) Buyer is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware, and Buyer is duly authorized and qualified to do all things required of it under this Agreement, and (iii) Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party, and this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer will be binding on Buyer (except as otherwise may be set forth in this Agreement).

7.3 Survival. Any cause of action of a party (the “Benefiting Party”) under this Agreement for a breach of the representations and warranties in this Agreement or any certificate delivered in connection herewith by the other party (the “Obligated Party”) shall survive (i) in the case of the representations and warranties set forth in Section 7.1.2(h) (except for the last two sentences thereof) and the update thereof in the Seller Closing Certificate, for a period of two years from the Closing, (ii) in the case of the representations and warranties set forth in Section 7.1.2(j), the last two sentences of Section 7.1.2(h) and the update thereof in the

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Seller Closing Certificate, indefinitely (there being no limit on such survival), and (iii) in the case of the representations and warranties set forth in any other provision of this Agreement and the update thereof in the Seller Closing Certificate, for a period of 18 months from the Closing (the period beginning on the date hereof and ending on such applicable date, the “Survival Period”), at which time such representations and warranties (and any cause of action resulting from a breach thereof) shall terminate, except as to any breach with respect to which the Benefiting Party gives the Obligated Party written notice (identifying such breach with reasonable detail) on or before the applicable date set forth in (i) or (ii) above in this Section 7.3. Notwithstanding the foregoing, if a Benefiting Party shall have knowledge prior to Closing that any of the representations or warranties of the Obligated Party contained herein or in any certificate delivered in connection herewith are false or inaccurate and the Benefiting Party nevertheless proceeds to consummate the transactions contemplated hereby, then the Obligated Party shall not have any liability or obligation respecting such false or inaccurate representations or warranties (and any cause of action resulting therefrom shall terminate upon the Closing).

7.4 Termination Right. If any of the representations or warranties contained in Section 7.1.2 are inaccurate in any material respect as to a particular Project Asset, or all of the Project Assets, now or on the Closing Date, then, subject to the cure rights set forth in Section 4, Buyer shall have the option, in its sole discretion, by written notice to Seller on or before the Closing Date, to either (i) disregard such inaccuracy and consummate the transactions contemplated hereby, (ii) treat the applicable Project Asset as an Excluded Asset with a reduction in the Purchase Price in accordance with Section 2.1 (and, if the parties fail to agree upon the amount by which the Purchase Price should be reduced, exercise the Dispute Termination Right), or (iii) terminate this Agreement if treating such Project Asset, or portion thereof, as an Excluded Asset triggers the Purchase Price Termination Right or the Primary Asset Termination Right, whereupon this Agreement, and the obligations of the parties hereunder, shall terminate (other than those obligations that expressly survive a termination of this Agreement).

7.5 Knowledge.

(1) Definition. When a statement is made under this Agreement to the “knowledge” or “actual knowledge” of a party (or other similar phrase), it means to the actual present knowledge of the Designated Representatives of such party without further investigation or inquiry. Each Designated Representative shall be deemed to have actual knowledge of any matter received by such Designated Representative in writing. None of the Designated Representatives shall have any personal liability under this Agreement.

(2) Designated Representatives. The “Designated Representatives” are limited to the following individuals:

(a) for Sellers: Ted Antenucci, Bill Hosler, Mike Wenzell, Tom Marshall, Eric Harrison, William Lau, Charles McPhee, Monica Lim, and Phil Owen; and

(b) for Buyer: Richard B. Fried, Seth Hamalian, and Josh Dapice.

8. Interim Covenants of Sellers. Until the Closing Date, or the sooner termination of this Agreement:

8.1 Conduct of Business. Except as expressly contemplated by this Agreement or as otherwise consented to by Buyer in writing, Sellers shall, only in the ordinary course of business and consistent with past practice, continue to operate their business with respect to each of the Project Assets. Buyer acknowledges that, subject to the express provisions of this Agreement, Sellers may continue, prior to the Closing Date, to enter into contracts, licenses, easements and other agreements, related to the ongoing infrastructure work at the Project Assets, in the ordinary course of business, provided the same do not have a material adverse effect on the Project Assets or the ongoing obligations to be assumed by Buyer pursuant to this Agreement.

8.1.1 Without limiting the generality of the foregoing, with respect to each Wholly-Owned Asset, each Applicable Seller shall (i) maintain and operate the Wholly-Owned Asset owned by it in substantially the same manner as prior to the date hereof pursuant to its normal course of business, subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the reasonable control of such Seller; (ii) maintain its current insurance or insurance comparable in amounts and scope of coverage to that now maintained, with respect to the applicable Wholly-Owned Asset; (iii) comply with and perform all material obligations under the Continuing Contracts related to the applicable Wholly-Owned Asset and the Permitted Exceptions and keep Buyer promptly informed of all amendments, modifications, terminations, or waivers of compliance with any material provision of such Continuing Contracts; (iv) comply in all material respects with all applicable requirements of law, rules, regulations, orders, ordinances and directives, whether federal, state, local, foreign or otherwise (“Applicable Laws”) with respect to such Wholly-Owned Asset; and (v) not hypothecate, mortgage, lend or subject to any lien such Wholly-Owned Asset (or any portion thereof), or Sellers’ interest therein (except for such liens incurred in the normal course of business to be released at Closing). Notwithstanding anything herein to the contrary, each Applicable Seller shall not incur any obligations or liabilities with respect to the Project Assets unless such Applicable Seller gives Buyer prompt written notice on or about the Closing Date and if there are any costs and expenses associated therewith, such costs and expenses are reflected in the Updated Pro Forma as a cost to Buyer.

8.1.2 With respect to the Alameda (Bayport) Venture, the Applicable Seller shall (i) continue to faithfully discharge its duties as “Catellus” under the Alameda (Bayport) Venture Agreement in substantially the same manner as prior to the date hereof pursuant to its normal course of business; (ii) take such action with respect to any “Major Decision” (as hereinafter defined) or other action required of “Catellus” under the Alameda (Bayport) Venture Agreement as if the Applicable Seller were to continue to own the Seller Alameda (Bayport) Assets after the Closing; (iii) to the extent required of the Applicable Seller, comply with and perform all material obligations under the Venture Continuing Contracts related to the Seller Alameda (Bayport) Assets and the Permitted Exceptions and keep Buyer informed of all amendments, modifications, terminations, or waivers of compliance with any material provision of the Venture Continuing Contracts; (iv) comply in all material respects with Applicable Laws with respect to the Seller Alameda (Bayport) Assets; and (v) not hypothecate, mortgage, lend or subject to any lien any of the Seller Alameda (Bayport) Assets or the

Applicable Seller’s interest therein (except for such liens incurred in the normal course of business to be released at Closing).

8.2 Continued Access. Sellers shall continue to provide access to Buyer and its representatives after the Due Diligence Period in accordance with and subject to the provisions of Section 4.2.

8.3 Advice of Changes. Sellers shall (i) provide Buyer with prompt notice of any proposed sale of the Project Assets, or Sellers’ interest therein, including any letters of intent, sale agreements, option agreements, or other proposed contracts with third parties with respect to such Project Assets, including any proposed material modifications to the Existing Sale Agreements, (ii) provide Buyer with prompt notice in any instance where Sellers must exercise approval rights with respect to a “Major Decision” in the Alameda (Bayport) Venture Agreement (“Major Decisions”), and (iii) consult with Buyer in advance respecting any matter that a reasonable investor would consider important in making its decision whether to purchase the Project Assets, or any portion thereof; it being understood that the obligation to consult with Buyer does not impose a duty on Sellers to obtain Buyer’s concurrence, agreement or approval for any such matter, except as specifically provided in this Agreement.

8.4 Asset Specific Covenants. With respect to each Project Asset, Sellers shall use commercially reasonable efforts to comply with each of the specific asset covenants set forth in Exhibit 8.4.

9. FAILURE OF CLOSING.

9.1 IF THE TRANSACTIONS HEREUNDER SHALL NOT CLOSE BY REASON OF SELLERS’ DEFAULT, THEN BUYER SHALL BE ENTITLED TO EITHER (1) SPECIFICALLY ENFORCE THIS AGREEMENT PROVIDED (A) BUYER HEREBY WAIVES THE RIGHT TO FILE A LIS PENDENS AGAINST THE PROJECT ASSETS (EXCEPT IN CONNECTION WITH AN ACTION FOR SPECIFIC PERFORMANCE); (B) BUYER SHALL HAVE MADE THE DELIVERIES REQUIRED UNDER SECTION 5.2.2 (EXCEPT TO THE EXTENT ITS FAILURE TO DO SO IS CAUSED BY SELLERS) AND IS READY, WILLING AND ABLE TO DELIVER THE PORTION OF THE PURCHASE PRICE THAT IS NOT TO BE FUNDED BY CF CAPITAL OR CFC; AND (C) BUYER SHALL HAVE FILED ITS ACTION FOR SPECIFIC PERFORMANCE WITHIN 90 DAYS FROM THE CLOSING DATE OR (2) TERMINATE THIS AGREEMENT AND OBTAIN REIMBURSEMENT FROM SELLERS OF BUYER’S ACTUAL OUT-OF-POCKET COSTS PAID IN CONNECTION WITH THE TRANSACTIONS HEREUNDER NOT TO EXCEED $300,000 BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED (EXCEPT THAT, IF SPECIFIC PERFORMANCE IS NOT AVAILABLE DUE TO SELLERS’ TRANSFER OR ENCUMBRANCE OF ALL OR ANY PART OF THE PROJECT ASSETS, THERE WILL BE NO LIMIT ON BUYER’S RIGHT TO DAMAGES HEREUNDER, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE DEVELOPMENT AGREEMENT).

9.2 IF THE TRANSACTIONS HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER’S DEFAULT (ALL CONDITIONS TO BUYER’S OBLIGATION TO CLOSE THE TRANSACTIONS CONTEMPLATED HEREBY HAVING BEEN SATISFIED OR WAIVED IN WRITING), THEN AS SELLERS’ SOLE AND EXCLUSIVE REMEDY, BUYER SHALL PAY TO SELLERS $300,000 AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT, AND IN SUCH EVENT, BUYER SHALL NOT BE LIABLE TO SELLERS FOR MONETARY DAMAGES EXCEPT FOR THE PAYMENT OF SUCH AMOUNT (AND AS PROVIDED UNDER THOSE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT). IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLERS WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLERS CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLERS SHOULD RECEIVE AS A RESULT OF BUYER’S BREACH OR DEFAULT.

Sellers’ Initials	Buyer’s Initials

9.3 Sale or Merger of CDX. In the event that Sellers or their Affiliates enter into a letter of intent or other form of proposed agreement with respect to a “Sale of CDX” (as hereinafter defined), then CDX shall, concurrently therewith, provide Buyer with notice of such proposed Sale of CDX. Upon receipt of such notice, Buyer may elect to (i) terminate this Agreement, in which event CDX shall pay to Buyer a break-up fee of $100,000 in addition to reimbursement for its actual out of pocket third party expenses, which third party expenses shall not exceed $300,000 (collectively, the “Sale of CDX Breakup Fee”), or (ii) extend the Closing Date for a period not to exceed thirty days, but in no event later than the date upon which Sellers or their Affiliates shall enter into a definitive agreement with respect to a Sale of CDX . If Buyer elects not to exercise its termination right at such point, and Sellers or their Affiliates enter into a definitive agreement with respect to a Sale of CDX, then CDX shall, concurrently therewith, provide a second notice to Buyer with respect to such definitive agreement, whereupon this Agreement shall automatically terminate, in which event CDX shall pay to Buyer the Sale of CDX Breakup Fee. Notwithstanding the foregoing, in the event of any termination pursuant to this Section 9.3, if the proposed Sale of CDX does not occur, Buyer, in its sole discretion, shall have the right to return the Sale of CDX Breakup Fee to CDX, reinstate this Agreement and all documents contemplated to be entered in connection herewith, and both parties shall negotiate in good faith towards the successful consummation of the transactions contemplated hereby. This Section 9.3 shall not survive the Closing.

9.4 Board Approval. Sellers have informed Buyer that the Board of Directors of CDX (the “Board”) has approved the transaction contemplated by this Agreement, and, therefore, notwithstanding anything herein to the contrary, the remaining provisions of this Section 9.4 shall have no force and effect.

9.4.1 If the Board does not approve the transaction contemplated by this Agreement prior to the Closing Date, then (i) this Agreement shall terminate, (ii) Buyer shall be reimbursed by CDX within 10 business days after the date of Board rejection for its actual out-of-pocket third party expenses, not to exceed $300,000, and (iii) if prior to September 3, 2005 (the “Similar Transaction Period”), CDX, or one of its Affiliates, enters into a “Similar Transaction” (as hereinafter defined), CDX shall comply with the right of first offer provisions set forth in Section 9.4.2. If CDX fails to comply with the right of first offer provisions set forth in Section 9.4.2, Sellers shall pay to Buyer a break-up fee of $1,000,000, in addition to any actual out of pocket third party expenses reimbursed as a result of the Board’s rejection. The obligations of CDX under this Section 9.4 shall survive any termination of this Agreement until the expiration of the Similar Transaction Period. A “Similar Transaction” means the sale or other disposition by Sellers or their Affiliates of all or substantially all of the Project Assets to a third party or the sale by Sellers or their Affiliates of all of the interests or voting rights in CLDC to an unaffiliated third party, or a similar transaction (including a joint venture transaction) intended to effectuate (directly or indirectly) a similar result.

9.4.2 If during the Similar Transaction Period, CDX or one of its Affiliates desires to enter into a Similar Transaction, then CDX shall give written notice of such intention to Buyer (“Proposed Disposition Notice”), which Proposed Disposition Notice shall set forth the “Disposition Terms” (as hereinafter defined) of the Similar Transaction and a transaction summary. Once a Proposed Disposition Notice has been delivered to Buyer, neither

CDX nor any of its Affiliates may proceed with a Similar Transaction other than with Buyer until the first offer process set forth in this Section 9.4.2 has been concluded. As used herein, “Disposition Terms” means the proposed purchase price, the amount of cash payable by the purchaser at the closing, the amount and terms of the purchase money financing, if any, evidencing a portion of the purchase price and security for such promissory note, the material economic or management terms of any development or joint venture agreement with CDX or one of its Affiliates with respect to the future development or disposition of the Project Assets, any other material economic terms of the proposed acquisition, and the estimated closing date of the transaction.

9.4.3 Buyer shall then have 30 days (the “Preliminary Period”) after the giving of the Proposed Disposition Notice to indicate its interest in participating in the transaction described in the Proposed Disposition Notice. Such election shall be made, if at all, by giving written notice (the “Preliminary Notice”) thereof to Sellers within the Preliminary Period. If Buyer timely gives a Preliminary Notice, then Buyer shall have until 5:00 p.m. on the 30th day after the Preliminary Period (such 30-day period being herein called the “Final Period”) to perform due diligence in connection with such proposed acquisition opportunity and to elect by written notice (the “Acquisition Notice”) to undertake the proposed acquisition opportunity described in the Proposed Disposition Notice, subject to a purchase agreement to be reasonably agreed upon by Sellers and Buyer with respect to the sale of the Project Assets, and, if applicable, a development or joint venture agreement with respect to the future development or disposition of the Project Assets (the “New Acquisition/Development Terms”). If Buyer timely gives an Acquisition Notice, then there shall be deemed to be a contract between Buyer and Sellers to participate in the acquisition opportunity described in the Proposed Disposition Notice in accordance with the New Acquisition/Development Terms (including the Disposition Terms).

9.4.4 If Buyer fails to give the Preliminary Notice during the Preliminary Period or the Acquisition Notice during the Final Period (or if Buyer affirmatively declines in writing the opportunity to participate), then Buyer shall be deemed to have given notice (a “Pass Notice”) of its rejection of the proposed acquisition opportunity as of the “Pass Date” (which, as used herein, means the following date, as applicable: (a) the date, if any, Buyer affirmatively declines in writing the opportunity to participate, (b) the last day of the Preliminary Period if Buyer fails to timely provide a Preliminary Notice or to give the notice described in clause (a), or (c) the last day of the Final Period if Buyer timely provides the Preliminary Notice, but fails to timely provide the Acquisition Notice or to give the notice described in clause (a)).

9.4.5 If Buyer is deemed to have given a Pass Notice, then CDX or one of its Affiliates may consummate the proposed Similar Transaction at any time or times during the period (the “Consummation Period”) that commences on the first day after the Pass Date and ends on the date that is six (6) months after the Pass Date, upon sale or joint venture terms, as applicable, which are not more favorable, when considered as a whole, to the third party as the Disposition Terms contained in the Proposed Disposition Notice; but if the proposed Similar Transaction on such terms is not consummated within such period, then the rights of Buyer to notice and to participate as provided above will continue as to any other Similar Transaction during the Similar Transaction Period, provided, however, that the Preliminary Period shall be reduced to five business days if Sellers change the Disposition Terms during the Consummation Period.

10. Miscellaneous.

10.1 Brokers. Sellers represent and warrant to Buyer, and Buyer represents and warrants to Sellers, that no broker or finder has been engaged by it in connection with the transactions contemplated by this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the transactions contemplated by this Agreement, then Sellers shall indemnify, defend and hold harmless the Buyer Indemnified Parties, and each of them, from and against the same if it shall be based upon any statement or agreement alleged to have been made by Sellers, and Buyer shall indemnify, defend and hold harmless the Seller Indemnified Parties, and each of them, from and against the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Section 10.1 shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

10.2 Survival after Closing. Subject to the limitations contained herein on the survival period of the representations and warranties, including Section 7.3, all covenants, obligations, indemnifications and agreements contained in this Agreement shall survive the Closing, the transfer and conveyance of the Project Assets hereunder and any and all performances hereunder.

10.3 Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

10.4 Cumulative Remedies. Except as otherwise expressly herein provided, no remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. Notwithstanding the foregoing, each Applicable Seller’s liability hereunder and under the transaction documents executed in connection herewith shall be limited to the obligations and liabilities associated with such Applicable Seller or the particular Project Asset owned by such Applicable Seller, except that (without limitation on the obligations of COLP and MB-S26(a) under this Agreement) CLDC shall also be liable for all of the obligations and liabilities associated with the Mission Bay Assets. None of the obligations of (i) the Buyer SPE Affiliates under the CF Capital Loan Documents, (ii) FOCIL-BP, LLC, a Delaware limited liability company (“FOCIL-BP”), under the CFC Loan Documents, or (iii) Buyer or the Buyer SPE Affiliates under the various assignments of the Continuing Contracts that are being made concurrently herewith, shall in any way waive or otherwise limit the obligations of Sellers under this Agreement. CLDC waives any guarantor or suretyship defenses that may otherwise apply. Notwithstanding the foregoing, nothing in this Section 10.4 shall limit or expand the obligations or liability of any joinder party under its respective joinder attached hereto.

10.5 No Waiver. No waiver by a party of any breach of this Agreement or of any representation or warranty hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default. No waiver by a party hereunder shall be effective unless given in writing, except that a party shall be deemed to have waived a condition precedent to such party’s obligation to consummate the transactions contemplated hereby by preceding to Closing, provided that such waiver of a condition precedent shall not constitute a waiver of any breach of this Agreement.

10.6 Consents, Approvals and Notices. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder must be in writing to be effective and may be given or withheld in the sole, absolute and non-reviewable discretion of such party. For purposes of this Agreement, Buyer shall be entitled to conclusively rely on the approval, consent, or notice of Ted Antenucci, Mike Wenzell or Tom Marshall as the approval, consent, or notice of each Applicable Seller and each joinder party to this Agreement.

10.7 Press Releases; Public Announcements. Any press release issued with respect to the transactions contemplated by this Agreement shall be subject to the prior written approval of Buyer and Sellers. Without limitation on Section 10.21, no public announcement shall be made (even if required by law) by a party that identifies the other party by name without consulting with the other party and making such changes as the other party may reasonably request to the extent permissible within the legal constraints to which the disclosing party is subject.

10.8 Modification. This Agreement may not be modified or amended except by written agreement signed by all parties.

10.9 Matters of Construction.

10.9.1 Incorporation of Exhibits. All exhibits, schedules and joinders attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

10.9.2 Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, communications and negotiations (whether written or oral) between the parties hereto respecting such matters, including (i) the Access and Indemnity Agreement, dated as of September 22, 2004, by and among CLDC and Farallon Capital Management LLC, a Delaware limited liability company (“FCML”) and (ii) that certain Letter of Intent, dated September 3, 2004 by and between FCML and CLDC.

10.9.3 Non Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day” means any day other than a Saturday, Sunday or federal or California state holiday.

10.9.4 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

10.9.5 Interpretation. Words used in the singular shall include the plural, and vice versa, and any gender shall be deemed to include the other. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel, (b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is to not to be resolved against Sellers or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby. As used herein, “good faith” has the meaning set forth for the same in Section 1-201(19) of the Uniform Commercial Code, as adopted in the State of California, as of the date of this Agreement.

10.9.6 Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICTS OF LAW). EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA. IN THE EVENT THERE IS NO FEDERAL JURISDICTION, EACH PARTY IRREVOCABLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF CALIFORNIA, COUNTY OF SAN FRANCISCO.

10.9.7 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Sellers and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.

10.10 Effectiveness of Agreement. In no event shall any draft of this Agreement create any obligations or liabilities, it being intended that only a fully executed and delivered copy of this Agreement will bind the parties hereto.

10.11 No Joint Venture. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of seller and buyer specifically established hereby.

10.12 Time of the Essence. Subject to Section 10.9.3, time is of the essence as to this Agreement and each and every obligation hereunder.

10.13 Successors and Assigns. Except as provided herein, neither Sellers nor Buyer may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other (in which event such transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder). Sellers hereby consent to the assignment by Buyer of any of its interest in this Agreement to (i) one or more of its Affiliates, including the Buyer SPE Affiliates, and (ii) CF Capital and CFC, provided Buyer gives Sellers prior written notice of the same and Buyer remains liable under this Agreement notwithstanding such assignment. Buyer, in its sole discretion, may designate that the Buyer SPE Affiliates take title to any of the Project Assets to be acquired hereunder without further consent from Sellers, provided that each Buyer SPE Affiliate shall acknowledge in writing the disclaimer and release set forth in Section 7.1.1 upon or prior to taking title thereto. No consent given by a party to any transfer or assignment of the other party’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of such other party’s rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

10.14 Delivery of Notices. Any notice which a party is required or may desire to give the other shall be in writing and may be sent by (i) personal delivery, (ii) by mail (either [x] by United States registered or certified mail, return receipt requested, postage prepaid, or [y] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), or (iii) by facsimile, provided that such facsimile shall be immediately followed by delivery of such notice pursuant to clause (i) or (ii) above, and addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

TO BUYER:

FOCIL HOLDINGS, LLC, a Delaware limited liability company
c/o Farallon Capital Management, L.L.C.
One Maritime Plaza, Suite 1325
San Francisco, California 94111
Attention:	Mr. Richard B. Fried and Mr. Seth Hamalian
Telecopier:	(415) 956-8852
Telephone:	(415) 421-2151

With Copy To:

Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, California 90067
Attention:	Real Estate Notices (SAC/SAG – 903297.1)
Telecopier:	(310) 201-8922
Telephone:	(310) 201-8900

TO SELLERS:

Catellus Development Corporation
165 South Union Boulevard, Suite 852
Lakewood, Colorado 80228
Attention:	Mr. Ted Antenucci
Telecopier:	(303) 980-3492
Telephone:	(303) 980-3481

Catellus Land and Development Corporation
c/o Catellus Development Corporation
201 Mission Street, 2nd Floor
San Francisco, California 94105
Attention:	General Counsel
Telecopier:	(415) 974-4651
Telephone:	(415) 974-4500

With Copy To:

Allen, Matkins, Leck, Gamble & Mallory LLP
1900 Main Street, 5th Floor
Irvine, California 92614
Attention:	Gary S. McKitterick, Esq.
Telecopier:	(949) 553-8354
Telephone:	(949) 553-1313

Any notice so given by mail shall be deemed to have been given as of the date of actual delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be, or confirmed answerback if by facsimile (provided that if any notice or other communication to be delivered by facsimile cannot be transmitted because of a problem affecting the receiving party’s facsimile machine, the deadline for receiving such notice or other communication shall be extended through the next business day), as the case may be; provided, however, that if such actual delivery occurs on a non-business day, then such notice or demand so made shall be deemed effective on the first business day after the day of actual delivery. Any such notice not so given (including notices by facsimile) shall be deemed given upon receipt of the same by the party to whom the same is to be given. No communications via electronic mail shall be effective except for a PDF of a physically signed notice attached to an email.

10.15 Legal Costs. If any party hereto brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred from the non-prevailing party, witness fees and court costs (collectively, “Legal Costs”). The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. This Section 10.15 shall survive any termination of this Agreement.

10.16 Counterparts. This Agreement may be executed in one or more counterparts, which may be delivered by facsimile, each of which shall be deemed an original, but all of which shall constitute one and the same document.

10.17 Exclusivity. Until the termination of this Agreement, Sellers shall not, directly or indirectly, except in connection with a Sale of CDX commit to, or negotiate with, any third party to provide funds for the acquisition or development of all or substantially all of the Project Assets in a single or series of related transactions. Notwithstanding the foregoing, Buyer hereby consents to and authorizes Sellers to continue to pursue the sale of the Project Assets to third party buyers (including pursuant to the Existing Sale Agreements), provided that Sellers are acting in good faith and in accordance with and subject to the terms set forth in this Agreement.

10.18 Limitation of Liability.

10.18.1 Buyer’s Liability. Buyer’s liability for any claims made after Closing under this Agreement shall be subject to the following limitations: Buyer shall have no liability (i) until the aggregate amount of all losses claimed by Sellers exceeds $100,000, provided that if such threshold is exceeded, Buyer shall be liable for all losses (subject to clause (ii) below) starting from the first dollar of such losses (without giving effect to such threshold), and (ii) notwithstanding anything herein to the contrary, the maximum liability of Buyer under this Agreement of all losses claimed by Sellers shall not exceed an amount equal to $10,000,000, provided that each of the following items shall be excluded from this Section 10.18.1: (a) prorations and closing costs under this Agreement and the documents executed in connection herewith; (b) claims for attorneys’ fees, costs of collection, witness fees and court costs, and interest on judgments; (c) any claims by Sellers for indemnification by reason of a third party claim, including pursuant to Section 10.1 or Section 10.19.2; (d) any claim by a Seller alleging fraud, intentional misrepresentation, willful misconduct, or gross negligence of Buyer; and (e) any claim by a Seller under Section 1.4, 5.5.1, 5.5.2, 5.5.5, 5.5.6, or 5.5.15.

10.18.2 Sellers’ Liability. Sellers’ liability for any claims made after Closing under this Agreement shall be subject to the following limitations: Sellers shall have no liability (i) until the aggregate amount of all losses claimed by Buyer exceeds $100,000, provided that if such threshold is exceeded, Buyer shall be liable for all losses (subject to clause (ii) below) starting from the first dollar of such losses (without giving effect to such threshold), and (ii) notwithstanding anything herein to the contrary, the maximum liability of Sellers under this Agreement of all losses claimed by Buyer shall not exceed $10,000,000, provided that each of the following items shall be excluded from this Section 10.18.2: (a) prorations and closing costs under this Agreement and the documents executed in connection herewith; (b) claims for attorneys’ fees, costs of collection, witness fees and court costs, and interest on judgments; (c) any claims by Buyer for indemnification by reason of a third party claim, including pursuant to Section 2.2, Section 10.1 or Section 10.19.1; (d) any claims by Buyer for a breach of the representations and warranties set forth in Section 7.1.2(h); (e) any claim by Buyer alleging fraud, intentional misrepresentation, willful misconduct, or gross negligence of any Seller; (f) any claim by Buyer under Section 1.3 or 1.5 (including a claim to pay the Parcel 40 Repurchase Amount or the Santa Fe Depot Repurchase Amount); and (g) any claim by Buyer under Section 1.4, 1.8, 1.9 (including a claim to pay the Parcel N4a Repurchase Amount), 5.5.1, 5.5.2, 5.5.5, 5.5.6, or 5.5.15.

10.18.3 No present or future direct or indirect partner, member, manager, director, officer, shareholder, employee, advisor, agent of Buyer or Sellers, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and each of Buyer and Sellers, on its behalf and on behalf of its respective successors and assigns, shall look solely to Sellers or Buyer, respectively, for the payment of any claim or for any performance, and Buyer and Sellers hereby waive any and all such personal liability. For purposes of this Section 10.18.3, no negative capital account or any contribution or payment obligation of any partner or member in Buyer or Sellers shall constitute an asset of Buyer or Sellers, respectively. Notwithstanding the foregoing, nothing in this Section 10.18.3 shall limit the obligations or liability of any Applicable Seller (or any joinder party under the joinders attached hereto).

10.18.4 Other than direct damages proximately caused by the other party’s breach of this Agreement, neither Buyer nor Sellers (nor any of their respective Affiliates) shall make a claim under this Agreement against the other party for damages, provided that the foregoing shall not limit the right of either party to be indemnified under this Agreement for any claim by a third party for damages regardless of the nature of such damages.

10.18.5 In no event shall the limitations of liability provided for in this Section 10.18 affect the liability of any of the parties under the Development Agreement.

10.19 Indemnification.

10.19.1 Each Applicable Seller shall indemnify, defend and hold harmless Buyer (and its Affiliates, and their respective employees, officers, partners, members, directors, successors and assigns; the foregoing along with Buyer being the “Buyer Indemnified Parties”) from any third party claims or demands, including governmental claims or demands, and any resulting loss, liability, damage and out-of-pocket expense (including reasonable attorneys’ fees, witness fees, and court costs), or actions with respect thereto, asserted against or suffered by the Buyer Indemnified Parties resulting from (i) facts or circumstances that constitute a breach of any representation or warranty made by such Seller to Buyer or its Affiliates under this Agreement or under any of the Seller Closing Documents, (ii) any failure by Sellers to perform (or cause the performance of) any of its covenants, agreements or other obligations under this Agreement or under any of the Seller Closing Documents or under any document executed in connection with Section 1.4, (iii) the development, work, or construction of the Land or the Improvements by Sellers, or any of their agents, employees or contractors, relating to the period prior to the Closing Date, except that Sellers’ liability with respect to the design for a construction project that has not commenced as of the Closing shall be limited to the actual third party cost required to correct such design, (iv) the Retained Litigation, (v) any breach by the Applicable Seller or any predecessor Affiliate under a Continuing Contract arising prior to Closing, or (vi) any claims relating to the Mission Bay Retained Property. The Applicable Seller shall also indemnify, defend and hold harmless the Buyer Indemnified Parties for any claim, loss, liability, damage and out-of-pocket expense (including reasonable attorneys’ fees, witness fees, and court costs), or actions with respect thereto, asserted against or suffered by the Buyer Indemnified Parties resulting from the Applicable Seller’s failure to comply with its obligations contained in Section 9 of that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated June 1, 2004, by and between 5th & Berry, LLC, a Delaware limited liability company and CLDC. Notwithstanding the foregoing, in the case of clause (iii) in this Section 10.19.1, (A) Buyer’s right to indemnification from Sellers thereunder with respect to any grading of the West Bluffs Land prior to the Closing Date shall terminate as to each portion of the West Bluffs Land upon the date that Buyer consummates the sale, transfer or conveyance of such portion of the West Bluffs Land to a third party buyer or a joint venture with a third party homebuilder, except for a demand for indemnification made prior to such date, and (B) Sellers’ liability shall be limited to $70,000,000 in the aggregate for all claims made by Buyer (and any Affiliate of Buyer, or any other party, claiming by, through or under Buyer) for the indemnity pursuant to such subsection (iii) above.

10.19.2 Buyer agrees to indemnify, defend and hold harmless the Applicable Seller (and its Affiliates, and their respective employees, officers, partners, members, directors, successors and assigns; the foregoing along with Sellers being the “Seller Indemnified Parties”) from and against any third party claims or demands, including governmental claims or demands, and any resulting loss, liability, damage and out-of-pocket expense (including reasonable attorney’s fees, witness fees, and court costs), or actions with respect thereto, asserted against or suffered by the Seller Indemnified Parties resulting from (i) facts or circumstances that constitute a breach of any representation or warranty made by Buyer or its Affiliates to the Applicable Seller under this Agreement or under any document executed pursuant to Section 5.2.2, (ii) any failure by Buyer to perform (or cause the performance of) any of its covenants, agreements or other obligations under this Agreement or under any document executed pursuant to Section 5.2.2 or under Section 1.4 from and after the Closing Date, (iii) the Retained Bonds from and after the Closing Date, (iv) the Assumed Litigation (but this clause (iv) shall not cover any failure to prevail on a claim where any individual Seller Party or Buyer is the plaintiff), or (v) any breach by Buyer or the applicable Buyer SPE Affiliate under a Continuing Contract arising on or after the Closing; provided that Buyer shall have no obligation to indemnify the Seller Indemnified Parties under this Agreement with respect to any third-party claim or demand to the extent (A) arising from a fact or circumstance that constitutes a breach of the representations, warranties and covenants made by (or is otherwise the responsibility of) Sellers hereunder or any other document executed in connection herewith (including the Development Agreement), (B) relating to the period prior to the Closing, (C) relating to assets retained by Sellers and its Affiliates in connection with the transactions contemplated hereby, including the Mission Bay Retained Property, or (D) arising from the fraud, gross negligence or willful misconduct of Sellers or any Seller Party, regardless of any survival limitation that may otherwise apply to this Agreement or any document executed in connection herewith or any document executed in connection herewith.

10.20 Indemnification Obligations.

10.20.1 The indemnification obligations under this Agreement shall be subject to the following provisions: The party seeking indemnification (“Indemnitee”) shall notify the other party (“Indemnitor”) of any claim against Indemnitee within fifteen (15) days after it has notice of such claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within fifteen (15) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such claim, and recover from Indemnitor the amount of such settlement consideration together with the costs and expenses of Indemnitee, including reasonable attorneys’ fees, related to any actions, suits or judgments incident to such claim to the extent covered by such indemnities, and incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (i) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, which authorization shall not be unreasonably withheld by Indemnitor, or (ii) Indemnitor shall not have employed counsel to direct the defense of such action (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in either event such fees and expenses shall be borne by Indemnitor to the extent that such fees and expenses are reasonably incurred in connection with a claim covered by the indemnities hereunder. Additionally, at any time Indemnitee determines (a) that counsel selected by Indemnitor and accepted by Indemnitee is not defending any claim in a professional manner, in accordance with the highest standards of legal ethics and utilizing the skills and professional judgment which are customarily employed in the San Francisco area by legal counsel who are experienced and expert in the defense of matters similar to such claims, (b) that that there may be legal defenses available to him, her or it that are different from or in addition to those available to any person being concurrently represented by such counsel selected by Indemnitor and accepted by Indemnitee, (c) that such counsel selected by Indemnitor and accepted by Indemnitee has a conflict of interest that any Indemnitee should not waive, or (d) there is a conflict of interest that should be waived and either Indemnitor or such counsel is not willing to execute a conflict waiver in form and substance reasonably satisfactory to Indemnitee, then Indemnitee may notify Indemnitor and such counsel of such fact. If the performance of such counsel does not immediately (within 10 days after such notice) conform to all of the above standards (with respect to subparagraph (a)), or if the perceived defense or conflict of interest issue is not immediately (within 10 days after such notice) resolved to the satisfaction of counsel and Indemnitee (with respect to subparagraphs (b) (c) and (d)), then within 10 days thereafter Indemnitee may (x) engage new legal counsel (reasonably acceptable to Indemnitor) to undertake defense of any claims, and (y) cause such new legal counsel to notify Indemnitor that it has been so engaged and that it has read and agrees to abide by the provisions of this Agreement, in which event such fees and expenses of the new legal counsel shall be borne by Indemnitor to the extent that such fees and expenses are reasonably incurred in connection with a claim covered by the indemnities hereunder. The indemnification obligations of Indemnitor under this Agreement shall also benefit any present or future advisor, trustee, director, officer, partner, member, manager, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

10.20.2 ***.

10.21 Confidentiality. The terms of the transactions contemplated in this Agreement, including the Purchase Price and all other financial terms, as well as the information delivered by Sellers or discovered by Buyer and its agents in connection with its investigation of the Project Assets are subject to that certain Confidentiality Agreement, dated as of June 1, 2004, by and between CLDC and Farallon Capital Management, L.L.C. (the “Confidentiality Agreement”), which remains in full force and effect as of the date hereof. Upon the consummation of the transactions contemplated hereby, the provisions of the Confidentiality Agreement shall terminate and be of no further force and effect. Upon a termination of this Agreement, the obligations of the parties set forth in the Confidentiality Agreement shall survive for such period as is set forth therein. Notwithstanding the foregoing, from and after the Closing, each of the parties agrees that it shall not, without the prior written consent of the other party, disclose the terms of the transaction contemplated in this Agreement, including, the Purchase Price and all other financial terms, as well as the information delivered by Sellers or Buyer, or otherwise known to Sellers or Buyer, in connection with this Agreement or the Project Assets; provided, however, nothing in this Section 10.21 or the Confidentiality Agreement shall be deemed to prohibit a party from making any disclosure (a) which such party deems necessary in order to fulfill such party’s disclosure obligations imposed by law, legal process or the rules of any national securities exchange or automated quotation system, so long as such party consults with the other party prior to such disclosure and considers in good faith the other party’s considerations with respect to such disclosure and complies with Section 10.7, (b) to the extent required to enforce its rights under this Agreement or the documents executed in connection with this Agreement, and (c) to title companies, surveyors, attorneys, accountants, representatives, consultants, agents and actual and prospective lenders and investors provided such party informs each such person or entity of its obligation (and instructs such person or entity) to maintain such confidentiality. Neither the foregoing confidentiality restriction nor the Confidentiality Agreement shall apply to any information or data that is available to such party from any other source (other than by reason of a breach by such party of the foregoing confidentiality restriction).

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

11. Definitions. As used herein, the following terms shall have the meanings ascribed to them:

11.1 “Additional Life Science Spaces” means the *** parking spaces to be used for life science, biotechnology, biomedical, or similar research facility uses within the Mission Bay South Redevelopment Area and the parcels of land commonly referred to as *** and ***, pursuant to an Amendment to the Mission Bay South Design for Development, adopted on March 16, 2004, by the Redevelopment Agency Commission by Resolution No. 34-2004 (the “Mission Bay South Design Document”) under which the RDA authorized up to 1.0 additional parking spaces for each 1,000 square feet of gross floor area of “Life Science Uses” (as defined in the Mission Bay South Design Document).

11.2 “Affiliate” means with respect to any specified Person, (i) any officer, director, trustee, shareholder, member, partner or relative within the third degree of kindred of such Person, and (ii) any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or us under common Control with, such specified Person.

11.3 “Alameda (Bayport) Assets” means (a) that certain land, located in Alameda, California depicted and described in Schedule 4-A, together with all easements, rights-of-way, and appurtenances benefiting such land (the “Alameda (Bayport) Land”), (b) all right, title and interest in any and all improvements, structures and fixtures now or on the Closing Date, located upon the Alameda (Bayport) Land (the “Alameda (Bayport) Improvements”), (c) all tangible personal property now or on the Closing Date located on or used with respect to the Alameda (Bayport) Land and the Alameda (Bayport) Improvements (“Alameda (Bayport) Personal Property”), (d) all right, title and interest in (I) any Reimbursement and Payment Rights and Entitlements which in each case pertain to the Alameda (Bayport) Land and the Alameda (Bayport) Improvements, (II) the Continuing Contracts, relating to the Alameda (Bayport) Land, the Alameda (Bayport) Improvements, the Alameda (Bayport) Personal Property, and the other “Alameda (Bayport) Intangible Property” (as hereinafter defined), including that certain Promissory Note executed by Warmington Alameda Associates, L.P., a California limited partnership, dated as of May 8, 2003, for the benefit of CRG (the “Warmington Note”) and the Alameda Shortfall Note (collectively, the “Alameda Notes”), and (III) any governmental permits, licenses and other approvals, indemnification agreements, warranties and guarantees received in connection with any work or services performed with respect to the Alameda (Bayport) Land or the Alameda (Bayport) Improvements, or any maps, studies and reports (excluding any analyses conducted solely for the internal purposes of the Applicable Sellers which are confidential), plans and specifications, SB 800 Documents, trade names (excluding the name “Catellus”), advertising and marketing materials, telephone exchange numbers and other intangible personal property related to the Alameda (Bayport) Land, the Alameda (Bayport) Improvements or the Alameda (Bayport) Personal Property, excluding the items specified on Schedule A-1 and including the items specified on Schedule B-1, and (e) any and all rights, claims and causes of action against governmental entities, present and former owners of real property adjacent to any Alameda (Bayport) Land, and other third parties in connection with those Alameda (Bayport) Project Assets described in the foregoing subsections (a) through (d) (collectively, (d) and (e), the “Alameda (Bayport) Intangible Property”). The depiction of the Alameda (Bayport) Land in Schedule 4-A shall identify all of

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

the real property owned by Sellers and their Affiliates, the Alameda (Bayport) Venture and the CIC, with respect to the project encompassing the Seller Alameda (Bayport) Assets.

11.4 “Alameda (Bayport) Venture” means Bayport Alameda Associates, LLC, a Delaware limited liability company, which is governed by the “Alameda (Bayport) Venture Agreement” (as hereinafter defined).

11.5 “Alameda (Bayport) Venture Agreement” means that certain limited liability company agreement captioned “Limited Liability Company Agreement of Bayport Alameda Associates, LLC”, dated as of May     , 2002, between CRG, as “Catellus” thereunder, and Warmington Alameda Associates, L.P., as “Builder” and “Homebuilding Manager” thereunder.

11.6 “Alameda (Bayport) Venture Assets” means all of the Alameda (Bayport) Venture’s right, title and interest in the Alameda (Bayport) Assets.

11.7 “Alameda (Bayport) Venture Land” means all of the Alameda Bayport Venture’s right, title and interest in the Alameda (Bayport) Land, and as depicted on Schedule 4-A as the real property owned by the Alameda (Bayport) Venture.

11.8 “Alameda (Bayport) Wholly-Owned Assets” means all of the Applicable Sellers’ right, title and interest in the Alameda (Bayport) Assets. The Applicable Sellers of the Alameda (Bayport) Wholly-Owned Assets are COLP, CRG and CFC.

11.9 “Alameda (Bayport) Wholly-Owned Intangible Property” means all of the Applicable Sellers’ right, title and interest in the Alameda (Bayport) Intangible Property.

11.10 “Alameda (Bayport) Wholly-Owned Land” means all of the Applicable Sellers’ right, title and interest in the Alameda (Bayport) Land, and as depicted on Schedule 4-A as the real property owned by CRG.

11.11 “Alameda (Bayport) Wholly-Owned Personal Property” means all of the Applicable Sellers’ right, title and interest in the Alameda (Bayport) Personal Property, excluding all FF&E located at the offices of the Applicable Sellers or any of their Affiliates for the Alameda (Bayport) Wholly-Owned Land.

11.12 “Alameda (Commercial) Assets” means collectively, (a) that certain land located in Alameda, California depicted and described in Schedule 5-A, together with all easements, rights-of-way, and appurtenances benefiting such land (the “Alameda (Commercial) Land”), (b) all improvements, structures and fixtures now or on the Closing Date, located upon the Alameda (Commercial) Land (the “Alameda (Commercial) Improvements”), (c) all tangible personal property now or on the Closing Date located on or used in connection with the Alameda (Commercial) Land and the Alameda (Commercial) Improvements (the “Alameda (Commercial) Personal Property”), (d) all of the Applicable Seller’s right, title and interest in (I) any Reimbursement and Payment Rights pertaining to the Alameda (Commercial) Land and the Alameda (Commercial) Improvements, (II) the Continuing Contracts relating to the Alameda (Commercial) Land, the Alameda (Commercial) Improvements, the Alameda (Commercial) Personal Property, and the other “Alameda (Commercial) Intangible Property” (as hereinafter defined), and (III) any Entitlements, governmental permits, licenses and other approvals, indemnification agreements, warranties and guarantees received in connection with any work or services performed with respect to the Alameda (Commercial) Land or the Alameda (Commercial) Improvements, or any maps, studies and reports (excluding any analyses conducted solely for the internal purposes of the Applicable Seller which are confidential), plans and specifications, trade names, advertising and marketing materials, telephone exchange numbers and other intangible personal property related to the Alameda (Commercial) Land, the Alameda (Commercial) Improvements or the Alameda (Commercial) Personal Property, and (e) any and all rights, claims and causes of action the Applicable Seller may have against governmental entities, present and former owners of real property adjacent to the Alameda (Commercial) Land, and other third parties in connection with the Alameda (Commercial) Assets described in the foregoing subsections (a) through (d) (collectively, the items in (d) and (e), the “Alameda (Commercial) Intangible Property”). It is understood that the Applicable Seller is investigating the possibility of, and may obtain, residential entitlements with respect to the Alameda (Commercial) Land. The Applicable Seller for purposes of Section 1.2 of the Alameda (Commercial) Assets shall be deemed to be COLP. The depiction of the Alameda (Commercial) Land in Schedule 5-A shall identify the “Business Park Conveyance Parcels” (as defined in the DDA). For the avoidance of doubt, to the extent that any Reimbursement and Payment Rights are allocable to the Alameda (Commercial) Assets, such rights are being retained by COLP (subject to Section 1.2) and to the extent that any Reimbursement and Payment Rights are allocable to the Alameda (Bayport) Assets, such rights are being transferred to Buyer hereunder.

11.13 “Buyer SPE Affiliates” means collectively, FOCIL-MB, FOCIL-BP, FOCIL-WB, LLC, and FOCIL-SFD, LLC, each a Delaware limited liability company.

11.14 “CF Capital” means CF Capital, LLC, a Delaware limited liability company.

11.15 “CF Capital Loan Documents” means the documents evidencing, securing or otherwise governing that certain loan being made to the Buyer SPE Affiliates at Closing by CF Capital.

11.16 “CFC Loan Documents” means the documents evidencing, securing or otherwise governing that certain loan being made to the FOCIL-BP at Closing by CFC.

11.17 “Continuing Contracts” means collectively, (i) the Seller Continuing Contracts, (ii) the Venture Continuing Contracts and (iii) any other contracts (excluding Leases, sale contracts and documents of record) entered into by Sellers in the ordinary course of business relating to the Project Assets.

11.18 “Control” (including with its correlative meanings, “Controls”, “Controlled by”, and “under common Control with” means possession, directly or indirectly, of (x) the power to direct or cause the direction of the management and policies of a Person (whether through ownership of voting securities, by contract or otherwise) or (y) a 25% or more ownership interest in any Person.

11.19 “Development Manager” means Catellus Urban Construction Inc., a Delaware corporation.

11.20 “Entitlements” means all entitlements, permits, licenses, conditional use permits, zoning rights, easements, approvals, certificates of occupancy, and other authorizations required (whether already issued or to be obtained), in connection with the ownership, land use, development, subdivision, sale, construction, use, excavation, demolition, leasing, operation, parking or maintenance relating to the applicable project encompassing the Land and the improvements located thereon.

11.21 “Existing Sale Agreements” means collectively, those agreements listed on Schedule 11.21.

11.22 [Intentionally Omitted].

11.23 [Intentionally Omitted].

11.24 “FF&E” means collectively, any furniture, fixtures and equipment (including computers).

11.25 “Hazardous Material” means asbestos, mold, petroleum products, and any other hazardous waste or substance which has been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Land, provided, however, that the term “Hazardous Material” shall not include (x) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (y) materials which are stored or used in the ordinary course of Sellers’, or Sellers’ managing agents’ operation of the Land, and which are stored and used in compliance with all applicable environmental laws and which do not pose any threat to the environment or person or property.

11.26 “Improvements” means collectively, the Mission Bay Improvements, the West Bluffs Improvements, the Santa Fe Depot Improvements, and the Alameda (Bayport) Improvements.

11.27 “Land” means collectively, the Alameda (Bayport) Venture Land and the Wholly-Owned Land.

11.28 “Leases” means collectively, (i) those leases listed on Schedule 11.28, (ii) any lease or other contract with third parties to lease or rent any of the Project Assets, entered into in accordance with the terms of this Agreement after the date hereof but prior to the Closing Date, which will be in effect after the Closing, but only if (A) Sellers promptly deliver an executed copy of the same promptly after its execution and prior to the True-Up Date, (B) all costs and expenses associated therewith are reflected on the Updated Pro Forma as a cost to Buyer, and (C) all such leases are identified on the Applicable Seller Closing Certificate.

11.29 “Mission Bay Development Area” means that certain real property located in the City and County of San Francisco and generally bounded by Townsend Street, Third Streets, relocated Terry Francois Boulevard, Mariposa Street and Seventh Street.

11.30 “Mission Bay North OPA” means that certain Mission Bay North Owner Participation Agreement adopted by the RDA by Resolution No. 188-98 by and between the RDA and COLP (as successor by merger to CDC), including all attachments thereto, as the same may be amended from time to time.

11.31 “Mission Bay Office” means that certain office located at 255 Channel Street in the City and County of San Francisco, in the State of California.

11.32 “Mission Bay Retained Property” shall mean the real property commonly known as Blocks N1, N2-1, N2-3, N3-1, N5A, N6, N7, Blocks 14-25 (except to the extent previously transferred by CLDC to Regents under the Contribution Agreement), 28, 36, 37, 38, and 39 within the Mission Bay Development Area that will be retained by COLP or one of its Affiliates after the Closing, unless and until such real property is transferred to Buyer pursuant to the terms of this Agreement (in which event such real property shall be deemed to be part of the Mission Bay Land).

11.33 “Mission Bay South OPA” means that certain Mission Bay South Owner Participation Agreement authorized by the RDA on September 17, 1998 by Resolution No. 193-98 and dated November 16, 19998, by and between the RDA and COLP (as successor by merger to CDC), including all attachments thereto, as the same may be amended from time to time.

11.34 “Non-Selling Member” means any member in the Alameda (Bayport) Venture, other than the Applicable Seller.

11.35 “Parking Facility Base Costs” shall be the sum of all hard and soft costs and expenses actually incurred by the owner giving notice of its election to construct as provided in Section 5.5.6(d) (the “Applicable Owner”) with respect to the design, permitting, construction and development of the Parking Facility, which costs shall include, without limitation, construction fees and costs, all fees and costs relative to obtaining any and all permits, other entitlements or third party consents necessary or required in connection with the design, construction and development of the Parking Facility (including costs for any lot line adjustment or other parcelization of the Garage Parcel, and grading, building and occupancy and similar permits), costs for grading, building, landscaping, architectural, contractor, attorney and engineering fees; provided, however, that Parking Facility Base Costs shall exclude (i) the cost of land, (ii) any fees to the Applicable Owner or its Affiliates, including, but not limited to, the Parking Facility Development Fee, (iii) costs associated with any financing, including, but not limited to, interest costs, and any other costs of capital, including, but not limited to, any imputed equity return, (iv) operating expenses (but Parking Facility Base Costs shall include insurance premiums and real estate taxes for the applicable portion of the Garage Parcel during the construction period), and (v) any administrative expenses or overhead of the Applicable Owner or its Affiliates.

11.36 “Parking Facility Development Fee” shall be *** of the Parking Facility Base Costs.

11.37 “Parking Facility Total Costs” as of a particular date shall be the sum of (1) the Parking Facility Base Costs, (2) an amount equal to the annual interest rate for 10-year U.S. Treasuries plus *** as of the date construction of the Parking Facility commences, but not more than eleven percent (11%) per annum, on each of the Parking Facility Base Costs from the date paid until such particular date (but not later than the date the required reimbursements under Section 5.5.6(d) is paid), and (3) the Parking Facility Development Fee.

11.38 “Permitted Exceptions” means the following: (1) the lien of any non-delinquent real estate taxes and assessments for the “Current Tax Year” (as hereinafter defined) and subsequent periods, provided that the same for the Wholly-Owned Land and the improvements located thereon are prorated in accordance with this Agreement; and (2) such other matters which are indicated on the Marked-Up PTRs or as permitted pursuant to Section 1.3.2.

11.39 “Person” means any individual, partnership, association, joint venture, corporation, business, trust, joint stock company, limited liability company, any unincorporated organization, or any other business or governmental entity or authority.

11.40 “Reimbursement and Payment Rights” means any rights to possess or otherwise receive tax increment, proceeds from tax increment, proceeds from TIF bonds, proceeds of CFD bonds, special taxes, performance bond reimbursement, credits, reimbursements or other direct or indirect payments from any community facility district or similar body, or any other governmental or quasi-governmental authority (or any payments in lieu thereof from any person or entity).

11.41 “Sale of CDX” means any of (x) the merger or consolidation of CDX into or with another corporation in which the stockholders of CDX immediately preceding such merger or consolidation (solely by virtue of their shares or other securities of CDX) shall own less than 50% of the outstanding voting securities of the surviving corporation, (y) the sale, transfer or lease, whether in a single transaction or pursuant to a series of related transactions or plan, of 50% or more of the outstanding voting capital stock of any subsidiaries of CDX, the assets of which constitute all or substantially all of the assets of CDX and its subsidiaries taken as a whole, or (z) the sale, transfer or lease, whether in a single transaction or pursuant to a series of related transactions or plan, of all or substantially all of the assets of CDX and its subsidiaries taken as a whole.

11.42 “SB 800 Documents” means any documents, in Sellers’ possession, relating to compliance with SB 800 (i.e., California Civil Code Sections 895 through 945.5 or Title 7, Part 2 of Division 2 of the California Civil Code) including any maintenance manual, individual homeowner purchase agreement form, and other documents relating to SB 800.

11.43 “Seller Continuing Contracts” means collectively, (i) the Leases, (ii) the Existing Sale Agreements, (iii) those agreements set forth on Schedule 11.43, (iv) the Alameda Notes, (v) any other contract relating to the Project Assets (other than the Alameda (Bayport)

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Venture or the Alameda (Bayport) Venture Interest) entered into in accordance with the terms of this Agreement after the date hereof but prior to the Closing Date, which will be in effect after the Closing, but only if (A) Sellers deliver an executed copy of the same promptly after its execution and prior to the True-Up Date, (B) all costs and expenses associated therewith are reflected on the Updated Pro Forma as a cost of Buyer, and (C) all such contracts are identified on the Applicable Seller Closing Certificate, and (vi) any contracts relating, to the Project Assets, but only (A) if the Updated Pro Forma reflects, either directly or by general reference, the scope of work for the applicable Project Asset (it being understood that Sellers shall have the burden of proof to establish the foregoing) covered by such contract, (B) Sellers inadvertently failed (despite their good faith efforts) to disclose such contract on Schedule 11.43 or the Applicable Seller Closing Certificate, (C) such contract was entered into by Sellers in the ordinary course of business, and (D) Sellers promptly deliver to Buyer a copy of such contract upon discovering the same.

11.44 “Seller Parties” means each Applicable Seller and each of Applicable Seller’s members and Affiliates, officers, directors, shareholders, agents, employees, managers, attorneys, respective predecessors or successors in interest, transferees and assigns.

11.45 “Title Endorsements” means the endorsements specified in the Escrow Instructions.

11.46 “Venture Continuing Contracts” means collectively, (i) those agreements set forth on Schedule 11.46, and (ii) any other contract relating to the Alameda (Bayport) Venture or the Alameda (Bayport) Venture Interest, entered into by the Alameda (Bayport) Venture after the date hereof but prior to the Closing Date, which will be in effect after the Closing, but only if (A) Sellers deliver an executed copy of the promptly after its execution and prior to the True-Up Date, (B) all costs and expenses associated therewith are reflected on the Updated Pro Forma as a cost of Buyer, and (C) all such contracts are identified on the Applicable Seller Closing Certificate.

11.47 “Wholly-Owned Assets” means collectively, the Mission Bay Assets, the West Bluffs Assets, the Santa Fe Depot Assets, and the Alameda (Bayport) Wholly-Owned Assets.

11.48 “Wholly-Owned Intangible Property” means collectively, all of the Applicable Seller’s right, title and interest in the Mission Bay Intangible Property, the West Bluffs Intangible Property, the Santa Fe Depot Intangible Property, and the Alameda (Bayport) Wholly-Owned Intangible Property.

11.49 “Wholly-Owned Land” means collectively, the Mission Bay Land, the West Bluffs Land, the Santa Fe Depot Land, and the Alameda (Bayport) Wholly-Owned Land.

11.50 “Wholly-Owned Personal Property” means collectively, all of the Applicable Seller’s right, title and interest in the Mission Bay Personal Property, the West Bluffs Personal Property, the Santa Fe Depot Personal Property, and the Alameda (Bayport) Wholly-Owned Personal Property.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLERS:

CATELLUS LAND AND DEVELOPMENT CORPORATION, a Delaware corporation

By:
Name:
Title:

CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CATELLUS COMMERCIAL DEVELOPMENT CORPORATION, a Delaware corporation, its Agent

By:
Name:
Title:

MISSION BAY S26(a), LLC, a Delaware limited liability company

By:
Name:
Title:

CATELLUS FINANCE COMPANY, LLC, a Delaware limited liability company, formerly known as Catellus Residential Land, LLC

By:
Name:
Title:

CATELLUS RESIDENTIAL GROUP, INC., a California corporation

By:
Name:
Title:

BUYER:

FOCIL HOLDINGS, LLC, a Delaware limited liability company

By:	Farallon Capital Management, L.L.C., Manager

By:
Name:
Title:

COLP JOINDER

In consideration of the execution of that certain Purchase Agreement of November 22, 2004, by and among FOCIL HOLDINGS, LLC, a Delaware limited liability company and each Buyer SPE Affiliate (collectively, “Buyer”), CATELLUS LAND AND DEVELOPMENT CORPORATION, a Delaware corporation (“CLDC”), CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership (“COLP”), CATELLUS RESIDENTIAL GROUP, INC., a California corporation (“CRG”), CATELLUS FINANCE COMPANY, LLC, a Delaware limited liability company (“CFC”), and MISSION BAY MB-S26(a), LLC, a Delaware limited liability company (“MB-S26(a)”), (individually, a “Seller”, and collectively, the “Sellers”), and joined by CATELLUS URBAN DEVELOPMENT CORPORATION, a Delaware corporation, CATELLUS CONSTRUCTION CORPORATION, a Delaware corporation, and CATELLUS URBAN CONSTRUCTION, INC., a Delaware corporation (individually, a “Joinder Party” and collectively, the “Joinder Parties”) of which this Joinder forms a part (the “Purchase Agreement”), the undersigned COLP (“Guarantor”), hereby unconditionally and irrevocably guarantees the performance of and compliance with each and every obligation of each other Seller and each Joinder Party (each, an “Obligor”) under the Purchase Agreement and the Seller Closing Documents (collectively, the “Obligations”). Capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings as set forth in the Purchase Agreement. Guarantor represents and acknowledges that Guarantor has a direct or indirect interest in the other Sellers, that Guarantor will derive substantial benefits from the entry by the other Sellers and Buyer into the Purchase Agreement and the transactions contemplated thereby, and that Guarantor’s execution of this Joinder is a material inducement and condition to Buyer’s execution of the Purchase Agreement.

Guarantor unconditionally waives any guarantor or suretyship defenses which might otherwise be available to Guarantor. The obligations of Guarantor under this Joinder are independent of the obligations of each Obligor under the Purchase Agreement and the Seller Closing Documents and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor whether or not Guarantor is the alter ego of such Obligor and whether or not such Obligor is joined therein or a separate action or actions are brought against such Obligor. The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, the following, any of which may be taken without the consent of, or notice to, Guarantor, nor shall any of the following give Guarantor any recourse or right of action against Buyer: (a) any express or implied amendment, modification, renewal, addition, supplement, extension of the Obligations or the Purchase Agreement; (b) any exercise or non-exercise by Buyer of any right or remedy under the Purchase Agreement, the Seller Closing Documents or this Joinder or available at law or in equity; (c) any Bankruptcy/Dissolution Event (as defined in the Development Agreement) relating to Guarantor, any Obligor or any Seller Parties, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing; (d) any release or discharge of any Obligor from its liability under the Obligations or any release or discharge of any other party at any time directly or contingently liable for the Obligations; (e) any subordination, compromise, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of any or all of the property owned by Buyer, or any substitution with respect thereto; and (f) any acceptance of partial performance of the Obligations.

Guarantor agrees to pay all costs and expenses, including reasonable attorneys’ fees, which may be incurred by Buyer in any effort to collect or enforce any of the Obligations, whether or not any lawsuit is filed, including all costs and attorneys’ fees incurred by Buyer in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding). Such amounts shall bear interest until paid at 10% per annum. Guarantor shall not have the right to assign any of its rights or obligations under this Joinder.

The following Sections of the Purchase Agreement shall apply to this Joinder as though herein set forth in full, mutatis mutandis: 10.2 through 10.13 and 10.14 (with any notice to Guarantor to be sent to the address set forth for Sellers in the Purchase Agreement), through 10.16.

COLP’s liability under this Joinder shall be limited to $70,000,000 (the “COLP Liability Cap”) in the aggregate for all claims made by Buyer (and any Affiliate of Buyer, or any other party, claiming by, through or under Buyer) under any agreement or for any other reason.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Purchase Agreement.

CATELLUS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CATELLUS COMMERCIAL DEVELOPMENT CORPORATION, a Delaware corporation, its Agent

By:
Name:
Title:

CUDC JOINDER

The undersigned is hereby executing this CUDC Joinder to reflect its agreement with the provisions of Section 5.5.1 of the Agreement to which this CUDC Joinder is attached.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Purchase Agreement.

CATELLUS URBAN DEVELOPMENT CORPORATION, a Delaware corporation,

By:
Name:
Title:

CUCI JOINDER

The undersigned is hereby executing this CUCI Joinder to reflect its agreement with the provisions of Section 1.3 and Section 1.5 of the Agreement to which this CUCI Joinder is attached.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Purchase Agreement.

CATELLUS URBAN CONSTRUCTION, INC., a Delaware corporation,

By:
Name:
Title:

CCC JOINDER

The undersigned is hereby executing this CCC Joinder to reflect its agreement with the provisions of Section 5.5.4 of the Agreement to which this CCC Joinder is attached.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Purchase Agreement.

CATELLUS CONSTRUCTION CORPORATION, a Delaware corporation

By:
Name:
Title:

CDX JOINDER

The undersigned is hereby executing this CDX Joinder to reflect its agreement with the provisions of Sections 9.3 and 9.4 of the Agreement to which this CDX Joinder is attached.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date of the Purchase Agreement.

CATELLUS DEVELOPMENT CORPORATION, a Delaware corporation

By:
Its:
Name:

LIST OF SCHEDULES:

Schedule 1-A:	Description of Mission Bay Land
Schedule 2-A:	Description of West Bluffs Land
Schedule 3-A:	Description of Santa Fe Depot Land
Schedule 4-A:	Description of Alameda (Bayport) Land
Schedule 5-A:	Description of Alameda (Commercial) Land
Schedule A-1:	List of Excluded Intangible Property
Schedule B-1:	List of Included Intangible Property
Schedule 1.3.1	Parcel 40 Schedule
Schedule 1.4.1	UCSF Parcel Schedule
Schedule 1.5	Missing Santa Fe Depot Consent
Schedule 1.6	Description of Mission Bay North Caltrains Parcels
Schedule 1.8	ARE III Schedule
Schedule 1.9.1	Legal Description of Parcel N4a
Schedule 2.1.2	List of Termination Assets
Schedule 5.1	List of Recorded Agreements
Schedule 5.4.2	List of Environmental Policies
Schedule 5.4.5	List of Infrastructure Costs
Schedule 5.5.2	List of Retained Bonds
Schedule 5.5.4	Alameda Funding Requirements
Schedule 5.5.7	***
Schedule 5.5.9	List of Assumed Litigation
Schedule 5.5.11	List of UCSF Master Leases and Licenses
Schedule 7.1.2(a)	Rent Roll
Schedule 7.1.2(f)	List of Consents
Schedule 7.1.2(h)	Alameda Financial Statements / Draft Alameda Settlement Agreement
Schedule 10.20.2	***
Schedule 11.21	List of Existing Sale Agreements
Schedule 11.28	List of Leases
Schedule 11.43	List of Seller Continuing Contracts
Schedule 11.46	List of Venture Continuing Contracts

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

LIST OF EXHIBITS:

Exhibit 4.7-A	Buyer Specific Conditions
Exhibit 4.7-B	Seller Specific Conditions
Exhibit 5.1	Form of Grant Deed
Exhibit 5.2.1(a)	Form of Venture Assignment
Exhibit 5.2.1(b)	Form of Bill of Sale and Assignment
Exhibit 5.2.1(c)	Form of Seller Closing Certificate
Exhibit 5.2.1(d)	Form of Seller Non-Foreign Status Certificates
Exhibit 5.2.1(e)	Form of Development Agreement
Exhibit 7.1.2	Seller Disclosure Schedule
Exhibit 7.1.2(i)	Asset Specific Representations and Warranties
Exhibit 7.1.2(k)	Asset Specific Disclosures
Exhibit 8.4	Asset Specific Covenants

SCHEDULE 5.5.2

LIST OF RETAINED BONDS

[ATTACHED]

Schedule 5.5.2-1

III. Estimated Completion Date Summary—Bond Amount Total Q3 2004

Sum of AMOUNT OF BOND					Completion Category
BUSINESS GROUP	PROJECT	BOND NUMBER	DESCRIPTION	SEAL DATE	Complete by 2004	Pre-existing bond projects complete after 2004	New Issuances after 2Q04	Grand Total
Residential	Alameda	400SU7171	Improvements; Atlantic Ave.	9/18/2002		$568,900		$568,900
		929212146	Alameda Grading and Erosion Control	12/31/2003		$219,000		$219,000
		929289844	Infrastructure, Blocks A, B and C	4/28/2003		$10,769,337		$10,769,337
		929289845	Landscaping and irrigation Blocks A, B, and C	4/28/2003		$2,312,199		$2,312,199
		929289859	Tract 7388, Bayport Phase 2, Block C Water main extension agreement EA02-037	6/23/2003		$186,100		$186,100
		929289860	Tract 7387, Bayport Phase 1, Block A&B Water main extension agreement EA02-032	6/23/2003		$660,000		$660,000
		929313081	Phase 2 Surcharge, Block F&G	11/26/2003		$910,950		$910,950
		929313146	Grading & Erosion Control	4/29/2004		$219,000		$219,000
		929313147	Grading—B1 Basin Replacement	4/29/2004		$253,000		$253,000
		929313148	Bayport Tract 7511-Phase 2, Blocks D&E, B1 Basin Replacement	4/29/2004		$253,000		$253,000
		929332637	Infrastructure, Block D & E	5/20/2004		$7,835,000		$7,835,000
		929332638	Landscaping & Irrigation—Blocks D & E	5/20/2004		$1,329,000		$1,329,000
		929332671	Tract 7511, Bayport Block D (Phase 5) Water Service Estimate (WSE #04-019)	8/3/2004			$263,300	$263,300
		929332672	(EBMUD) Track 7511, Bayport Block E1 (Phase 6) Water Service Estimate (WSE #04-020)	8/3/2004			$257,000	$257,000
		929332673	(EBMUD) Tract 7511, Bayport Block E2 (Phase 7) Water Service Estimate (WSE #04-021)	8/3/2004			$223,500	$223,500
	Alameda Total					$25,515,486	$743,800	$26,259,286
	West Bluffs	929167362	West Bluffs, 7501 West 80th Street, Tract 51122	9/11/2000		$322,055		$322,055
		929167374	Grading, Tract 51122, West Bluffs	10/18/2000		$291,000		$291,000
		929289842	Infrastructure (Street Light, Tract 51122, West Bluffs Project)	4/21/2003		$3,208,000		$3,208,000
		929313134	West Bluffs, Parcel Map 51122, Los Angeles, CA	4/5/2004		$460,000		$460,000
		929347712	Grading Permit bond—West Bluffs, Permit #99030-10000-00339	9/10/2004			$80,514	$80,514
	West Bluffs Total					$4,281,055	$80,514	$4,361,569
	Adjustment	929167362	Westbluffs reduction from $322 to 25% in 2004	9/11/2000	$241,541	$(241,541)		$—
	Adjustment Total				$241,541	$(241,541)		$—
Residential Total					$241,541	$29,555,000	$824,314	$30,620,855
Urban Development	Mission Bay	400SU7170	Street Improvements Fourth St.—UCSF Phase 1.2	9/12/2002		$682,626		$682,626
		929088352	Mission Bay Transfer Map	5/25/1999		$40,000		$40,000
		929088360	Catellus Mixed Use Construction, Inc.	6/2/1999		$7,500		$7,500
		929088361	Timothy Babcock Carey for Catellus Mixed Use Construction, Inc.	6/2/1999		$7,500		$7,500
		929088362	David George Knadle for Catellus Mixed Use Construction, Inc.	6/2/1999		$7,500		$7,500
		929150909	Mission Bay Block N2	8/11/2000		$6,600		$6,600
		929150911	Mission Bay Block N2	8/11/2000		$1,200,000		$1,200,000
		929167375	Blocks 26A & 28, Mission Bay & portion of Mission Creek Park Parcel P1	10/30/2000		$4,770,000		$4,770,000
		929167376	Blocks 26-28 of Mission Bay, Lot 1 of Assessor’s Block 8721	10/24/2000		$12,750		$12,750
		929167390	Mission Bay, Blocks 41-43, Lot 1 of Assessor’s Block 8709	12/12/2000		$14,250		$14,250

Sum of AMOUNT OF BOND					Completion Category
BUSINESS GROUP	PROJECT	BOND NUMBER	DESCRIPTION	SEAL DATE	Complete by 2004	Pre-existing bond projects complete after 2004	New Issuances after 2Q04	Grand Total
		929167395	Mission Bay, Assessor’s Block 8709, Lot 1, Phase 1 Infrastructure	12/20/2000		$1,268,545		$1,268,545
		929167396	Mission Bay, Assessor’s Block 8709, Lot 1, Ultimate Stormwater Improvements	12/20/2000		$3,780,000		$3,780,000
		929167398	Mission Bay South Block 8709, Phase 1, 16th Street stormwater improvements	1/8/2001		$36,000		$36,000
		929167399	Mission Bay North Block 8702/N1	1/9/2001		$3,000		$3,000
		929167400	Mission Bay North Block 8702/N1 Required Infrastructure Improvements	1/11/2001		$1,800,000		$1,800,000
		929167408	Mission Bay North Blocks 8705 and 8708/N3 and N3A	1/24/2001		$16,500		$16,500
		929167419	Mission Bay Blocks 8705 & 8708/N3 & N3A, N3 Required Infrastructure Improvements	2/28/2001		$3,000,000		$3,000,000
		929167420	Mission Bay North Blocks 8705 & 8708/N3 & N3A, NP1 & NP2 Park Improvements	2/28/2001		$6,500,000		$6,500,000
		929203748	Mission Bay, Owens St. and 16th St. Improvements	8/31/2001		$855,000		$855,000
		929225714	Third Street/South Commons Street Extension, Mission Bay	1/23/2002		$769,500		$769,500
		929225732	Mission Bay: 3rd/16th Utilities	3/18/2002		$510,000		$510,000
		929225758	North Commons and Terry Francois Blvd. Infrastructure work	4/24/2002		$491,122		$491,122
		929225759	South Commons and Terry Francois Blvd.	4/29/2002		$645,623		$645,623
		929225760	P21 Park Project, Mission Bay	4/29/2002		$434,700		$434,700
		929289841	Manitenance of the mixed use redevelopment site	4/16/2003		$319,767		$319,767
		929289864	NP3, NP4, NP5, P2 and P8 Trail Improvements, Mission Bay	7/9/2003		$220,000		$220,000
		929332669	Seventh & 16th Sts. & Seventh & Common Sts. Intersection Improvements	7/28/2004			$3,300,000	$3,300,000
		929332679	Improvement Bond; Mission Bay Block 17,20,23 Improvement Plans Phase 1, 1400-1600 Third St.	8/16/2004			$2,785,000	$2,785,000
		929347713	Bond of Qualifying Individual for Catellus Urban Construction, Inc. License No. 765311	9/22/2004			$7,500	$7,500
		929347714	Mission Bay Block N 4a Public Improvements. Property Loc 325-355 Berry Street, SF CA Parcel Map No. 8707-01	9/28/2004			$4,219,762	$4,219,762
		929347715	Monumentation bond. Mission Bay Block N 4a Public Improvements. Loc 325-355 Berry Street, SF, State Trust Parcel 1	9/28/2004			$12,000	$12,000
	Mission Bay Total					$27,398,483	$10,324,262	$37,722,745
	Santa Fe Depot	929225713	Pacific Highway between Broadway & “A” Street, Work Order No. 400593	1/30/2002		$1,178,872		$1,178,872
		929259516	PCH—Ash St., Broadway and E Sts., San Diego Work Order 420088	12/19/2002		$831,158		$831,158
		929289870	Santa Fe Depot, Phase III, Kettner Blvd. From Ash St. to C St, San Diego	7/31/2003	$585,475			$585,475
	Santa Fe Depot Total				$585,475	$2,010,030		$2,595,505
	Adjustment	929167396	Reduction of bond to 10% for 90% work completed to date	12/20/2000	$3,402,000	$(3,402,000)		$—
	Adjustment Total				$3,402,000	$(3,402,000)		$—
Urban Development Total					$3,987,475	$26,006,513	$10,324,262	$40,318,250
Grand Total					$4,229,016	$55,561,513	$11,148,576	$70,939,105

SCHEDULE 5.5.7

***

1.	Term.

***.

2.	Price.

***.

***.

3.	Parking Garage Cost Mandatory Contribution.

***.

4.	Compliance.

***.

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Schedule 5.5.7

SCHEDULE 10.20.2

***

*** MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT